Exhibit 10.22

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

COLLABORATION AND LICENSE AGREEMENT

between MACROGENICS, INC.
and

Gilead Sciences, Inc.

dated October 14, 2022

Page

1.    DEFINITIONS    1
2.    OVERVIEW; GOVERNANCE    26
2.1    Joint Steering Committee    26
2.2    Additional Subcommittees and Working Groups    29
2.3    Alliance Managers    29
3.    LICENSES    29
3.1    Licenses to Gilead    29
3.2    Licenses to MacroGenics    30
3.3    Sublicensees    31
3.4    Subcontractors    32
3.5    Retained Rights    32
3.6    Sublicense under the MacroGenics Manufacturing In-Licenses    32
3.7    Existing Upstream License Agreements Amendments    33
3.8    New Upstream License Agreements    33
3.9    Materials Transfer    38
3.10    Exclusivity    38
4.    CD123 DEVELOPMENT PROGRAM; CD123 OPTION    39
4.1    CD123 Development Plan    39
4.2    [***]    39
4.3    Conduct of the Phase 1 Clinical Trial of MGD024    40
4.4    Performance Standards    40
4.5    Assumed CD123 Development Activities    40
4.6    CD123 Development Program Costs    41
4.7    Records; Updates    42
4.8    Data Ownership    42
4.9    CD123 Option    42
4.10    [***]    43
4.11    CD123 Development Term and Transfer of Development Activities    44
4.12    Technology Transfer    44
4.13    CD123 Development Program Termination    44
5.    RESEARCH TARGET NOMINATION; RESEARCH PLANS; LICENSED
RESEARCH TARGET COMBINATIONS    45
5.1    Research Target Nomination    45
5.2    Research Program    46

(continued)
Page
5.3    Performance Standards    47
5.4    Research Plan Costs    47
5.5    Research Term    47
5.6    Records; Updates    48
5.7    Data Ownership    48
5.8    Research Program Opt-In    48
5.9    Technology Transfer    49
5.10    Research Program Termination    50
6.    GILEAD DEVELOPMENT    50
6.1    Antitrust Filings    50
6.2    CD123 Molecules and CD123 Products    52
6.3    Research Molecules and Research Products    52
6.4    Performance Standards    52
6.5    Records    52
6.6    Development Reporting    53
6.7    Data Ownership    53
7.    REGULATORY    53
7.1    CD123 Molecules and CD123 Products    53
7.2    Research Molecules and Research Products    54
7.3    Transfer of Regulatory Materials    54
7.4    Right of Reference    54
7.5    Adverse Event Reporting; Global Safety Database    55
7.6    Recalls    55
7.7    Conflict    55
8.    COMMERCIALIZATION    55
8.1    Responsibility/Diligence    55
8.2    Trademarks    55
9.    MANUFACTURE AND SUPPLY    56
9.1    MGD024 and MGD024 Products    56
9.2    Research Molecules and Research Products    57
9.3    Observation by Gilead    57
9.4    Manufacturing Technology Transfer    58

(continued)
Page
9.5    MacroGenics Manufacturing Support    58
10.    PAYMENTS    59
10.1    Upfront Payment    59
10.2    Development and Regulatory Milestone Payments    59
10.3    Commercial Milestone Payments    61
10.4    Royalties on Net Sales    61
11.    PAYMENTS; REPORTS; RECORDS; AUDITS    63
11.1    Development Costs, Plan Costs and Manufacturing Costs    63
11.2    Royalty Payments    64
11.3    Payment Exchange Rate    64
11.4    Taxes    64
11.5    Records    65
11.6    Audit Rights    65
11.7    Confidentiality    66
12.    CONFIDENTIALITY; PUBLICATION    66
12.1    Nondisclosure Obligation    66
12.2    Publication    69
12.3    Publicity; Use of Names    70
13.    COMPLIANCE    70
13.1    General    70
13.2    Covenants, Representations and Warranties For Compliance with Laws    71
14.    REPRESENTATIONS AND WARRANTIES    74
14.1    Representations and Warranties of MacroGenics    74
14.2    Representations and Warranties of Gilead    77
14.3    Mutual Representations and Warranties    78
14.4    Covenant    78
14.5    No Other Representations or Warranties    79
15.    INDEMNIFICATION    79
15.1    By Gilead    79
15.2    By MacroGenics    80
15.3    Indemnification Procedure    80
15.4    Settlement    81

(continued)
Page
15.5    Insurance    81
15.6    Limitation of Liability    81
16.    INTELLECTUAL PROPERTY    81
16.1    Ownership of Intellectual Property    81
16.2    Patent and Trademark Filing, Prosecution and Maintenance    83
16.3    Patent Prosecution Cooperation    85
16.4    Enforcement    85
16.5    Defense    88
16.6    Patent Listing    89
16.7    Patent Term Extensions    89
17.    DISPUTE RESOLUTION    89
17.1    Exclusive Dispute Resolution Mechanism    89
17.2    Resolution by Executive Officers    89
17.3    Expedited Arbitration for Incidental Payment Disputes    90
17.4    Jurisdiction; Venue; Service of Process    90
17.5    Governing Law    91
17.6    Waiver of Jury Trial    91
17.7    Equitable Relief    91
18.    TERM AND TERMINATION    91
18.1    Term    91
18.2    Termination for Material Breach    91
18.3    Termination for Convenience    92
18.4    Termination for Force Majeure    92
18.5    Termination for Bankruptcy    92
18.6    Termination for Patent Challenge    92
18.7    Termination by Gilead for Safety Reasons    93
18.8    Alternative Remedy in Lieu of Termination    93
18.9    Effects of Termination.    94
18.10    Surviving Provisions    96
19.    MISCELLANEOUS    97
19.1    Force Majeure    97
19.2    Standstill    97

(continued)
Page
19.3    Section 365(n) of the Bankruptcy Code    98
19.4    Assignment; Change of Control    99
19.5    Severability    100
19.6    Notices    100
19.7    Applicable Intellectual Property Law/Governing Law    100
19.8    Entire Agreement; Amendments    101
19.9    Headings    101
19.10    Independent Contractors    101
19.11    No Third Party Beneficiary Rights    101
19.12    Performance by Affiliates    101
19.13    Waiver    101
19.14    Cumulative Remedies    101
19.15    Waiver of Rule of Construction    101
19.16    Counterparts    101
19.17    Further Assurances    102
19.18    Construction    102

Schedules

Schedule 1.72    Knowledge Parties
Schedule 1.80    MacroGenics Licensed Patents
Schedule 1.86    MacroGenics Platform
Schedule 1.88    MacroGenics Platform Trademarks
Schedule 1.114     [***]
Schedule 1.118    [***]
Schedule 1.151    Existing Upstream License Agreements
Schedule 3.7    Existing Upstream License Agreements Amendments
Schedule 4.1(a)    CD123 Development Plan
Schedule 4.1(b)    Clinical Protocol Synopsis
Schedule 5.2    Research Plan
Schedule 9.1(a)(i)    Existing CMO Agreements
Schedule 9.1(a)(iii)     Clinical Supply Agreement Key Terms
Schedule 10.4(c)(iii)    Special Offset and Indemnification Schedule 12.1(f)    Third Party Confidential Information
Schedule 12.3(a)    Press Release
Schedule 14.1    Exceptions to the Representations and Warranties of MacroGenics

Confidential Execution Copy

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”), effective as of October 14, 2022 (the “Effective Date”), is entered into by and between MacroGenics, Inc., a Delaware corporation with a place of business at 9704 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”), and Gilead Sciences, Inc., a Delaware corporation with a place of business at 333 Lakeside Drive, Foster City, CA 94404 (“Gilead”). MacroGenics and Gilead may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

Whereas, MacroGenics has expertise in, and platforms for, the discovery, development and commercialization of products for the treatment of patients with cancer;

Whereas, MacroGenics has discovered and is developing a proprietary program that includes a therapeutic bi-specific DART® molecule that is directed to each of CD3 and CD123 and is coded by MacroGenics as MGD024 (as further defined below), for the treatment of multiple hematologic malignancies;

Whereas, Gilead has expertise in the research, development and commercialization of pharmaceutical products;

Whereas, MacroGenics desires to grant, and Gilead desires to receive, an exclusive option, exercisable during a specified period, to obtain an exclusive license under the MacroGenics CD123 Technology for the development, commercialization and other exploitation of CD123 Molecules and CD123 Products, including MGD024, in the Field in the Territory (with each capitalized term as defined below), pursuant to the terms and conditions set forth in this Agreement;

Whereas, the Parties additionally desire to pursue up to two (2) collaborative research programs pursuant to which the Parties would identify, discover and develop bi-specific antibodies based on MacroGenics’ proprietary DART® and TRIDENT® platforms and targeting specified Research Target Combinations nominated by Gilead, all in accordance with a Research Plan for the given Research Program (with each capitalized term as defined below); and

Whereas, MacroGenics desires to grant to Gilead, and Gilead desires to receive, upon Gilead’s exercise of its Research Program Opt-In for a given Research Program, an exclusive license under the MacroGenics Research Technology to research, develop, commercialize and otherwise exploit Research Molecules and Research Products in the Field in the Territory (with each capitalized term as defined below), pursuant to the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

AGREEMENT

1.    Definitions. Unless specifically set forth to the contrary herein, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1    “Accounting Standards” means, with respect to a Person, the International Financial Reporting Standards or GAAP, as applicable, as generally and consistently applied throughout such Person’s organization.

1.2    “Acquirer” means any Third Party who acquires a Party through a Change of Control transaction and, as of immediately before such Change of Control transaction, any of such Third Party’s Affiliates.

1.3    “Action” means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before, or otherwise involving, any governmental authority.

1.4    “Affiliate” means with respect to any Party, any person or entity controlling, controlled by or under common control with such Party, for as long as such control exists. For purposes of this Section 1.4 (Affiliate), “control” means (a) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity and (b) in the case of an entity that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.5    “Alliance Manager” means the individual appointed by each Party from within their respective organization to coordinate and facilitate the communication, interaction and cooperation of the Parties pursuant to this Agreement.

1.6    “Allowable Overruns” means, for a given Calendar Year, any FTE Costs or Out-of-Pocket Costs incurred by or on behalf of MacroGenics in the performance of activities under the CD123 Development Plan, a Research Plan or the Manufacturing Transition Plan, in each case, that are [***].

1.7    “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, the U.S. Travel Act, the U.S. Anti-Kickback Statute, the UK Bribery Act 2010, and any other laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, commercial entity, or any other Person to obtain an improper business, in each case, as amended.

1.8    “Antitrust Law” means any Applicable Law and Regulations that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act.

1.9    “Applicable Laws and Regulations” means all international, national, federal, state, regional, provincial, municipal and local government laws, rules, treaties (including tax treaties), and regulations that apply to either Party or to the conduct of any Development, Manufacturing or Commercialization activities or Regulatory Activities, in each case, under this Agreement including cGMP, GCP, GBPS, and the laws, rules and regulations of the ICH, the United States and any country in the applicable Territory, each as may be then in effect, as applicable and amended from time to time.

1.10    “Biosimilar Product” means, with respect to a Licensed Product sold in a country, a product that: (a) is marketed by a Third Party that has not obtained the rights to such product as a Sublicensee or distributor of, or through any other contractual relationship with, Gilead or any of its

2

Affiliates or Sublicensees; and (b) has been granted Regulatory Approval as a biosimilar or interchangeable biological product by the applicable Regulatory Authority with such Licensed Product as the reference product, including any product authorized for sale in (i) the U.S. pursuant to an application under Section 351(k) of the US Public Health Service Act (42 U.S.C. § 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation and (ii) in any other country or jurisdiction pursuant to the equivalent of such provision.

1.11    “BLA” means a Biologics License Application or New Drug Application (“NDA”) filed with the FDA for marketing approval of a Licensed Product or any successor applications or procedures, and all supplements and amendments that may be filed with respect to the foregoing, or similar filings with applicable Regulatory Authorities outside of the U.S., for approval to commercially market, import and sell a Licensed Product. The term BLA shall exclude Pricing and Reimbursement Approvals.

1.12    “Business Day” means a day on which banking institutions in Washington, DC and Foster City, California are open for business, excluding (a) any Saturday or Sunday, (b) December 26 through December 31 and (c) the seven (7) day period that begins on a Sunday and ends on a Saturday during which period July 4th occurs.

1.13    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.14    “Calendar Year” means the respective periods of twelve (12) months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.15    “Cancer Target” means an [***].

1.16    “CD123 Data Package” means, individually or collectively, as the context requires, the [***] and the [***].

1.17    “CD123 Molecule” means (a) MGD024 and (b) [***] that (i) is [***] or [***] Effective Date or during the Term and (ii) [***]. For the avoidance of doubt, for purposes of this definition, a [***] shall include [***] that [***] MacroGenics’ proprietary DART® platform or TRIDENT® platform.

1.18    “CD123 Option Exercise Fee” means (a) [***] with respect to the exercise of the CD123 Option during the [***]; and (b) [***] with respect to the exercise of the CD123 Option during the [***].

1.19    “CD123 Product” means, subject to Section 4.13 (CD123 Development Program Termination), any product that contains or incorporates a CD123 Molecule, alone or in combination with

3

one (1) or more therapeutically active ingredients, including all forms, formulations, dosages and delivery modes thereof.

1.20    “cGCP” means the current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the ICH, titled “guidance for Industry E6 Good clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA and the equivalent legal requirements in other applicable jurisdictions, all as the same may be amended from time to time.

1.21    “cGMP” means current Good Manufacturing Practices as set forth in the FDCA and the Public Health Service Act (the “PHS Act”), and in applicable regulations, including 21 C.F.R. Parts 210, 211, 314 and 600, as in effect at the time when any Licensed Product is being manufactured for clinical development or commercial use, when any Licensed Product is being sold or when any clinical trial regarding a Licensed Product is being conducted, provided, and to the extent applicable to such clinical trial, as such regulations are interpreted and enforced by the FDA, including as set forth in applicable guidance documents issued by the FDA, and in accordance with applicable, generally accepted industry standards, and the equivalent legal requirements in other applicable jurisdictions, all as the same may be amended from time to time.

1.22    “Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated that would result in stockholders or equity holders of such Party immediately prior to such transaction owning more than fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially of such Party’s assets, other than pursuant to the transaction described above or to an Affiliate; or (d) the sale or transfer to a Third Party of (i) all or substantially all of such Party’s assets taken as a whole or (ii) a majority of such Party’s assets which relate to this Agreement, is effected. Notwithstanding the foregoing, the following will not constitute a Change of Control: (i) a sale of capital stock to underwriters in an underwritten public offering of a Party’s capital stock solely for the purpose of financing, or (ii) the acquisition of securities of a Party by any Person or group of Persons that acquires such Party’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for such Party through the issuance of equity securities.

1.23    “Clinical Study Report” means, with respect to a Clinical Trial, a report containing the results of such Clinical Trial that is consistent in content and format with Applicable Laws and Regulations and with the guidelines of the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) on Structure and Content of Clinical Study Reports.

1.24    “Clinical Trial” means a Phase 1 Clinical Trial [***], Phase 2 Clinical Trial, Phase 3 Clinical Trial, Pivotal Clinical Trial or Phase 4 Clinical Trial, as applicable.

1.25    “Collaboration Term” means, individually or collectively, as the context requires, the CD123 Development Term and each Research Term.

4

1.26    “Combination Product” means (a) any single product comprising both (i) a Licensed Molecule and (ii) one or more other therapies or pharmaceutically active compounds or substances that is not a Licensed Molecule and, for [***]; (b) any Licensed Product sold together with one or more other therapies or products that are not Licensed Products for a single invoice price; or (c) any Licensed Product sold as part of a bundle with one or more other therapies, products or services that are not Licensed Products, where the sale of the Licensed Product is only available from the seller with the purchase of such other therapies, products or services, for a single invoice price, to the extent not described in clause (a) or (b). The Licensed Molecule or Licensed Product portion of any Combination Product, as applicable, shall be deemed the “Licensed Component” and the other portion of such Combination Product shall be deemed the “Other Component”, and each Combination Product shall be deemed a Licensed Product hereunder. For clarity, the co-administration of separate products comprising a Licensed Product containing a Licensed Molecule and no Other Component, on the one hand, with another therapy or pharmaceutically active compound or substance on the other hand shall either be (i) a Combination Product, if sold together as reflected in clause (b) or (c) or (ii) two separate products, one a Licensed Product and the other, a product that does not generate Net Sales under this Agreement.

1.27    “Commercialization” or “Commercialize” means activities taken before or after obtaining Regulatory Approval relating specifically to the pre-launch, launch, promotion, marketing, sales force recruitment, sale and distribution of a pharmaceutical product and post-launch medical activities, including: (a) distribution for commercial sale; (b) strategic marketing, sales force, detailing, advertising, and market and product support; (c) medical education and liaison and any Phase 4 Clinical Trials unless required as a condition for Regulatory Approval, to the extent permitted by this Agreement; (d) all customer support and product distribution, invoicing and sales activities; and (e) all post-approval regulatory activities, including those necessary to maintain Regulatory Approvals. For clarity, “Commercialization” or “Commercialize” does not include Development or Manufacturing activities.

1.28    “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective or activity under this Agreement, that measure of efforts and resources that is consistent with the efforts and resources used by pharmaceutical or biopharmaceutical companies, as applicable, of comparable size and resources to such Party for a similar biological or pharmaceutical product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account all relevant factors, including efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product and the likelihood of Regulatory Approval given the regulatory structure involved. Commercially Reasonable Efforts will be determined on a country-by-country and indication-by-indication basis for the applicable Licensed Molecule or Licensed Product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of such Licensed Molecule or Licensed Product (as applicable) and the market or country involved.

1.29    “Competing Activity” means the [***] of any compound or product that (a) contains a molecule that [***] or (b) [***].

1.30    “Completion” means the [***] in either the [***], as applicable.

1.31    “Compulsory License” means, with respect to a Licensed Product in a country or territory, a license, or rights granted to a Third Party by a governmental agency within such country or territory to sell or offer for sale such Licensed Product in such country or territory under any Patents or Know-How

5

owned or controlled by either Party or its Affiliates, without direct or indirect authorization from such Party or its Affiliates.

1.32    “Compulsory Licensee” means a Third Party granted a Compulsory License.

1.33    “Confidential Information” means, with respect to a Party, except as otherwise expressly provided in this Agreement, all information (including chemical or biological materials, chemical structures correspondence, customer lists, data, formulae, improvements, inventions, Know-How, processes, Regulatory Approvals, Regulatory Submissions and other regulatory filings, reports, strategies, techniques or other information) that is disclosed by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates pursuant to this Agreement or the Existing CDA, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the Disclosing Party in oral, written, visual, graphic or electronic form. Without limiting the generality of the foregoing, and subject to the terms of Article 12 (Confidentiality; Publication): (a) the existence and terms of this Agreement will be the Confidential Information of both Parties (and both Parties will be deemed to be the Disclosing Party and the Receiving Party with respect thereto), (b) [***] will be (i) the Confidential Information of [***] (and [***] will be deemed to be the Disclosing Party and the Receiving Party with respect thereto), (ii) the Confidential Information of [***] (and [***] the Disclosing Party with respect thereto) and (iii) the Confidential Information of [***] (and [***] the Disclosing Party and [***] the Receiving Party with respect thereto), (c) [***] the Confidential Information [***] (and [***] the Disclosing Party and the Receiving Party with respect thereto), (ii) the Confidential Information [***] (and [***] the Disclosing Party with respect thereto) and (iii) the Confidential Information [***] (and [***] Disclosing Party and [***] Receiving Party with respect thereto) and (d) [***] the Confidential Information [***] the Disclosing Party with respect thereto). For clarity, if any Confidential Information of either [***] as applicable, is [***], then such Confidential Information will remain the Confidential Information of such Party (and such Party will be deemed to be the Disclosing Party and the other Party will be the Receiving Party with respect thereto).

1.34    “Control”, “Controls” or “Controlled by” means, subject to Section 3.8 (New Upstream License Agreements), with respect to (a) a product or component (including a molecule) thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under Patents that Cover or proprietary Know-How that is incorporated in or embodies such product or component on the terms set forth herein or (b) any Patent, Know-How or other intellectual property right, the extent of the ability of a Party or its Affiliates, as applicable (whether through ownership or license, other than pursuant to this Agreement) to grant to the other Party or its Affiliates access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party; provided that, in each case, a Party or any of its Affiliates shall be deemed not to “Control” any Patent, Know-How or other intellectual property right if such Patent, Know- How or other intellectual property right is owned or in-licensed by an Acquirer of a Party that becomes an

6

Affiliate of such Party (or that merges or consolidates with such Party) on or after the Effective Date as a result of a Change of Control of such Party, except to the extent, and only to the extent that, such Patent, Know-How or other intellectual property right is either (a) actually used by such Party or its Affiliates, or the Acquirer, to Develop, Manufacture, Commercialize or otherwise Exploit the Licensed Molecules or Licensed Products following the consummation of such Change of Control or (b) made, conceived or reduced to practice by the Acquirer or its Affiliates through the use of, or reference to, any Patent, Know- How or other intellectual property right of such Party or (c) was Controlled by such Party or its Affiliates prior to the applicable Change of Control.

1.35    “Cover” or “Covered” means, with respect to a product, technology, process or method, that, in the absence of possession of the right (by ownership, license or otherwise) under a Valid Claim, the practice or exploitation of such product, technology, process or method, in each case as applicable given the context, would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue as currently pending).

1.36    “CPI” means the Consumer Price Index-Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1982-1984=100, published by the U.S. Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) in the U.S.

1.37    “Data Exclusivity Period” means the period, if any, during which the applicable Regulatory Authority (including the FDA) prohibits reference, without the consent of the owner of a BLA, to the clinical and other data that is contained in such BLA and that is not published or publicly available outside of such BLA.

1.38    “Data Protection Laws” means all Applicable Law and Regulations relating to privacy, information security, cybersecurity, or data protection, including (a) the General Data Protection Regulation ((EU) 2016/679) and any national implementing law relating to the Processing of personal data or the privacy or security of electronic communications, including the Privacy and Electronic Communications Directive (2002/58/EC) and the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act adopted as part of the American Recovery and Reinvestment Act of 2009, and any regulations promulgated thereunder, and (c) FDA’s regulatory guidance pertaining to informed consent or cybersecurity requirements.

1.39    “Develop” or “Development” means research, discovery, and preclinical and clinical drug or biological development activities, including toxicology, statistical analysis, preclinical studies and Clinical Trials (but excluding Phase 4 Clinical Trials unless required as a condition for Regulatory Approval) and pre-approval regulatory activities, including those in support of other Development activities. For clarity, “Develop” or “Development” does not include Manufacturing or Commercialization activities.

1.40    “Dispute” means any dispute, claim or controversy (other than matters that are within the decision-making authority of the JSC or a Party pursuant to Section 2.1(c) (Decision-Making), or are expressly stated herein to require the consent of both Parties or only one Party) arising from or related to this Agreement or to the interpretation, application, breach, termination or validity of this Agreement, including any claim of inducement of this Agreement by fraud or otherwise.

1.41    “Effector Target” means [***]: (a) [***] (b) [***] or (c) such other [***], in each case, [***], as further described in Section 5.1(c) ([***]) (such [***] in subsection (c), an “Other Effector Target”).

7

1.42    “Executive Officer” means, with respect to either Party, a senior executive designated by such Party for purposes of resolving Deadlocks at the JSC pursuant to Section 2.1(c) (Decision-Making) and Disputes pursuant to Section 17.2 (Resolution by Executive Officers).

1.43    “Existing CDA” means that certain Mutual Confidential Disclosure Agreement between the Parties, [***].

1.44    “Exploit” or “Exploitation” means to research, develop, use, have used, sell, have sold, offer for sale, make, have made, distribute, import or otherwise exploit or have exploited.

1.45    “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.46    “FDCA” means the Federal Food, Drug and Cosmetic Act, as amended.

1.47    “Field” means any and all uses.

1.48    “First Commercial Sale” means, with respect to any Licensed Product, the first sale of a such Licensed Product by Gilead, its Affiliates or its Sublicensees to a Third Party for end use or consumption of such Licensed Product in a country after Regulatory Approval has been granted by the Regulatory Authority for such Licensed Product in such country. First Commercial Sale excludes transfers of Licensed Product to Third Parties as bona fide samples, as donations, for the performance of Clinical Trials or for similar purposes in accordance with Applicable Law and Regulations pertaining to any expanded access program, any compassionate sales or use program (including named patient program or single patient program) or any indigent program.

1.49    “Flotetuzumab” means the therapeutic bi-specific molecule which binds to CD3 and CD123 and which is generated from MacroGenics’ proprietary DART® platform, as further described in [***].

1.50    “FTE” means [***] of work devoted to or in direct support of specified Development or Manufacturing activities, conducted by one or more qualified employees or full-time contractors of a Party or its Affiliate. For clarity, any individual contributing less than [***] per Calendar Year (or equivalent pro-rata portion thereof for the period beginning on the Effective Date and ending on the last day of the first Calendar Year) shall be deemed a fraction of an FTE on a pro-rata basis. Overtime and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. For the avoidance of doubt, no individual will count as more than one FTE for any year.

1.51    “FTE Cost” means, with respect to any period, activity and a Party or its Affiliate, the FTE Rate multiplied by the number of FTEs expended by such Party or its Affiliate in the conduct of such activity during such period; provided that the other Party shall not be charged more than once for any FTE Cost if such FTE Cost is already included as a component of other expenses payable under this Agreement.

1.52    “FTE Rate” means a rate of [***] per FTE per Calendar Year, pro-rated [***]. The FTE Rate includes all wages and salaries, employee benefits, bonus, travel

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and entertainment, and other direct expenses expended in connection with an FTE’s performance of activities under this Agreement and excludes indirect allocations, including all general and administrative expenses, human resources, finance, occupancy and depreciation expended in connection with such FTE’s performance of activities under this Agreement.

1.53    “Fully Burdened Manufacturing Cost” means, with respect to MGD024 or MGD024 Product, whether as active pharmaceutical ingredient or finished form, supplied by MacroGenics to Gilead pursuant to Section 9.1 (MGD024 and MGD024 Products): [***] of: (a) solely with respect to the MGD024 Drug Product (and, for clarity, neither the MGD024 Drug Substance nor any other component thereof), [***] in connection with the supply of MGD024 Drug Product (and, for clarity, not any component thereof), [***]; (b) [***], means: (i) the direct cost of raw materials (including reagents and associated warehousing costs), packaging and labeling materials (including vials), labor (as measured by FTE Costs and Out-of-Pocket Costs for consultants, contractors and other personnel performing manufacturing or supply activities), (ii) the direct cost of any quality assurance and control activities (including required stability monitoring) for MGD024 or MGD024 Product, (iii) operating costs of equipment and facilities and (iv) shipping costs (including all duties and import fees, as applicable), in each case (i) through (iv), as reasonably incurred by MacroGenics in connection with and reasonably allocated to the Manufacture of MGD024 or MGD024 Products. In no case shall Fully Burdened Manufacturing Costs include any amounts incurred due to the gross negligence or willful misconduct of MacroGenics, its Affiliates or any Third Party. All components of Fully Burdened Manufacturing Costs shall be allocated on a basis consistent with GAAP and consistent with the cost accounting policy applied by MacroGenics to other similar products that it produces. For clarity, Fully Burdened Manufacturing Costs will not include any cost or expense already paid for by Gilead pursuant to this Agreement or any other agreement between the Parties or their Affiliates.

1.54    “GAAP” means U.S. generally accepted accounting principles.

1.55    “GBPS” means the General Biological Products Standards as set forth in 21 C.F.R. Part 610, to the extent applicable.

1.56    “GCP” or “Good Clinical Practices” means current Good Clinical Practices as set forth in the Applicable Laws and Regulations, such as FDCA and the PHS Act and regulations set forth at 21
C.F.R. Part 312, as well as (but not limited to) the requirements set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005/28/EC of 8 April 2005, to the extent applicable to a clinical trial regarding any Licensed Product, as such obligations are interpreted and enforced by the applicable Regulatory Authority, and as interpreted under prevailing industry standards, including standards of medical ethics, applicable guidance documents issued by the FDA and any other Regulatory Authority, including ICH GCP, the informed consent requirements set forth in 21 C.F.R. Part 50 and the equivalent legal requirements in other applicable jurisdictions, the requirements relating to Institutional Review Boards set forth in 21 C.F.R. Part 56 and the equivalent legal requirements in other applicable jurisdictions, as the same may be amended from time to time.

1.57    “Gilead Agent Improvement IP” means the Gilead Agent Improvement Know-How and Gilead Agent Improvement Patents.

1.58    “Gilead Licensed Know-How” means any Know-How (excluding any Patent or Jointly Owned Know-How) Controlled by Gilead or any of its Affiliates as of the Effective Date or at any time during the Collaboration Term that is necessary for MacroGenics to perform its obligations under the CD123 Development Plan or a Research Plan.

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1.59    “Gilead Licensed Patents” means all Patents (excluding any Jointly Owned Patent) Controlled by Gilead or any of its Affiliates as of the Effective Date or at any time during the Collaboration Term that are necessary for MacroGenics to perform its obligations under the CD123 Development Plan or a Research Plan.

1.60    “Gilead Licensed Technology” means the Gilead Licensed Patents and the Gilead Licensed Know-How.

1.61    “GLP” or “Good Laboratory Practices” means the Good Laboratory Practices, set forth in the Applicable Laws and Regulations that govern the conduct of non-clinical safety studies and which seek to ensure the quality, integrity and reliability of study data, including those set forth in 21 C.F.R. Part 58 and the equivalent legal requirements in other applicable jurisdictions, as the same may be amended from time to time.

1.62    “Government Official” means (a) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any regional, federal, state, provincial, county, or municipal government or government department, agency, or other division, or any other Governmental Entity; (b) any officer, employee, or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory, or medical facility; (c) any officer, employee, or representative of any Governmental Entity; (d) any political party or party official or candidate for political office; (e) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF), Groupe d’action Financière sur le Blanchiment de Capitaux (GAFI); or (f) any person acting in an official capacity for any government or Governmental Entity, or other government entity, enterprise, or organization identified above.

1.63    “Governmental Entity” means any: (a) national, federal, state, county, local, municipal, foreign, or other government; (b) governmental or quasigovernmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental division, instrumentality, office, officer, official, organization, representative, subdivision, unit, or political subdivision of any government, entity, or organization described in the foregoing clauses (a) or (b), and any court or other tribunal); (c) public international or multinational governmental organization or body; (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority or power of any nature (including any arbiter) or administrative functions of or pertaining to government; (e) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other Person described in the foregoing clauses (a), (b), (c), or (d) of this definition; or (f) any political party.

1.64    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C.
§ 18a).

1.65    “ICH” means the International Conference on Harmonisation.

1.66    “IND” means an Investigational New Drug application, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.67    “Indication” means (a) with respect to solid tumors, any cancer with a particular organ of origin, [***] or (b) with respect to non-solid tumors, [***]. For the sake of clarity, (i) [***], and regardless of prophylactic or therapeutic use, pediatric or adult use and irrespective of different formulation(s), dosage forms, dosage strengths or delivery system(s) used; (ii) [***] Indication with respect to any Indication for which a Clinical Trial for such pharmaceutical or biological product had already been initiated or Regulatory Approval obtained and (iii) [***] for purposes of this Agreement [***].

1.68    “Initiation” means, with respect to a Clinical Trial of a Licensed Product [***].

1.69    “Internal Program” means an internal development program conducted by MacroGenics or its Affiliates that [***].

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1.70    “Jointly Owned IP” means the Jointly Owned Know-How and the Jointly Owned Patents.

1.71    “Know-How” means (a) any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data (including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data), analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, and (b) any proprietary biological, chemical or physical materials.

1.72    “Knowledge” means, with respect to a Party, the actual knowledge of those Persons listed for such Party on Schedule 1.72 (Knowledge Parties) after due inquiry.

1.73    “Licensed Molecule” means a CD123 Molecule or Research Molecule, as applicable.

1.74    “Licensed Product” means a CD123 Product or Research Product, as applicable.

1.75    “MAA” means any new drug application or other similar marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto), including all BLAs submitted to the FDA in the United States in accordance with the FDCA with respect to a biologic or pharmaceutical product or any analogous application or submission with any Regulatory Authority outside of the United States.

1.76    “MacroGenics CD123 Know-How” means any Know-How (excluding any Patents or Jointly Owned Know-How) that is Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term that is necessary or reasonably useful to Exploit CD123 Molecules or CD123 Products in the Field in the Territory, including MacroGenics Platform Improvement Know-How.

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1.77    “MacroGenics CD123 Patents” means any Patents (excluding any Jointly Owned Patents) that are Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful to Exploit CD123 Molecules or CD123 Products in the Field in the Territory.

1.78    “MacroGenics CD123 Technology” means the MacroGenics CD123 Patents and MacroGenics CD123 Know-How.

1.79    “MacroGenics Licensed Know-How” means, individually or collectively, as the context requires, MacroGenics CD123 Know-How and MacroGenics Research Know-How.

1.80    “MacroGenics Licensed Patent(s)” means, individually or collectively, as the context requires, MacroGenics CD123 Patents and MacroGenics Research Patents. The MacroGenics Licensed Patents Controlled by MacroGenics or any of its Affiliates as of the Effective Date are listed in Schedule
1.80 (MacroGenics Licensed Patents) attached hereto; provided that any failure of a Patent to be on Schedule 1.80 (MacroGenics Licensed Patents) either as of the Effective Date or during the Term shall not, in itself, indicate that such Patent is not a MacroGenics Licensed Patent hereunder. MacroGenics will update Schedule 1.80 (MacroGenics Licensed Patents) [***], until the CD123 Option Exercise Date (with respect to MacroGenics CD123 Patents) or the Research Program Opt- In Date (with respect to the applicable MacroGenics Research Patents).

1.81    “MacroGenics Licensed Technology” means the MacroGenics Licensed Patents and the MacroGenics Licensed Know-How.

1.82    “MacroGenics Manufacturing Facilities” means [***].

1.83    “MacroGenics Manufacturing In-Licenses” means [***].

1.84    [***].

1.85    “MacroGenics Multi-Product Patent” means any MacroGenics Licensed Patent that Covers the [***] in the Territory, and [***]. The MacroGenics Multi-Product Patents as of the Effective Date are identified as “MacroGenics Multi-Product Patents” in Schedule 1.80 (MacroGenics Licensed Patents).

1.86    “MacroGenics Platform” means MacroGenics’ proprietary DART® and TRIDENT® platforms regardless of application, each as further described in Schedule 1.86 (MacroGenics Platform).

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1.87    “MacroGenics Platform Patent” means a MacroGenics Licensed Patent that (a) Covers the MacroGenics Platform and (b) is not a MacroGenics Product-Specific Patent or a MacroGenics Multi- Product Patent. The MacroGenics Platform Patents as of the Effective Date are identified as “MacroGenics Platform Patents” in Schedule 1.80 (MacroGenics Licensed Patents).

1.88    “MacroGenics Platform Trademarks” means any and all Trademarks Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term, that are registered for or apply solely to the MacroGenics Platform. The MacroGenics Platform Trademarks Controlled by MacroGenics or any of its Affiliates as of the Effective Date are listed in Schedule 1.88 (MacroGenics Platform Trademarks) attached hereto.

1.89    “MacroGenics Product-Specific Patent” means any MacroGenics Licensed Patent that [***] Covers the [***] in the Territory. The MacroGenics Product-Specific Patents as of the Effective Date are identified as “MacroGenics Product-Specific Patents” in Schedule 1.80 (MacroGenics Licensed Patents).

1.90    “MacroGenics Research Know-How” means, with respect to a given Research Program, any Know-How (excluding any Patents or Jointly Owned Know-How) that is Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term that is necessary or reasonably useful to Exploit Research Molecules or Research Products in the Field in the Territory, including MacroGenics Platform Improvement Know-How.

1.91    “MacroGenics Research Patents” means, with respect to a given Research Program, any Patents (excluding any Jointly Owned Patents) that are Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful to Exploit Research Molecules or Research Products in the Field in the Territory in accordance with this Agreement.

1.92    “MacroGenics Research Technology” means the MacroGenics Research Patents and MacroGenics Research Know-How.

1.93    “Major European Country” means the [***].

1.94    “Major Market Country” means each [***].

1.95    “Manufacture” or “Manufacturing” means all operations involved in the manufacturing (including process development activities, formulation activities, quality assurance and quality control testing (including test method development and in-process, release and stability testing, if applicable), storage, releasing, packaging and importation) to supply molecules and products for Development and Commercialization. For clarity, “Manufacturing” includes Packaging and Labeling and does not include Development or Commercialization activities.

1.96    “Manufacturing Process” means the manufacturing process for (including any associated Know-How owned or Controlled by MacroGenics relating to the then-current process, and necessary or useful for) the Manufacture of the Licensed Molecules or the Licensed Products at the time of the Manufacturing Technology Transfer as more fully described in Section 9.4 (Manufacturing Technology Transfer) and as further developed under this Agreement.

1.97    “Manufacturing Related Activities” means those manufacturing-related activities specifically related to a given batch of MGD024 Product that are not included in the Fully Burdened

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Manufacturing Costs, including manufacturing process development and validation, process improvements, formulation development, associated analytical development and validation and the manufacture and testing of stability and consistency lots (including process development, qualification, and test batches) and reference standards stability testing (including related costs of reference standards), shipment and such other commercially reasonable activities.

1.98    “MGD024” means the therapeutic bi-specific molecule which is directed to each of CD3 and CD123 and which is generated from MacroGenics’ proprietary DART® platform, as further described [***].

1.99    “MGD024 Drug Product” means the MGD024 Drug Substance in its final finished form and separated into unlabeled vials (unless the Parties agree that MacroGenics shall provide MGD024 Drug Product in labeled vials).

1.100    “MGD024 Drug Substance” means the bulk drug substance for MGD024 for use as an active pharmaceutical ingredient in the MGD024 Drug Product.

1.101    “MGD024 Product” means, subject to Section 4.13 (CD123 Development Program Termination), any product that contains or incorporates MGD024, alone or in combination with one (1) or more therapeutically active ingredients, including all forms, formulations, dosages, and delivery modes thereof (which, for clarity, shall include MGD024 Drug Product).

1.102    “Milestone Payments” means the CD123 Development Milestone Payments, the Research Product Development Milestone Payments and the Commercial Milestone Payments.

1.103    “Net Sales” means the gross amount invoiced by Gilead or its Related Parties for the sale of a Licensed Product to a Third Party (other than a Related Party) after deducting, if not previously deducted from the amount invoiced, the following:

(a)    normal and customary trade, cash, and quantity discounts, allowances, and credits allowed or paid, in the form of deductions actually allowed with respect to sales of Licensed Product;

(b)    retroactive price reductions, allowances, or credits actually granted upon rejections or returns of Licensed Product, including for recalls or damaged good and billing errors;

(c)    discounts, chargeback payments, rebates, and reimbursements granted to wholesalers or other distributors, pharmacies and other retailers, managed care organizations, group purchasing organizations, or other buying groups, pharmacy benefit management companies, health maintenance organizations, federal, state, provincial, local, or other governments, and any other providers for health insurance coverage, health care organizations, or other health care institutions (including hospitals), health care administrators, or patient assistance or other similar programs;

(d)    compulsory payments and cash rebates related to the sales of such Licensed Products paid to a governmental authority (or agent thereof) pursuant to governmental regulations by reason of any national or local health insurance program or similar program, including required chargebacks and retroactive price reductions, to the extent allowed and taken, including government levied fees as a result of healthcare reform policies, to the extent such fees are specially allocated to sales of such Licensed Product as a percentage of Gilead’s entire pharmaceutical or biological product sales;

(e)    costs and expenses (including labor) related to storage and distribution of Licensed Product, including (i) handling and transportation to fulfill orders, (ii) customer services, including order

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entry, billing and adjustments, inquiry and credit, and collection, (iii) cost of facilities and labor utilized for the storage or distribution of the Licensed Product, or (iv) amounts paid to Third Parties in respect of the storage or distribution of Licensed Product;

(f)    tariffs, duties, levies, and other similar governmental charges (including goods and services Tax) actually paid in connection with the transportation, distribution, use, or sale of Licensed Product (other than income taxes, franchise taxes, or similar taxes);

(g)    other similar and customary deductions which are in accordance with applicable Accounting Standard; and

(h)    amounts invoiced for sales of Licensed Product that are written off as uncollectible after reasonable collection efforts; provided that any recovery of such amounts will be included in Net Sales.

Such amounts shall be determined from the books and records of Gilead or its Related Party, maintained in accordance with such Person’s applicable Accounting Standards. Gilead further agrees, in determining such amounts, it shall use Gilead’s then-current standard procedures and methodology, including Gilead’s then-current standard exchange rate methodology for the translation of foreign currency sales into US Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Without limiting the generality of the foregoing, transfers or dispositions of Licensed Product for charitable, compassionate use, promotional (including samples, in amounts reasonably customary in the industry), non-clinical, clinical, or regulatory purposes shall be excluded from Net Sales, as will sales or transfers of Licensed Product among a Party and its Related Parties, unless such Party or Related Party is the end user of such Licensed Product, but rather the Net Sales shall be deemed to have arisen upon the subsequent sale or transfer of Licensed Product to Third Parties.

Net Sales will exclude amounts invoiced for Licensed Products or Combination Products, as applicable, by any Compulsory Licensee pursuant to a Compulsory License or any Settlement Sublicensee pursuant to the applicable settlement agreement.

If Gilead or any of its Related Parties sells a Licensed Product as a Licensed Component of a Combination Product in a country in the Territory in any Calendar Quarter, then Net Sales shall be calculated by multiplying the Net Sales of the Combination Product during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales per unit sold of the Licensed Component when sold separately in such country during such Calendar Quarter (calculated by determining the Net Sales of the Licensed Component during such Calendar Quarter in accordance with the definition of Net Sales set forth herein and dividing such Net Sales by the number of units of the Licensed Component during such Calendar Quarter) and B is the average Net Sales per unit sold of the Other Component(s) included in the Combination Product when sold separately in such country during such Calendar Quarter (calculated by determining the Net Sales of such Other Component(s) sold during such Calendar Quarter by applying the definition of Net Sales set forth herein as if it applied to sales of such Other Component(s) and dividing such Net Sales by the number of units of such Other Component(s) sold during such Calendar Quarter).

For purposes of calculating the average Net Sales per unit sold of a Licensed Component and Other Component(s) of a Combination Product, any of the deductions described herein that apply to such Combination Product shall be allocated among sales of the Licensed Component and sales of the Other Component(s) included in such Combination Product as follows: (i) deductions that are attributable solely to the Licensed Component or one of the Other Component(s) shall be allocated solely to Net Sales of the Licensed Component or such Other Component, as applicable, and (ii) all other deductions shall be allocated among sales of the Licensed Component and sales of the Other Component(s) in proportion to

15

Gilead’s and MacroGenics’ mutual agreement based on a good faith assessment of the fair market value of the Licensed Component and the Other Component(s).

In the event that no separate sales of the Licensed Component or any Other Component(s) included in a Combination Product are made by Gilead or its Related Parties during a Calendar Quarter in which such Combination Product is sold, the average Net Sales per unit sold shall be determined by mutual agreement of the Parties in good faith based on the relative economic value contributions of the Licensed Component and each of the Other Component(s) included in such Combination Product.

1.104    “Option Effective Date” means [***].

1.105    “Option Period” means, individually or collectively, as the context requires, [***].

1.106    “Other MacroGenics Licensed Patents” means any MacroGenics Licensed Patents that [***].

1.107    “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses actually paid by a Party or its Affiliates to Third Parties and specifically identifiable and incurred to conduct such activities, but excluding any costs included in the FTE Rate.

1.108    “Packaging and Labeling” means primary, secondary or tertiary packaging and labeling of a product (in its commercial or clinical packaging presentation) for sale or use and all testing and release thereof.

1.109    “Patent Prosecution” means with respect to a Patent, the responsibility for (a) preparing, filing, prosecuting, and pursuing registration of, applications (of all types) for such Patent, (b) maintaining such Patent, and (c) managing any initiation or defense of interference or opposition proceeding relating to the foregoing, including inter partes review, derivations, re-examinations, post-grant proceedings and other similar proceedings (or other defense proceedings with respect to such Patent, but excluding the defense of challenges to such Patent as a counterclaim in an infringement proceeding).

1.110    “Patents” means (a) all patents and patent applications in any country, region or supranational jurisdiction and (b) any provisionals, substitutions, divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates and the like, of any such patents or patent applications.

1.111    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.112    “Phase 1 Clinical Trial” means a human clinical trial, or the relevant portion of such trial, of a Licensed Product conducted in patients in any country in the Territory in accordance with GCP that generally provides for the first introduction into humans of a Licensed Product and intended to determine safety, metabolism and pharmacokinetic properties and clinical pharmacology of such Licensed Product in healthy patients, or that would otherwise satisfy the requirements of Applicable Laws and Regulations for such country in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(a), relating to

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human clinical trials conducted in the United States, or any successor regulation thereto or foreign equivalents.

1.113    [***].

1.114    “[***]” means a written report containing all available clinical data obtained from the performance of the Phase 1 Clinical Trial of MGD024 Product in accordance with the CD123 Development Plan [***]. Without limiting the foregoing, the [***] will include all of the information set forth on [***].

1.115    “[***]” means the period commencing upon the Effective Date and ending upon [***] after the date of delivery of a complete [***] in accordance with Section 4.9(c) (CD123 Data Package).

1.116    [***].

1.117    [***].

1.118    “[***]” means a written report containing all available clinical data obtained from the performance of the Phase 1 Clinical Trial of MGD024 Product in accordance with the CD123 Development Plan [***]. Without limiting the foregoing, the [***] will include all of the information set forth on [***].

1.119    “[***]” means the period commencing upon the expiration of the [***] in accordance with Section 4.9(c) (CD123 Data Package).

1.120    “Phase 2 Clinical Trial” means a human clinical trial, or the relevant portion of such trial, of a Licensed Product, conducted in patients in any country in the Territory in accordance with GCP and intended to demonstrate efficacy and a level of safety in the particular Indication tested, as well as to obtain a preliminary Indication of the unit or daily dosage regimen required, or that would otherwise satisfy the requirements of Applicable Laws and Regulations of the country in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(b), relating to human clinical trials conducted in the United States, or any successor regulation thereto or foreign equivalents. For clarity, a Phase 1 Clinical Trial with an expansion cohort of patients that meets the descriptions or otherwise satisfies the requirements in the foregoing shall be deemed a Phase 2 Clinical Trial.

1.121    “Phase 3 Clinical Trial” means a human clinical trial, or the relevant portion of such trial, of a Licensed Product, conducted in patients in any country in the Territory in accordance with GCPs and the results of which are intended to be used as a pivotal study to establish both safety and efficacy of such Licensed Product as a basis for a BLA submitted to the FDA or the appropriate Regulatory Authority of such country, or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c), or any successor regulation thereto or foreign equivalents.

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1.122    “Phase 4 Clinical Trial” means a human clinical trial conducted after the Regulatory Approval of a Licensed Product in a country, which trial is conducted (a) voluntarily to enhance scientific knowledge of such Licensed Product (e.g., for expansion of product labeling or dose optimization); or (b) due to a request or requirement of a Regulatory Authority of such country.

1.123    “Pivotal Clinical Trial” means (a) a Phase 3 Clinical Trial or other human Clinical Trial designed to be or that becomes a registration trial sufficient for filing a BLA for a Licensed Product, as evidenced by a formal agreement with or statement from the FDA or applicable Regulatory Authority, or
(b) a Phase 3 Clinical Trial or other human Clinical Trial which Gilead intends to submit as the basis for Regulatory Approval of the Licensed Product. For clarity, the determination of whether a given Clinical Trial is sufficient for registrational purposes to support the filing of a BLA for a given Licensed Product may be made prior to, or any time after, Initiation of such Pivotal Clinical Trial.

1.124    “Pricing and Reimbursement Approval” means, in a country in which Regulatory Authorities authorize reimbursement for, or approve or determine pricing for, pharmaceutical or biologic products to be marketed and sold or reimbursed in such country, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.125    “Processing” or “Processed” means any operation or set of operations performed upon personal data or sets of personal data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

1.126    “Program” means the CD123 Development Program or a given Research Program, as applicable.

1.127    “Regulatory Activities” means, with respect to a given Licensed Product, all regulatory activities required to obtain or maintain Regulatory Approval of such Licensed Product in the Field in the Territory, including: (a) preparing, obtaining and maintaining all Regulatory Submissions and Regulatory Approvals for such Licensed Product; and (b) conducting communications and interactions with the relevant Regulatory Authorities for such Licensed Product.

1.128    “Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of a BLA or other MAA from the applicable Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including, in each case, Pricing and Reimbursement Approval in those countries and jurisdictions where required.

1.129    “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the conduct of clinical trials or the manufacturing, marketing, reimbursement or pricing, as applicable, of a Licensed Product, including the FDA and any successor governmental authority having substantially the same function.

1.130    “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including INDs, BLAs, NDAs, and Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Licensed Product.

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1.131    “Related Party” means, with respect to a Party, its Affiliates and their respective Sublicensees.

1.132    [***].

1.133    “Research Molecule” means, with respect to a Research Program, [***] and (b) is directed to each of the Cancer Target and Effector Target in the Research Target Combination for such Research Program. For the avoidance of doubt, for purposes of this definition, [***] that is generated from MacroGenics’ proprietary DART® platform or TRIDENT® platform.

1.134    “Research Product” means, subject to Section 5.10 (Research Program Termination), any product that contains or incorporates a Research Molecule, alone or in combination with one (1) or more therapeutically active ingredients, including all forms, formulations, dosages and delivery modes thereof.

1.135    “Research Program Data Package” means, with respect to a given Research Program, a written report containing all relevant information and data from the performance of the activities under the Research Plan for such Research Program, [***] Research Molecules and Research Products that are the subject of such Research Program.

1.136    “Research Program Opt-In Exercise Fee” means [***].

1.137    “Royalty Bearing Patent” means (a) a Jointly Owned Patent or (b) a MacroGenics Licensed Patent; [***].

1.138    “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by- country basis, the time period beginning on the First Commercial Sale of a Licensed Product in a country and expiring on the latest of the following dates: (a) the [***] of the date of First Commercial Sale of such Licensed Product in such country, (b) the expiration of the last-to-expire Royalty Bearing Patent having a Valid Claim Covering the composition of matter or method of use of such Licensed Product in the applicable country, or (c) the expiration of the last-to-expire Data Exclusivity Period for such Licensed Product in such country.

1.139    “Settlement Sublicensee” means a Third Party that is granted a license or sublicense under a settlement agreement between such Third Party and a Party, any of its Affiliates, or any of its or their respective licensees or sublicensees, which agreement was entered into in connection with any settlement or similar agreement.

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1.140    “Sublicensee” means a Third Party to whom a Party or any of its Affiliates grants a sublicense under the licenses granted to such Party under this Agreement, as permitted herein, excluding all Permitted Subcontractors.

1.141    “Terminated Product” means (a) any Licensed Product with respect to which this Agreement is terminated pursuant to Article 18 (Term and Termination), and (b) in the event of termination of this Agreement in its entirety, all Licensed Products.

1.142    “Terminated Program” means (a) any Program with respect to which this Agreement is terminated pursuant to Article 18 (Term and Termination), and (b) in the event of termination of this Agreement in its entirety, all Programs.

1.143    “Territory” means all countries and regions of the world.

1.144    “Third Party” means an entity other than (a) Gilead and its Affiliates and (b) MacroGenics and its Affiliates.

1.145    “Third Party Claims” means collectively, any and all Third Party demands, claims, actions, suits, and proceedings (whether criminal or civil or in contract, tort, or otherwise).

1.146    “Third Party Distributor” means any Third Party that purchases Licensed Product from Gilead or its Affiliates or Sublicensees, takes title to such Licensed Product, and distributes such Licensed Product directly to customers, but does not Develop, Manufacture or otherwise Commercialize any Licensed Product and does not make any upfront, milestone, royalty, profit-share or other payment to Gilead or its Affiliates or Sublicensees, other than payment for the purchase of Licensed Products for resale.

1.147    “Trademark” means all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications throughout the world.

1.148    “Trademark Prosecution” means, with respect to a Trademark, the responsibility for (a) preparing, filing, and seeking registration of, trademark applications (of all types) for such Trademark, (b) maintaining such Trademark, and (c) managing any interference or opposition proceeding relating to the foregoing.

1.149    “Unavailable Target Combination” means, with respect to [***]

1.150    “United States” or “US” means the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico and the U.S. Virgin Islands.

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1.151 “Upstream License Agreement” means any contract or agreement with a Third Party pursuant to which MacroGenics in-licenses or otherwise acquires Control of Patents, Know-How or other intellectual property rights that constitute MacroGenics Licensed Technology for purposes of this Agreement, including such Upstream License Agreements set forth on Schedule 1.151 (Existing Upstream License Agreements) (each, an “Existing Upstream License Agreement”).

1.152    “US Dollars” means United States Dollars, the lawful currency of the US.

1.153    “Valid Claim” means a claim of: (a) an issued and unexpired Patent in a country which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a pending patent application that has been filed in good faith and that has not been cancelled, withdrawn, or abandoned and has not been pending for more than [***] from the earliest priority date, provided that, if a claim ceases to be a Valid Claim by reason of the foregoing subclause (b), then such claim shall again be deemed a Valid Claim in the event and at the time such claim subsequently issues.

1.154    Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

Definition	Section
13D Group	Section 19.2(a)(iii) (Standstill)
Acquired Party	Section 3.10(c) (Business Combinations)
Acting Improperly	Section 13.2(a)(i) (Anti-Corruption Laws)
Agreement	Preamble
Antitrust Filing	Section 6.1(a) (Filings)
Assigned Regulatory Materials	Section 7.3(a) (Regulatory Transfer)
Assumed CD123 Development Activities	Section 4.5(a) (Conditions for Assumption)
Bankrupt Party	Section 18.5 (Termination for Bankruptcy)
Bankruptcy Events	Section 18.5 (Termination for Bankruptcy)
Breaching Party	Section 18.2(a) (Material Breach)
CD123 Clinical Subcommittee	Section 2.2 (Additional Subcommittees and Working Groups)
[***]	[***]
[***]	[***]
CD123 Development Activities Cure Period	Section 4.5(a) (Conditions for Assumption)
CD123 Development Milestone Event	Section 10.2(a) (CD123 Products)
CD123 Development Milestone Payment	Section 10.2(a) (CD123 Products)
CD123 Development Plan	Section 4.1 (CD123 Development Plan)
CD123 Development Program	Section 4.1 (CD123 Development Plan)

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Definition	Section
CD123 Development Term	Section 4.11 (CD123 Development Term and Transfer of Development Activities)
CD123 Option	Section 4.9(a) (Option Grant)
CD123 Option Effective Date	Section 6.1(b)(i) (CD123 Development Program Effectiveness)
CD123 Option Exercise Date	Section 4.9(e) (Option Exercise)
CD123 Option Exercise Notice	Section 4.9(e) (Option Exercise)
CD123 Technology Transfer Period	Section 4.12 (Technology Transfer)
CD123 Technology Transfer Plan	Section 4.12 (Technology Transfer)
Clinical Quality Agreement	Section 9.1(a)(iii) (Clinical Supply Agreement)
Clinical Supply Agreement	Section 9.1(a)(iii) (Clinical Supply Agreement)
Clinical Supply Term	Section 9.1(a)(ii) (During the Clinical Supply Term)
CMO	Section 9.3 (Observation by Gilead)
Commercial Milestone Event	Section 10.3 (Commercial Milestone Payments)
Commercial Milestone Payment	Section 10.3 (Commercial Milestone Payments)
Competitive Product	Section 3.10(c) (Business Combinations)
Confirmed Research Target Combination	Section 5.1(c) (Confirmed Research Target Combinations)
Deadlock	Section 2.1(c) (Decision-Making)
Deficiency Notice	Section 4.9(c) (CD123 Data Package)
Disclosing Party	Section 12.1(a) (Definition and Restrictions)
Effective Date	Preamble
Enforcement Effort	Section 16.4(b)(i) (MacroGenics Platform Patents and Other MacroGenics Licensed Patents)
Exchange Act	Section 19.2(a)(i) (Standstill)
Excused Delay	Section 4.2(a) (Excused Delays)
Existing CMO Agreements	Section 9.1(a)(i) (Prior to the CD123 Option Effective Date)
Existing Upstream License Agreement	Section 1.151 (Upstream License Agreement)
Existing Upstream License Agreement Amendments	Section 3.7 (Existing Upstream License Agreement Amendments)
Export Control Laws	Section 13.2(d) (Export Control Laws)
Extrapolated Net Sales	Section 16.4(c)(ii) (Recovery Allocations)
Force Majeure	Section 19.1 (Force Majeure)
Gatekeeper	Section 5.1(b) (Gatekeeper)
Gilead	Preamble

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Definition	Section
Gilead Agent Improvement Know-How	Section 16.1(d) (Gilead Agent Improvement IP)
Gilead Agent Improvement Patents	Section 16.1(d) (Gilead Agent Improvement IP)
Gilead CD123 Development Activities	Section 4.1 (CD123 Development Plan)
Gilead Indemnitee(s)	Section 15.2 (By MacroGenics)
ICC	Section 17.3 (Expedited Arbitration for Incidental Payment Disputes)
Identified Patent	Schedule 10.4(c)(iii) (Special Offset and Indemnification)
Identified Patent Rights	Schedule 10.4(c)(iii) (Special Offset and Indemnification)
Identified Patent Upstream License	Schedule 10.4(c)(iii) (Special Offset and Indemnification)
Improvement Plan	Section 13.2(a)(iii)(1) (Anti-Corruption Laws)
Incidental Payment Disputes	Section 17.2 (Resolution by Executive Officers)
Indemnified Party	Section 15.3 (Indemnification Procedure)
Indemnifying Party	Section 15.3 (Indemnification Procedure)
Initial CD123 Development Plan	Section 4.1 (CD123 Development Plan)
Initial Outside Date	Section 6.1(c) (Outside Date)
Involved Party	Section 19.3 (Section 365(n) of the Bankruptcy Code)
IP Assessment	Section 5.5 (Research Term)
IP Counsels	Section 3.8(a)(iii) (Third Party Platform Rights Dispute)
Joint CD123 Development Activities	Section 4.1 (CD123 Development Plan)
Joint Steering Committee or JSC	Section 2.1(a) (Membership)
Jointly Owned Know-How	Section 16.1(e) (Jointly Owned IP)
Jointly Owned Patents	Section 16.1(e) (Jointly Owned IP)
JSC Co-Chairperson	Section 2.1(a) (Membership)
Licensed Research Target Combination	Section 5.2 (Research Program)
[***]	[***]
[***]	[***]
Losses	Section 15.1 (By Gilead)
MacroGenics	Preamble
MacroGenics CD123 Development Activities	Section 4.1 (CD123 Development Plan)
MacroGenics Identified Rights	Section 3.8(b)(i) (Notice of MacroGenics Identified Rights)
MacroGenics Indemnitee(s)	Section 15.1 (By Gilead)
MacroGenics Negotiation Period	Section 3.8(a)(i) (Notice of Third Party Platform Rights)

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Definition	Section
MacroGenics Platform Improvement Know-How	Section 16.1(c) (MacroGenics Platform Improvement IP)
MacroGenics Identified Upstream License	Section 3.8(b)(i) (Notice of MacroGenics Identified Rights)
Manufacturing Technology Transfer	Section 9.4 (Manufacturing Technology Transfer)
Manufacturing Transition Budget	Section 9.4 (Manufacturing Technology Transfer)
Manufacturing Transition Plan	Section 9.4 (Manufacturing Technology Transfer)
Materials	Section 3.9 (Materials Transfer)
MGD024 Transfer Price	Section 9.1(a)(iii) (Clinical Supply Agreement)
[***]	[***]
New License Agreement	Section 3.3(c) (Survival of Gilead Sublicensees)
Non-Bankrupt Party	Section 18.5 (Termination for Bankruptcy)
Non-Breaching Party	Section 18.2(a) (Material Breach)
Noninvolved Party	Section 19.3 (Section 365(n) of the Bankruptcy Code)
[***]	[***]
Obligants	Section 13.2 (Covenants, Representations and Warranties For Compliance with Laws)
OFAC	Section 13.2(d) (Export Control Laws)
Other Effector Target	Section 1.41 (Effector Target)
Outside Date	Section 6.1(c) (Outside Date)
Party or Parties	Preamble
Patent Challenge	Section 18.6 (Termination for Patent Challenge)
Patent Term Extensions	Section 16.7 (Patent Term Extensions)
Permitted Subcontractor	Section 3.4 (Subcontractors)
[***]	[***]
PHS Act	Section 1.20 (cGMP)
Proposed Research Target Combination	Section 5.1(c) (Confirmed Research Target Combinations)
[***] Upstream License	Section 3.8(c)(i) [***] Upstream Licenses)
Protected Personal Information	Section 13.2(b) (Data Protection Laws)
Recalls	Section 7.6 (Recalls)
Receiving Party	Section 12.1(a) (Definition and Restrictions)

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Definition	Section
Recovery	Section 16.4(c)(i) (Recovery Allocations)
Representatives	Section 12.1(c)(iii) (Permitted Disclosures)
Requesting Party	Section 11.6 (Audit Rights)
Required Regulatory Activities Budget	Section 4.2(b) (Required Regulatory Activities)
Research Budget	Section 5.2 (Research Program)
Research Plan	Section 5.2 (Research Program)
Research Product Development Milestone Event	Section 10.2(b) (Research Products)
Research Product Development Milestone Payment	Section 10.2(b) (Research Products)
Research Program	Section 5.2 (Research Program)
Research Program Opt-In	Section 5.8(a) (Opt-In Grant)
Research Program Opt-In Date	Section 5.8(c) (Option Exercise)
Research Program Opt-In Effective Date	Section 6.1(b)(ii) (Research Programs Effectiveness)
Research Program Opt-In Exercise Notice	Section 5.8(c) (Option Exercise)
Research Program Opt-In Term	Section 5.8(c) (Option Exercise)
Research Program Subcommittee	Section 2.2 (Additional Subcommittees and Working Groups)
Research Program Technology Transfer Period	Section 5.9 (Technology Transfer)
Research Program Technology Transfer Plan	Section 5.9 (Technology Transfer)
Research Target Combination	Section 5.1(a) (Research Target Nomination Right)
Research Target Combination License Date	Section 5.2 (Research Program)
Research Target Combination License Fee	Section 5.2 (Research Program)
Research Target Nomination Right	Section 5.1(a) (Research Target Nomination Right)
Research Target Selection Period	Section 5.1(a) (Research Target Nomination Right)
Research Term	Section 5.5 (Research Term)
Reverted CD123 Products	Section 18.9(b) (Additional Effects of Certain Terminations)
Safety/AE Matters	Section 7.5 (Adverse Event Reporting; Global Safety Database)
Secured Information	Section 13.2(c)(i) (Information Security)

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Definition	Section
Securities Regulator	Section 12.1(c)(ii) (Permitted Disclosures)
Security Incident	Section 13.2(c)(iv) (Information Security)
Skipped Milestone	Section 10.2(c) (Skipped Milestone)
Standstill Period	Section 19.2(a) (Standstill)
Subject Party	Section 13.1 (General)
Subject Party Audit	Section 13.2(a)(iii)(6) (Anti-Corruption Laws)
[***]	Section 5.1(d) [***]
Supplemental Platform Upstream License	Section 3.8(a)(i) (Notice of Third Party Platform Rights)
Term	Section 18.1 (Term)
[***]	[***]
Third Expansion Cohort	[***]
Third Party Allegation	Section 16.5(a) (Notice of Allegations)
Third Party Platform Rights	Section 3.8(a)(i) (Notice of Third Party Platform Rights)
Third Party Suit	Section 16.5(b) (Notice of Suit)

2.    Overview; Governance.

2.1    Joint Steering Committee.

(a)    Membership. Promptly after the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”), to coordinate, oversee and, as applicable, approve the Parties’ activities related to the Licensed Molecules and Licensed Products in accordance with this Article 2 (Overview; Governance). The JSC shall consist of three (3) representatives from each Party (or such other number as the Parties may agree). Each Party shall designate one (1) of its representatives of the JSC as a co-chairperson of the JSC (each, a “JSC Co-Chairperson”). Each Party may replace its appointed JSC representatives at any time upon reasonable written notice to the other Party. The JSC Co- Chairpersons, in consultation with the Alliance Managers, will have the following roles and responsibilities:
(i) to call meetings, send notice of each such meeting and designate the time, date and place of each such meeting; (ii) to convene or poll the representatives by other permitted means; and (iii) to approve (including via email) the final minutes of any meeting of the JSC. The JSC Co-Chairpersons shall have no other authority or special voting power.

(b)    Responsibilities. The responsibilities of the JSC shall be:

(i)    to provide a forum by which the Parties may share information regarding the overall strategy for the conduct of the CD123 Development Program and each Research Program and to discuss, monitor and coordinate all activities under the CD123 Development Program and each Research Program;

(ii)    to facilitate the exchange of information between the Parties with respect to the activities hereunder and to establish procedures for the efficient sharing of information necessary for

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the Parties to fulfill their respective responsibilities with respect to conduct of the CD123 Development Program and each Research Program;

(iii)    review, discuss and determine whether to approve updates or amendments to the CD123 Development Plan, as described in Section 4.1 (CD123 Development Plan);

(iv)    to share and discuss the progress of activities being conducted under the CD123 Development Program on a quarterly basis, as described in Section 4.1 (CD123 Development Plan);

(v)    develop, discuss and determine whether to approve any amendments to the CD123 Development Plan to reflect any Required Regulatory Activities that will be conducted by MacroGenics, as described in Section 4.2(b) (Required Regulatory Activities) and Section 4.6 (CD123 Development Program Costs);

(vi)    develop, discuss and determine whether to approve any Required Regulatory Activities Budget or updates or amendment thereto, as described in Section 4.2(b) (Required Regulatory Activities);

(vii)    review, discuss and determine whether to approve each Research Plan and Research Budget and updates or amendments thereto, as described in Section 5.2 (Research Program) and Section 5.4 (Research Plan Costs);

(viii)    to share and discuss the progress of activities being conducted under each Research Program on a quarterly basis, as described in Section 5.2 (Research Program);

(ix)    review, discuss and determine whether to approve each Manufacturing Transition Plan (including each Manufacturing Transition Budget) and updates or amendments thereto and coordinate the activities under each such Manufacturing Transition Plan, as described in Section 9.4 (Manufacturing Technology Transfer); and

(x)    to perform such other functions as expressly set forth in this Agreement or as appropriate to further the purposes of this Agreement, as determined by the Parties.

(c)    Decision-Making. The JSC shall make [***], with each Party’s representatives collectively [***]. In the event the JSC cannot reach agreement regarding any matter within the JSC’s authority for a period of [***] (a “Deadlock”), then either Party may elect to submit such issue to the Parties’ Executive Officers, and if a Party makes an election to refer a matter to the Executive Officers, then the Executive Officers shall use good faith efforts to promptly resolve such matter, [***] after the submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter within [***], then the Deadlock shall be resolved in accordance with the provisions of this Section 2.1(c) (Decision-Making):

(i)    Except for those Deadlocks [***], as set forth in Section 2.1(c)(ii) (Decision-Making) and subject to Section 2.1(c)(iii) (Decision-Making), [***] decision-making authority with respect to the [***] decision-making authority with respect to the [***] decision-making authority with respect to the [***] decision-making authority with respect to the [***].

(ii)    Neither Party will have final decision-making authority over any Deadlock [***] thereto, and all matters in the foregoing clauses [***] the Parties in order to take any action or adopt any change from the then-current status quo.

(iii)    Notwithstanding Section 2.1(c)(i) (Decision-Making) and Section 2.1(c)(ii) (Decision-Making), [***] decision-making authority on any such matters may, [***] Applicable Laws and Regulations or any agreement with any Third Party that exists as of the Effective Date (including the MacroGenics Manufacturing In-Licenses) or is otherwise entered into after the Effective Date in accordance with this Agreement or the infringement of intellectual property rights of any Third Party [***] under this Agreement.

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(d)    JSC Meetings. No later than [***] after the Effective Date, the JSC will hold a meeting to establish the JSC’s operating procedures, and the JSC shall meet [***] as required under this Agreement or to resolve any matter or dispute referred to the JSC in accordance with this Agreement. In the case of any matter or dispute referred to the JSC, such meeting shall be held within [***] following referral to the JSC. Employees or consultants of either Party that are not representatives of the Parties on the JSC may attend JSC meetings with prior notice and with respect to any consultants, prior consent, of the other Party; provided, however, [***]. A JSC meeting may be held either in person or by audio, video or internet teleconference with the consent of each Party. Meetings of the JSC shall be [***]. Each Party shall be responsible for [***].

(e)    Duration and Scope of JSC and Subsequent Information Sharing. The JSC shall continue to exist [***], unless the Parties mutually agree in writing to disband the JSC earlier, or upon termination of this Agreement in accordance with the terms hereof. After the dissolution of the JSC [***], Gilead shall share information and provide updates [***] in accordance with Sections 6.6 (Development Reporting), 7.6 (Recalls), 10.2 (Development and Regulatory Milestone Payments), 10.3 (Commercial Milestone Payments), 10.4 (Royalties on Net Sales) and 11.2 (Royalty Payments) and the Research Molecules and Research Products in accordance with Sections 6.6 (Development Reporting), 7.6 (Recalls), 10.2 (Development and Regulatory Milestone Payments), 10.3 (Commercial Milestone Payments), 10.4 (Royalties on Net Sales) and 11.2 (Royalty Payments).

(e)    Limitations. The JSC shall have no authority other than that expressly set forth in this Section 2.1 (Joint Steering Committee) and, specifically, shall have no authority (i) to amend or interpret this Agreement, or (ii) to determine whether or not a breach of this Agreement has occurred.

2.2    Additional Subcommittees and Working Groups. The JSC may establish other subcommittees or working groups as needed to further the purposes of this Agreement, including any responsibilities assigned to the JSC under this Agreement; provided, however, that the JSC shall not delegate its dispute resolution authority. The purpose, scope and procedures of any such subcommittee or working group shall be mutually agreed in writing by the JSC. The Parties shall, within [***] after the Effective Date, establish: (a) a clinical subcommittee to review and discuss activities or matters related to the CD123 Development Program, including the CD123 Development Plan (“CD123 Clinical Subcommittee”) and (b) a research subcommittee to review and discuss activities or matters related to each Research Program, including the applicable Research Plan (“Research Program Subcommittee”). Neither the CD123 Clinical Subcommittee, the Research Program Subcommittee nor any other subcommittee or working group shall have any decision-making authority.

2.3    Alliance Managers. Promptly following the Effective Date, each Party shall designate in writing an Alliance Manager to serve as the primary point of contact for the Parties regarding all activities contemplated under this Agreement. Each Alliance Manager shall, among other things: (a) facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Licensed Molecules and the Licensed Products; (b) coordinate meetings between members of each Party’s CD123 Development Program teams and Research Program teams; and (c) attempt to resolve conflicts with respect to the CD123 Development Program and each Research Program. [***]. From time to time, each Party may substitute its Alliance Manager at any time upon written notice to the other Party.

3.    Licenses.

3.1    Licenses to Gilead.

(a)    Research Term License. Subject to the terms and conditions of this Agreement, effective upon the Research Target Combination License Date for a given Research Program, MacroGenics hereby grants to Gilead, during the Research Term for such Research Program, a worldwide, royalty-free, non-transferable (except in accordance with Section 19.4 (Assignment; Change of Control)), co-exclusive (with MacroGenics) license under the MacroGenics Research Technology and MacroGenics’ right, title and interest in the Jointly Owned IP, with the right to grant sublicenses [***] (subject to Section 3.3(b) (Sublicensing by Gilead)), solely to the extent necessary or reasonably useful to conduct any Development or Manufacturing activities allocated to Gilead under the Research Plan for the applicable Licensed Research Target Combination that is the subject of such Research Program.

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(b)    Exploitation Licenses for Research Molecules and Research Products. Subject to the terms and conditions of this Agreement (including Section 3.5 (Retained Rights)), effective upon the Research Program Opt-In Effective Date for a given Research Program, MacroGenics hereby grants to Gilead an exclusive, royalty-bearing, non-transferable (except in accordance with Section 19.4 (Assignment; Change of Control)) license under the MacroGenics Research Technology and MacroGenics’ right, title and interest in the Jointly Owned IP, with the right to grant sublicenses [***] (each subject to Section 3.3(b) (Sublicensing by Gilead)), to Exploit Research Molecules and Research Products with respect to such Research Program in the Field in the Territory. For clarity, the license granted to Gilead under this Section 3.1(b) (Exploitation Licenses for Research Molecules and Research Products) shall not include the right for Gilead or any of its Affiliates to:
(i) conduct any Development or Commercialization activities using the MacroGenics Platform or (ii) use any molecule or compound that is proprietary to MacroGenics, its Affiliates or its (sub)licensees (other than a Research Molecule) in combination with any Research Molecule or Research Product. Notwithstanding anything to the contrary in the foregoing, effective upon the Research Program Opt-In Effective Date for a given Research Program, the license granted under this Section 3.1(b) (Exploitation Licenses for Research Molecules and Research Products) shall supersede and extinguish the license granted under Section 3.1(a) (Research Term License).

(c)    Development Term License. Subject to the terms and conditions of this Agreement, MacroGenics hereby grants to Gilead, during the CD123 Development Term, a worldwide, royalty-free, non-transferable (except in accordance with Section 19.4 (Assignment; Change of Control)), co-exclusive (with MacroGenics) license under the MacroGenics CD123 Technology and MacroGenics’ right, title and interest in the Jointly Owned IP, with the right to grant sublicenses [***] (subject to Section 3.3(b) (Sublicensing by Gilead)), solely to the extent necessary or reasonably useful to perform any Development activities, Manufacturing activities or Regulatory Activities allocated to Gilead under the CD123 Development Plan for the CD123 Molecules and CD123 Products.

(d)    Exploitation License for CD123 Molecules and CD123 Products. Subject to the terms and conditions of this Agreement (including Section 3.5 (Retained Rights)), effective upon the CD123 Option Effective Date, MacroGenics hereby grants to Gilead an exclusive, royalty-bearing, non- transferable (except in accordance with Section 19.4 (Assignment; Change of Control)) license under the MacroGenics CD123 Technology and MacroGenics’ right, title and interest in the Jointly Owned IP, with the right to grant sublicenses [***] (each subject to Section 3.3(b) (Sublicensing by Gilead)), to Exploit CD123 Molecules and CD123 Products in the Field in the Territory. For clarity, the foregoing license shall not include the right for Gilead or any of its Affiliates to: (i) conduct any Development or Commercialization activities using the MacroGenics Platform other than as permitted under the CD123 Development Plan, or (ii) use any molecule or compound that is proprietary to MacroGenics, its Affiliates or its (sub)licensees that is not a CD123 Molecule.

3.2    Licenses to MacroGenics.

(a)    Research Term License. Subject to the terms and conditions of this Agreement, effective upon the Research Target Combination License Date for a given Research Program, Gilead hereby grants to MacroGenics, during the Research Term for such Research Program, a worldwide, royalty-free, non-transferable (except in accordance with Section 19.4 (Assignment; Change of Control)), co-exclusive (with Gilead) license under the Gilead Licensed Technology and Gilead’s right, title and interest in the Jointly Owned IP, with the right to grant sublicenses [***] (subject to Section 3.3(a) (Sublicensing by MacroGenics)), to conduct the Development and Manufacturing activities allocated to MacroGenics under the Research Plan for the Research Molecules and Research Products that are the subject of such Research Program.

(b)    Development License for CD123 Molecules and CD123 Products. Subject to the terms and conditions of this Agreement, Gilead hereby grants to MacroGenics, during the CD123 Development Term, a worldwide, royalty-free, non-transferable (except in accordance with Section 19.4 (Assignment; Change of Control)) co-exclusive (with Gilead) license under the Gilead Licensed Technology and Gilead’s right, title and interest in the Jointly Owned IP, with the right to grant sublicenses [***] (subject to Section 3.3(a) (Sublicensing by MacroGenics)), to conduct any Development activities allocated to MacroGenics under the CD123 Development Plan for the CD123 Molecules and CD123 Products.

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3.3    Sublicensees.

(a)    Sublicensing by MacroGenics. MacroGenics shall have the right to grant sublicenses of the licenses granted to it in Section 3.2 (Licenses to MacroGenics), including sublicenses to a subset of the rights granted thereunder, [***]. Each sublicense granted by MacroGenics under this Agreement shall reference, be consistent with and subject to this Agreement, and MacroGenics shall remain responsible to Gilead for the compliance of each such Sublicensee with the terms and conditions of this Agreement. For clarity, any fee-for-service agreement with a Permitted Subcontractor will not be subject to this Section 3.3(a) (Sublicensing by MacroGenics) and will instead be governed by Section 3.4 (Subcontractors).

(b)    Sublicensing by Gilead. Gilead shall have the right to grant sublicenses [***] of the licenses granted to it in Section 3.1 (Licenses to Gilead), including sublicenses to a subset of the rights granted thereunder, [***]. Each sublicense granted by Gilead to a Third Party under this Agreement shall reference, be consistent with and subject to this Agreement, and Gilead shall remain responsible to MacroGenics for the compliance of each such Sublicensee with the terms and conditions of this Agreement, including with respect to the financial obligations and other obligations due under this Agreement. Gilead shall provide a complete copy of each such sublicense to a Third Party (and all material amendments or restatements thereof) granted by Gilead under this Agreement to MacroGenics within [***] after execution; provided that Gilead shall have the right to redact commercially sensitive information or information unrelated to the Licensed Products from such copies (which, for clarity, shall not include information regarding the scope of the license grants, territory or term of each such sublicense). For clarity, any fee-for-service agreement with a Permitted Subcontractor will not be subject to this Section 3.3(b) (Sublicensing by Gilead) and will instead be governed by Section 3.4 (Subcontractors).

(c)    Survival of Gilead Sublicenses. Upon termination of this Agreement for any reason, upon the written request of any Sublicensee of Gilead who is not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, MacroGenics agrees to discuss in good faith with such Sublicensee the possibility of entering into a direct license from MacroGenics, provided that, MacroGenics shall have sole discretion and decision-making authority as to whether to enter into such license agreement (each a “New License Agreement”). Under any such New License Agreement between MacroGenics and such former Sublicensee, such Sublicensee will be required to pay to MacroGenics the same amounts in consideration for such direct grant as MacroGenics would have otherwise received from Gilead pursuant to this Agreement on account of such Sublicensee’s Exploitation of the Licensed Products had this Agreement not been terminated. Under such New License Agreement, MacroGenics will not be bound by any grant of rights broader than, and will not be required to perform any obligation other than those rights and obligations contained in, this Agreement and all applicable rights of MacroGenics set forth in this Agreement will be included in such New License Agreement.

3.4    Subcontractors. Each Party shall have the right to engage Third Party contractors to perform any portion of its obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including Third Party Distributors, contract research organizations and contract manufacturing organizations) (each such subcontractor, a “Permitted Subcontractor”), except, [***]. Any such Permitted Subcontractor to be engaged by a Party hereunder shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. Any such Permitted Subcontractor engaged by a Party hereunder shall be required to agree in writing to be bound by terms regarding maintaining the confidentiality of proprietary information that are no less stringent than those contained in this Agreement and regarding ownership of intellectual property that are consistent with those contained in this Agreement. A Party’s use of Permitted Subcontractors shall not relieve it of any of its obligations pursuant to this Agreement. Any Party engaging a Permitted Subcontractor to perform any of its obligations hereunder shall remain principally responsible and obligated for the performance of such activities.

3.5    Retained Rights. Notwithstanding: (a) the license grant to Gilead pursuant to Section 3.1(d) (Exploitation Licenses for CD123 Molecules and CD123 Products), MacroGenics reserves for itself and its Affiliates: [***]; (iii) the right to Manufacture or have Manufactured MGD024 and MGD024 Products for Gilead during the Clinical Supply Term in accordance with this Agreement and the Clinical Supply Agreement and (iv) the right to conduct Regulatory Activities requested by Gilead for CD123

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Products, as further described in Section 7.1(b) (After the CD123 Development Term); and (b) the license grant to Gilead pursuant to Section 3.1(b) (Exploitation Licenses for Research Molecules and Research Products), MacroGenics reserves for itself and its Affiliates the right to conduct Regulatory Activities requested by Gilead for Research Products, as further described in Section 7.2 (Research Molecules and Research Products). Except as explicitly set forth in this Agreement, no license or other right is or shall be created or granted by either Party under this Agreement by implication, estoppel, or otherwise. Each Party shall retain all rights not otherwise granted to the other Party. For clarity, notwithstanding the licenses granted to (A) Gilead pursuant to Section 3.1 (Licenses to Gilead), no right or license is granted by MacroGenics to Gilead under the MacroGenics Licensed Technology or MacroGenics Platform Trademarks with respect to any molecule or product Covered by such MacroGenics Licensed Technology or MacroGenics Platform Trademarks other than the Licensed Molecules and Licensed Products (including any Other Component of a Combination Product); and (B) MacroGenics pursuant to Section 3.2 (Licenses to MacroGenics), no right or license is granted by Gilead to MacroGenics under the Gilead Licensed Technology with respect to any molecule or product Covered by such Gilead Licensed Technology other than the Licensed Molecules and Licensed Products (including any Other Component of a Combination Product).

3.6    Sublicense under the MacroGenics Manufacturing In-Licenses. As of the Effective Date, certain MacroGenics Licensed Technology is in-licensed pursuant to the MacroGenics Manufacturing In-Licenses. [***]; provided that (a) with respect to the CD123 Development Program, at any time after the Clinical Supply Term, Gilead may elect, upon written notice to MacroGenics, to no longer include the MacroGenics Licensed Technology sublicensed under one or both MacroGenics Manufacturing In-Licenses as MacroGenics CD123 Technology and (b) on a Research Program-by-Research Program basis, at any time

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during the Term, Gilead may elect, upon written notice to MacroGenics, to no longer include the MacroGenics Licensed Technology sublicensed under one or both MacroGenics Manufacturing In- Licenses as MacroGenics Research Technology for a Research Program. On a Program-by-Program basis, from and after the date of receipt of any such notice provided by Gilead, (i) the Know-How and Patents licensed to MacroGenics pursuant to the applicable MacroGenics Manufacturing In-Licenses will no longer be deemed MacroGenics Licensed Technology for the applicable Program, (ii) Gilead shall immediately cease to use any MacroGenics Licensed Technology previously sublicensed under such MacroGenics Manufacturing In-Licenses and (iii) [***].

3.7    Existing Upstream License Agreements Amendments. Promptly after the Effective Date, MacroGenics will use good faith efforts to [***] to the (a) [***] and (b) [***], [***] in each case, that include the conditions [***] Schedule 3.7 [***] (“Existing Upstream License Agreement Amendments”). MacroGenics will (i) provide Gilead with an opportunity [***] Existing Upstream License Agreement Amendment and (ii) obtain Gilead’s prior consent (not to be unreasonably withheld) [***] Existing Upstream License Agreement Amendments and, subject to the activities in clauses (i) and (ii) taking place, [***] specifically related to the [***] but subject to Gilead’s right to [***]. If MacroGenics [***] Existing Upstream License Agreement Amendment(s) that collectively include all of the [***] Schedule 3.7 (Existing Upstream License Agreements Amendments) [***] written notice from Gilead requesting that MacroGenics [***], as between the Parties, Gilead will have the sole right to [***] (as applicable) with respect to the subject matter described in this Section 3.7 (Existing Upstream License Agreements Amendments) mutatis mutandis to reflect Gilead as the contracting party, and, if Gilead does [***], Gilead will use good faith efforts to [***] Schedule 3.7 (Existing Upstream License Agreements Amendments) [***]. The financial obligations under any such agreements with [***].

3.8    New Upstream License Agreements.

(a)    Third Party Platform Rights.

(i)    Notice of Third Party Platform Rights. MacroGenics will be responsible for using Commercially Reasonable Efforts to obtain and maintain rights to use any and all Patents or Know-How (whether through acquisition or a license) that Cover the use of the MacroGenics Platform under this Agreement (“Third Party Platform Rights”; any such agreement, a “Supplemental Platform Upstream License”). For clarity, MacroGenics’ responsibility under this Section 3.8(a)(i) (Notice of Third Party Platform Rights) shall extend to any improvements of the MacroGenics Platform generated or developed after the Effective Date solely to the extent (1) MacroGenics actually uses such improvements in the performance of its activities under this Agreement or (2) the CD123 Development Plan or any Research Plan permits the use of such improvements. [***] Patents or Know-How comprise Third Party Platform Rights, [***] MacroGenics in its reasonable discretion [***] Third Party Platform Rights, or otherwise upon MacroGenics otherwise becoming aware of any such Third Party Platform Rights), or [***] pursuant to Section 3.8(a)(iii) (Third Party Platform Rights Dispute), MacroGenics [***]. If MacroGenics [***] after such determination is made in accordance with the immediately preceding sentence (such period, the “MacroGenics Negotiation Period”), [***]; provided that, if MacroGenics is [***]. For clarity, the Parties understand and agree that any Patent or Know-How Controlled by a Third Party that Covers a Research Molecule or Research Product due [***], shall not be deemed a “Third Party Platform Right”. Notwithstanding anything to the contrary herein, this Section 3.8(a)(i) (Notice of Third Party Platform Rights) shall not apply to the Parties’ rights and obligations with respect to any Identified Patent, the acquisition of such rights and obligations are separately addressed in Schedule 10.4(c)(iii) (Special Offset and Indemnification).

(ii)    Negotiation of Supplemental Platform Upstream License. MacroGenics will use good faith efforts to negotiate a license under Third Party Platform Rights that: (A) to the extent such license also grants rights for any other molecule or product being Exploited by MacroGenics or a (sub)licensee of MacroGenics, [***] the Third Party Platform Rights such that MacroGenics or its Affiliate Controls such rights as MacroGenics Licensed Technology. If any proposed license under Third Party Platform Rights [***], then, to the extent MacroGenics [***] under such Third Party Platform Rights, MacroGenics will [***], unless otherwise agreed by the Parties in writing, MacroGenics will [***] and, as between the Parties, Gilead will [***]. At Gilead’s request, MacroGenics will reasonably cooperate with Gilead to [***]. Prior to execution of any Supplemental Platform

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Upstream License, MacroGenics will [***]. MacroGenics may request, no sooner than [***] Supplemental Platform Upstream License in [***] such Supplemental Platform Upstream License and Gilead will promptly [***]; provided that, in the event that MacroGenics includes the terms set forth in [***] of this Section 3.8(a)(ii) (Negotiation of Supplemental Platform Upstream License) and the activities described in [***] hereof take place, Gilead shall not unreasonably [***].

(iii)    Third Party Platform Rights Dispute. If a Party disputes whether certain Patents or Know-How Cover the use of the MacroGenics Platform under this Agreement (it being understood that any Patent that is the subject of a dispute under this subsection (iii) shall be valid and enforceable as of the date either Party submits a dispute for resolution hereunder), then each Party may refer the matter to their respective intellectual property counsel (the “IP Counsels”) for resolution. The IP Counsels will meet promptly to discuss and resolve the matter within [***] after referral of such matter to such IP Counsels. If the IP Counsels cannot agree on a resolution to the matter within such [***], then either Party may refer such matter for resolution to an independent Third Party expert agreed upon by the Parties within [***] after the IP Counsels have failed to resolve such matter. Such independent Third Party expert will be an attorney [***] (or who has such other similar credentials as agreed by the Parties), and unless otherwise agreed in writing by the Parties, must not be a current or former employee, contractor, agent or consultant of either Party or its Affiliates. [***] pursuant to this Section 3.8(a)(iii) (Third Party Platform Rights Dispute) [***]such expert and the Parties [***]. Within [***] of the engagement of such expert by the disputing Party, such expert will deliver its written decision to the Parties (including a detailed report as to such expert’s rationale for such decision), [***]. Notwithstanding any provision to the contrary set forth in this Agreement, at any time during the pendency of any such dispute, Gilead will have the right to (1) obtain rights to such Third Party Platform Rights from the applicable Third Party and (2) if the expert [***] the MacroGenics Platform under this Agreement (as described in Section 3.8(a)(i) (Notice of Third Party Platform Rights)), [***] such Third Parties with respect to such Third Party Platform Rights [***], in all cases, [***] in accordance with this Agreement, [***].

(iv)    [***]. If Gilead obtains rights to Third Party Platform Rights pursuant to Section 3.8(a)(i) (Notice of Third Party Platform Rights) or Section 3.8(a)(iii) (Third Party Platform Rights Dispute), then Gilead [***] Third Parties under any agreement between Gilead and such Third Parties with respect to such Third Party Platform Rights [***], in all cases, [***] under this Agreement (which, for clarity, will include the use of the MacroGenics Platform under this Agreement), [***] a Licensed Product under this Agreement (including, for clarity, any [***]; provided that, in no event [***] MacroGenics for a given Calendar Quarter [***] Gilead may [***] that are [***] in a Calendar Quarter but are not [***] MacroGenics in such Calendar Quarter as a result [***] MacroGenics in any subsequent Calendar Quarter (subject to the [***]) [***].

(b)    MacroGenics Identified Rights.

(i)    Notice of MacroGenics Identified Rights. If MacroGenics or any of its Affiliates is planning to [***] Third Party under which MacroGenics or its Affiliate [***] (“MacroGenics Identified Rights”; such agreement, a “MacroGenics Identified Upstream License”), then MacroGenics [***]. Following the Option Effective Date for the applicable Licensed Molecule or Licensed Product, Gilead will have [***] such MacroGenics Identified Rights, [***] to the extent such MacroGenics Identified Rights [***] Licensed Molecule or Licensed Product [***] and [***] products or programs of MacroGenics, [***].

(ii)    Negotiation of MacroGenics Identified Upstream License. MacroGenics will use good faith efforts to negotiate a license under MacroGenics Identified Rights that:(A) to the extent such license also grants right for any other molecule or product being Exploited by MacroGenics or a (sub)licensee of MacroGenics [***] as MacroGenics Licensed Technology. If [***] MacroGenics Identified Rights [***] MacroGenics Identified Rights, then, to the extent MacroGenics [***] MacroGenics Identified Rights, MacroGenics will [***] agreed by the Parties in writing, MacroGenics [***] MacroGenics Identified Rights [***] MacroGenics Identified Rights [***]. At Gilead’s request, MacroGenics will reasonably cooperate with Gilead [***] MacroGenics Identified Upstream License that [***] Licensed Molecule or Licensed Product, MacroGenics will [***] MacroGenics Identified Upstream License, [***] MacroGenics Identified Upstream License. MacroGenics may request, [***] MacroGenics Identified Upstream License [***] MacroGenics Identified Upstream License and Gilead will [***]; provided that, in the event that MacroGenics includes the terms

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set forth in [***] of this Section 3.8(b)(ii) (Negotiation of MacroGenics Identified Upstream License) and the activities described in [***] hereof take place, [***].

(c)    [***] Upstream Licenses.

(i)    [***] Supplemental Platform Upstream License, MacroGenics Identified Upstream License or Identified Patent Upstream License (such agreement, a [***] Upstream License”), MacroGenics will [***] MacroGenics may redact commercially sensitive information or other information unrelated to the Licensed Molecules or Licensed Products from such copy (which, for clarity, will not include information regarding the scope of the license grants, territory or term of such [***] Upstream License). [***] of the [***] Upstream License, Gilead [***] Third Party Platform Rights, MacroGenics Identified Rights or Identified Patent Rights [***] Notwithstanding the foregoing, if MacroGenics [***] in accordance with Section 3.8(a)(ii) (Negotiation of Supplemental Platform Upstream License), Section 3.8(b)(ii) (Negotiation of MacroGenics Identified Upstream License) or Schedule 10.4(c)(iii) (Special Offset and Indemnification), as applicable, and in each case, Gilead [***], then Gilead will [***] Upstream License as long as [***] pursuant to Section 3.8(a)(ii) (Negotiation of Supplemental Platform Upstream License), Section 3.8(b)(ii) (Negotiation of MacroGenics Identified Upstream License) or Schedule 10.4(c)(iii) (Special Offset and Indemnification), as applicable.

(ii)    In the event that Gilead [***] Upstream License in accordance with this Section 3.8(c) ([***] Upstream Licenses), [***] Third Party Platform Rights, MacroGenics Identified Rights or Identified Patent Rights (as applicable) [***] MacroGenics Licensed Technology [***] Gilead pursuant to [***], (2) such agreement will thereafter be [***] Upstream License Agreements, and (3) Gilead hereby agrees [***] Upstream License Agreement with respect to [***] Upstream License Agreement.

(iii)    If Gilead does not [***] Upstream License as an Upstream License Agreement pursuant to this Section 3.8(c) ([***] Upstream Licenses), then Gilead and its Affiliates will have [***] Upstream License. Notwithstanding any other provision of this Agreement, [***] MacroGenics CD123 Know-How, MacroGenics CD123 Patents, MacroGenics Research Know-How and MacroGenics Research Patents shall be [***] Third Party Platform Rights, MacroGenics Identified Rights or Identified Patent Rights licensed to MacroGenics or any of its Affiliates pursuant to a license or other agreement entered into by MacroGenics or its Affiliates after the Effective Date [***] Upstream License Agreement pursuant to this Section 3.8(c) ([***] Upstream Licenses).

(d)    Responsibility for Payments under Upstream License Agreements. MacroGenics [***] Third Party under the Existing Upstream License Agreements (other than, subject to Section 3.6 (Sublicense under the MacroGenics Manufacturing In-Licenses), [***] MacroGenics under the MacroGenics Manufacturing In-Licenses to the extent related to the Manufacture of Licensed Molecules or Licensed Products, [***] and (ii) to any Third Party under any Supplemental Platform Upstream License, as described in Section 3.8(a) (Third Party Platform Rights). With respect to any MacroGenics Identified Upstream License that becomes an Upstream License Agreement pursuant to Section 3.8(c)(i) ([***]Upstream Licenses), Gilead will [***] Section 3.8(c)(i) ([***] Upstream Licenses) and that arise from the Exploitation of any Licensed Molecule or Licensed Product by Gilead, its Affiliates or Sublicensees under this Agreement, subject to Gilead’s [***].
3.9    Materials Transfer. In order to facilitate the activities under, or to confirm any results of, a Program, either Party may provide to the other Party certain biological materials or chemical compounds Controlled by the supplying Party (collectively, “Materials”). Except as otherwise expressly set forth under this Agreement, all such Materials delivered to the other Party will remain the sole property of the supplying Party, will be used only in the performance of activities conducted in accordance with the CD123 Development Plan or applicable Research Plan or to confirm any results of a Program, will not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party (except for Permitted Subcontractors performing any activities under the CD123 Development Plan or a Research Plan), and will be used in compliance with Applicable Law and Regulations (including GLP, cGMP, and cGCP, as applicable). Each Party will use the Materials supplied under this Agreement with prudence and appropriate caution in any experimental work as not all of their characteristics may be known. The supplying Party will provide the other Party the most current material safety data sheet for the Materials upon transfer of any Materials. Prior to the supply of any Materials by or on behalf of the supplying Party, the Parties will, upon the supplying Party’s request, enter into a

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material transfer agreement with respect to such supply. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

3.10    Exclusivity.

(a)    CD123 Program Exclusivity. Commencing on the Effective Date and continuing until the earlier of (i) the five (5) year anniversary of the Effective Date or (ii) the termination of the CD123 Development Program in accordance with Section 4.13 (CD123 Development Program Termination) or Article 18 (Term and Termination), except as permitted under this Agreement, including in connection with
(1) any Development or other activities conducted with respect to CD123 Molecules or CD123 Products pursuant to the CD123 Development Plan, or (2) the exercise of MacroGenics’ retained rights set forth in Section 3.5 (Retained Rights), MacroGenics shall not, itself, or with or through any of its Affiliates or any Third Party, Develop, have Developed, Commercialize, or have Commercialized any compound or product containing a multi-specific (which includes, for clarity, a bi-specific) antibody molecule that is directed to each of CD3 and CD123.

(b)    Research Program Exclusivity. On a Research Program-by-Research Program basis, commencing on the Research Target Combination License Date for a given Licensed Research Target Combination that is the subject of a Research Program and ending upon the earlier of (i) the five (5) year anniversary of the Initiation of a Phase 1 Clinical Trial for the first Research Product for such Research Program or (ii) the termination of such Research Program in accordance with Section 5.10 (Research Program Termination) or Article 18 (Term and Termination), except as permitted under this Agreement, including in connection with the conduct of MacroGenics’ activities with respect to such Research Program during the Research Term pursuant to the applicable Research Plan, MacroGenics shall not, itself, or with or through any of its Affiliates or any Third Party, Develop, have Developed, Commercialize, or have Commercialized any compound or product that is directed to the Licensed Research Target Combination that is the subject of such Research Program.

(c)    Business Combinations. MacroGenics will not be in breach of the restrictions set forth in Section 3.10(a) (CD123 Program Exclusivity) or Section 3.10(b) (Research Program Exclusivity) if MacroGenics or any of its Affiliates undergoes a Change of Control with a Third Party (together with such Third Party and its Affiliates following the closing of the applicable Change of Control transaction, the “Acquired Party”) that (either directly or through an Affiliate, or in collaboration with any other Third Party) at the closing of the Change of Control transaction is, or later performs, any Development or Commercialization activities on a compound or product that would be in breach of Section 3.10(a) (CD123 Program Exclusivity) or Section 3.10(b) (Research Program Exclusivity), if performed by MacroGenics (such compound or product, “Competitive Product”) and such Acquired Party may perform such Development or Commercialization activities on a Competitive Product in the Territory, as long as [***] the Licensed Molecules, Licensed Products or Programs hereunder, Confidential Information of MacroGenics.

4.    CD123 Development Program; CD123 Option.

4.1    CD123 Development Plan. During the CD123 Development Term, all Development and Manufacturing activities to be conducted by or on behalf of the Parties for the CD123 Molecules and CD123 Products will be conducted solely pursuant to a written development plan (the “CD123 Development Plan” and such activities the “CD123 Development Program”). The initial CD123 Development Plan is set forth on Schedule 4.1(a) (CD123 Development Plan) and includes the material Development and Manufacturing activities anticipated to be required to complete the Phase 1 Clinical Trial for the MGD024 Product (consistent with the clinical protocol synopsis attached hereto in Schedule 4.1(b) (Clinical Protocol Synopsis)) and the responsible Party(ies) for the performance of such activities (such plan, the “Initial CD123 Development Plan”). The CD123 Development Plan allocates the performance of specific activities to each of MacroGenics (the “MacroGenics CD123 Development Activities”) and Gilead (the “Gilead CD123 Development Activities”) and specifies activities, if any, to

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be performed jointly by the Parties (the “Joint CD123 Development Activities”). The JSC shall (a) review, discuss and determine whether to approve any updates or amendments to the CD123 Development Plan [***], and (b) oversee and facilitate cooperation and information transfer between the Parties in conducting the activities set forth in the CD123 Development Plan. In addition, each Party shall have the right to propose additional amendments to the CD123 Development Plan in connection with the progress of the CD123 Development Program for the JSC to review, discuss and determine whether to approve. Any proposed amendments to the CD123 Development Plan will become effective only upon approval by the JSC. During the CD123 Development Term, each Party shall not, and shall procure that its Affiliates, Sublicensees and Permitted Subcontractors shall not, perform any pre-clinical or clinical Development activities with respect to any CD123 Molecule or CD123 Product other than (i) the activities expressly set forth in the CD123 Development Plan and (ii) any activities expressly permitted pursuant to Section 3.5 (Retained Rights).

4.2    [***].
(a)    Excused Delays. If MacroGenics is delayed [***].
(b)    Required Regulatory Activities. If any Regulatory Authority requires [***] (“Required Regulatory Activities”), [***]. The Parties, through the JSC, will promptly develop, discuss and determine whether to approve (1) an amendment to the CD123 Development Plan to reflect such Required Regulatory Activities [***] (“Required Regulatory Activities Budget”).

4.3    Conduct of the Phase 1 Clinical Trial of MGD024. MacroGenics shall be responsible for, and shall use Commercially Reasonable Efforts to conduct, [***] the Phase 1 Clinical Trial for the MGD024 Product, as further described in, and in accordance with, the CD123 Development Plan. If Gilead does not exercise the CD123 Option during the [***], then MacroGenics shall be responsible for, and shall use Commercially Reasonable Efforts to conduct, [***] the Phase 1 Clinical Trial for MGD024 Product, as further described in, and in accordance with, the CD123 Development Plan.

4.4    Performance Standards. Each Party shall use Commercially Reasonable Efforts to conduct the CD123 Development Program activities for which it is responsible pursuant to the CD123 Development Plan and in compliance with all Applicable Laws and Regulations, including applicable national and international (e.g., ICH, GCP, GLP and cGMP) guidelines. Additionally, each Party shall use Commercially Reasonable Efforts to provide any assistance required by the other Party to address or complete activities for which such other Party is responsible pursuant to the CD123 Development Plan, or as otherwise mutually agreed upon by the Parties.

4.5    Assumed CD123 Development Activities.

(a)    Conditions for Assumption. If, following a Change of Control of MacroGenics or Bankruptcy Event of MacroGenics that occurs any time after the Effective Date, Gilead reasonably believes that MacroGenics has defaulted on its obligations to perform one or more Development activities allocated to it under the CD123 Development Plan [***], then Gilead may provide MacroGenics

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with written notice regarding such failure to perform. [***] (the “CD123 Development Activities Cure Period”) and (y) at Gilead’s request, the Parties will meet and cooperate to agree in good faith on a plan to resolve such material delay. If (A) MacroGenics has not commenced performance of such Development activities during the applicable CD123 Development Activities Cure Period, (B) MacroGenics notifies Gilead in writing that it anticipates that it will be unable to perform such Development activities or (C) MacroGenics does not perform such Development activities in accordance with the CD123 Development Plan or otherwise in accordance with this Article 4 (CD123 Development Program; CD123 Option), [***], Gilead may, upon written notice to MacroGenics, assume those Development activities that are the subject of such default by MacroGenics (the “Assumed CD123 Development Activities”).

(b)    Effects of Assumption. With respect to any Assumed CD123 Development Activities: (i) MacroGenics will work collaboratively and in good faith with Gilead, and make its personnel reasonably available to Gilead, in each case, in order to (1) transfer any applicable technology, materials or contracts with Permitted Subcontractors to Gilead that are necessary or reasonably useful for the performance of the applicable Assumed CD123 Development Activities, and (2) provide such other reasonable assistance so as to enable Gilead to assume performance of the applicable Assumed CD123 Development Activities, as mutually agreed upon by the Parties and set forth in an amendment to the CD123 Development Plan; (ii) the JSC will update the CD123 Development Plan to allocate performance of the Assumed CD123 Development Activities to Gilead and such Assumed CD123 Development Activities will thereafter be Gilead CD123 Development Activities; and (iii) Gilead will be solely responsible for all FTE Costs and Out-of-Pocket Costs incurred by or on behalf of Gilead in connection with the performance of the applicable Assumed CD123 Development Activities in accordance with the CD123 Development Plan (as applied to Gilead, mutatis mutandis). For the avoidance of doubt, in the event Gilead performs any Assumed CD123 Development Activities under this Agreement, (A) Gilead’s performance of such Assumed CD123 Development Activities will not effect the timing of the license grants under Section 3.1 (Licenses to Gilead) or the mechanism for Gilead to exercise the CD123 Option (including all payment obligations therefor), provided that, any provisions or obligations of MacroGenics relevant to the performance of such activities (including the generation and submission of the CD123 Data Package) shall thereafter apply to Gilead, mutatis mutandis; and (B) the assumption of such activities by Gilead shall not, by itself, be deemed to be a breach by MacroGenics of any of its obligations under this Agreement.

4.6    CD123 Development Program Costs. [***] CD123 Development Program. Notwithstanding the foregoing, Gilead shall [***] in performing the Required Regulatory Activities to the extent such costs are incurred in accordance with the CD123 Development Plan [***] in accordance with the immediately preceding sentence, and Gilead shall [***] provide notice to the JSC and the JSC shall promptly discuss in good faith and approve an amendment to the CD123 Development Plan or the Required Regulatory Activities Budget in accordance with Section 2.1 (Joint Steering Committee) [***]. [***] JSC approving an amendment to the CD123 Development Plan or the Required Regulatory Activities Budget, [***].

4.7    Records; Updates. [***], each Party shall maintain complete, current and accurate records of all activities conducted under the CD123 Development Program, and all data and other information resulting from the performance of such activities. Such records shall fully and properly reflect all work performed and results achieved in the performance of any CD123 Development Program activities in good scientific manner appropriate for regulatory and patent purposes. Additionally, during each JSC meeting, each Party shall provide the JSC with an update on the results and progress of any CD123 Development Program activities conducted by or on behalf of such Party since the prior JSC meeting.

4.8    Data Ownership. [***].

4.9    CD123 Option.

(a)    Option Grant. Gilead has an exclusive option to obtain an exclusive (subject to Section 3.5 (Retained Rights)), royalty-bearing, non-transferable (other than in accordance with Section

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19.4 (Assignment; Change of Control)) license, with the [***], MacroGenics Licensed Technology, to Exploit CD123 Molecules and CD123 Products in the Field in the Territory (“CD123 Option”).

Option Term. If [***], the Phase 1 Clinical Trial of the MGD024 Product [***].

(b)    CD123 Data Package. MacroGenics shall deliver each CD123 Data Package to Gilead as promptly as possible, and in no event [***] CD123 Development Program that are required to generate the applicable CD123 Data Package. [***] following Gilead’s receipt of a CD123 Data Package, Gilead may provide MacroGenics with written notice if Gilead believes in good faith that the purported CD123 Data Package provided by MacroGenics does not contain all of the information required to be provided in such data package, as set forth in Schedule 1.114 or 1.118, as applicable (each, a “Deficiency Notice”), which Deficiency Notice will reasonably specify the missing item(s). MacroGenics will modify such CD123 Data Package to reflect such comments and will provide an updated CD123 Data Package that includes the missing information [***] Deficiency Notice; provided that, for clarity, MacroGenics shall not be required to generate any additional data that is not in existence as of the date of delivery of each CD123 Data Package (including re-running previously performed studies) to the extent such data is supplementary and not required to be set forth in such CD123 Data Package or comply with any requests to modify the presentation or formatting of the then-existing data unless required to be set forth in such CD123 Data Package. If Gilead provides a Deficiency Notice, then the applicable Option Period will be extended [***]. In addition, at any time during the Option Period after Gilead’s receipt of a CD123 Data Package, Gilead may, itself or through the JSC, provide MacroGenics with written notice requesting assistance and cooperation from MacroGenics in analyzing such CD123 Data Package, including a request for a discussion with MacroGenics representative(s) who have relevant knowledge and information regarding such CD123 Data Package, and MacroGenics will use good faith efforts to promptly provide any such assistance and cooperation reasonably requested by Gilead. Additionally, during the CD123 Development Term, Gilead shall use good faith efforts to assist MacroGenics in its efforts to coordinate and compile the contents of the CD123 Data Package in advance of completion of the activities under the CD123 Development Program and to respond to MacroGenics’ queries regarding the formatting and completeness of such aspects of the CD123 Data Package.

(c)    CD123 Clinical Study Report. MacroGenics shall deliver the Clinical Study Report [***] the Phase 1 Clinical Trial [***] Clinical Study Report. If Gilead does not exercise the CD123 Option [***] the Clinical Study Report for [***] the Phase 1 Clinical Trial, MacroGenics will [***] the Phase 1 Clinical Trial [***] Clinical Study Report. For clarity, the Clinical Study Report will not be required as part of the CD123 Data Package.

(d)    Option Exercise. Gilead may exercise the CD123 Option [***] (“CD123 Option Exercise Notice”) [***] “CD123 Option Exercise Date”; [***].

4.10    [***] MacroGenics, through completion of such activities, in accordance with the CD123 Development Plan [***].

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4.11    CD123 Development Term and Transfer of Development Activities. The CD123 Development Program shall commence on the Effective Date and, unless earlier terminated pursuant to Section 4.13 (CD123 Development Program Termination) or Article 18 (Term and Termination), expire upon the earlier of the CD123 Option Effective Date or the Outside Date, in each case, in accordance with Section 6.1(b)(i) (CD123 Program Effectiveness) (the “CD123 Development Term”). If Gilead exercises the CD123 Option, then, at such times after the CD123 Option Effective Date as set forth in Section 4.12 (Technology Transfer), MacroGenics will, and will cause its Affiliates and Permitted Subcontractors to, cooperate with Gilead as Gilead may reasonably request to facilitate an orderly transition of the Development of the MGD024 Product to Gilead or its designee. Without limiting the foregoing, if Gilead exercises the CD123 Option [***] CD123 Option Effective Date, MacroGenics will (a) cooperate, and will ensure that its Affiliates and Permitted Subcontractors cooperate, with Gilead’s reasonable requests to transfer the conduct of the Phase 1 Clinical Trial for the MGD024 Product to Gilead or its designees or (b) continue to conduct the Phase 1 Clinical Trial for the MGD024 Product at Gilead’s cost and in accordance with the CD123 Development Plan [***].

4.12    Technology Transfer. [***] CD123 Option Effective Date, MacroGenics will provide Gilead with copies of all MacroGenics CD123 Know-How (other than MacroGenics CD123 Know-How relating to the Manufacture of CD123 Molecule and CD123 Products, the initial transfer of which will be performed in accordance with Section 9.4 (Manufacturing Technology Transfer)) that is necessary or reasonably useful for the Exploitation of the CD123 Molecules and CD123 Products. To facilitate such transfer, the Parties may mutually agree upon a written technology transfer plan to transfer to Gilead such MacroGenics CD123 Know-How (“CD123 Technology Transfer Plan”), which will set forth a process for the transfer of such MacroGenics CD123 Know-How, and an overall timeline for its progress and completion. Each Party shall complete the activities allocated to it under the CD123 Technology Transfer Plan (if any such plan is agreed upon) and shall use Commercially Reasonable Efforts to do so within the timelines set forth in such plan. Thereafter, on a periodic basis during the [***] MacroGenics CD123 Know-How (the “CD123 Technology Transfer Period”), as Gilead may reasonably request, MacroGenics will provide to Gilead copies of MacroGenics CD123 Know-How [***] Gilead to continue to Exploit any CD123 Molecules and CD123 Products and (c) related to any activities conducted in connection with the CD123 Development Plan or the Manufacture of MGD024 Products. In addition to providing copies of the MacroGenics CD123 Know-How in accordance with this Section 4.12 (Technology Transfer), MacroGenics will make its personnel reasonably available to Gilead during the CD123 Technology Transfer Period, [***] MacroGenics Technology in connection with the Exploitation of the CD123 Molecules and CD123 Products. Other than as set forth in the preceding sentence, [***] MacroGenics CD123 Know-How in accordance with this Section 4.12 (Technology Transfer).

4.13    CD123 Development Program Termination. In the event that: (a) Gilead does not exercise the CD123 Option [***], the following shall occur: (i) the CD123 Development Program and all rights and licenses granted by one Party to the other in connection therewith (including pursuant to Sections 3.1(c) (Development Term License), 3.1(d) (Exploitation License for CD123 Molecules and CD123 Products) and 3.2(b) (Development License for CD123 Molecules and Products)) shall terminate in their entirety, (ii) this Agreement shall terminate with respect to the CD123 Molecules and CD123 Products and for clarity, (1) CD123 Molecules shall not be deemed Licensed Molecules and CD123 Products shall not be deemed Licensed Products hereunder, (2) no molecule shall be deemed a CD123 Molecule or MGD024 and no product shall be deemed a CD123 Product or MGD024 Product hereunder and (3) no CD123 Development Milestone Payments, Commercial Milestone Payments or royalties, in each case, will be due for CD123 Products, (iii) MacroGenics’ exclusivity obligations pursuant to Section 3.10(a) (CD123 Program Exclusivity) shall terminate immediately and (iv) Gilead shall promptly return to MacroGenics or destroy (at MacroGenics’ election) any and all MacroGenics CD123 Know-How and any other Confidential Information of MacroGenics or its Affiliates solely related to the CD123 Molecules, CD123 Products or the CD123 Development Program, in accordance with Section 12.1(e) (Obligations Upon Termination). For the avoidance of doubt, upon the early termination of the CD123 Development Program in accordance with this Section 4.13 (CD123 Development Plan Termination), MacroGenics shall have no further obligations to Gilead with respect to any CD123 Molecule or CD123 Product and shall have the right to Exploit (or not Exploit) in any manner whatsoever, any CD123 Molecule or CD123 Product, in MacroGenics’ sole discretion, without provision or disclosure of any related information or other Know-How to Gilead in connection therewith.

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5.    Research Target Nomination; Research Plans; Licensed Research Target Combinations.

5.1    Research Target Nomination.

(a)    Research Target Nomination Right. [***] (“Research Target Selection Period”), Gilead shall have the right, in its sole discretion (subject to the remainder of this Article 5 (Research Target Nomination; Research Plans; Licensed Research Target Combinations)), [***], a “Research Target Combination” and such right, the “Research Target Nomination Right”) for each of up to two (2) Research Programs for which the Parties would Develop Research Molecules and Research Products in accordance with the remainder of this Article 5 (Research Target Nomination; Research Plans; Licensed Research Target Combinations).

(b)    Gatekeeper. Within [***] following Gilead’s request, the Parties will mutually agree on one (1) individual who is not affiliated with either Party, who is experienced in the biopharmaceutical industry and who is able to take on an obligation of confidentiality to both Parties (such individual, the “Gatekeeper”). Gilead will pay the Out-of-Pocket Costs for the Gatekeeper. The Gatekeeper will be required to keep the identity of any Proposed Research Target Combinations confidential and not disclose the identity of any Proposed Research Target Combinations to MacroGenics or its Affiliates except as otherwise set forth in Section 5.1(c) (Confirmed Research Target Combinations).

(c)    Confirmed Research Target Combinations. To exercise a Research Target Nomination Right, Gilead shall, within the Research Target Selection Period, notify the Gatekeeper in writing of the identity of a given Research Target Combination that Gilead wishes to nominate (each, a “Proposed Research Target Combination”). Gilead shall [***]. Notwithstanding the foregoing, Gilead shall notify MacroGenics in writing of the

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identity of the Effector Target that Gilead intends to nominate in a given Research Target Combination [***]; provided that, in the event that such Effector Target constitutes an Other Effector Target, Gilead shall have the right to include such Other Effector Target in a Proposed Research Target Combination solely with MacroGenics’ prior written approval (which may be withheld in MacroGenics’ sole discretion). [***] Gatekeeper’s receipt of such notice from Gilead, the Gatekeeper will notify MacroGenics that Gilead nominated a Proposed Research Target Combination. Within [***] Gatekeeper, MacroGenics will submit a schedule of the current Unavailable Target Combinations. The Gatekeeper will verify whether the Proposed Research Target Combination is on the list of Unavailable Target Combinations and notify the Parties in writing if the Proposed Research Target Combination is not an Unavailable Target Combination. If the Gatekeeper confirms that the Proposed Research Target Combination is not an Unavailable Target Combination, then the Proposed Research Target Combination shall be deemed to be a “Confirmed Research Target Combination” as of the date of such notification by the Gatekeeper. If the Gatekeeper notifies the Parties that the Proposed Research Target Combination is an Unavailable Target Combination, then Gilead shall [***] Proposed Research Target Combinations in accordance with the procedure set forth in this Section 5.1(c) (Confirmed Research Target Combinations), [***] two (2) Confirmed Research Target Combinations. Upon the expiration of the Research Target Selection Period, Gilead shall no longer have the right to nominate any Proposed Research Target Combination, except as set forth in Section 5.1(d) ([***]).

(d)    [***]. Within the period of [***] Period”), Gilead shall have [***] the Research Target Combination for either Research Program. To exercise such [***], Gilead will, [***] notify the Gatekeeper in writing of the [***] Research Target Combination that Gilead [***] Confirmed Research Target Combination and the procedure set forth in Section 5.1(c) (Confirmed Research Target Combinations) for confirming whether a Proposed Research Target Combination is not an Unavailable Target Combination (including the procedure applicable to any Proposed Research Target Combination that contains an Effector Target) will apply, mutatis mutandis.

5.2    Research Program. On a Research Target Combination-by-Research Target Combination basis, [***] Parties receive notification (in accordance with Section
5.1 (Research Target Nomination)) that a given Research Target Combination is a Confirmed Research Target Combination, the Parties shall, through the JSC, discuss in good faith and mutually agree upon a research and early development plan (“Research Plan”), which shall be attached hereto as Schedule 5.2 (Research Plan), for which the overall objective is to generate and characterize Research Molecules and Research Products that are directed to the applicable Confirmed Research Target Combination, from which Gilead can select a product candidate to progress for further Development (such program with respect to a Confirmed Research Target Combination, a “Research Program”). The Research Plan shall: (a) establish the criteria for evaluating potential Research Molecule candidates; (b) define the deliverables, timelines and responsibilities of each Party through the progression of selecting Research Molecule candidates [***] (the “Research Budget”). On a Research Program-by-Research Program basis, Gilead shall, within [***] Research Plan for the Confirmed Research Target Combination that is the subject of such Research Program (such date of JSC approval of the initial Research Plan, the “Research Target Combination License Date”), [***] (the “Research Target Combination License Fee”). Effective as of the Research Target

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Combination License Date, the applicable Confirmed Research Target Combination shall be deemed a “Licensed Research Target Combination”, and the license granted under Section 3.1(a) (Research Term License) shall be deemed to be effective as to such Licensed Research Target Combination. The JSC shall
(i) review, discuss and determine whether to approve any updates or amendments to each Research Plan no less than once per Calendar Quarter; and (ii) oversee and facilitate cooperation and information transfer between the Parties in conducting the activities set forth in each Research Plan. In addition, each Party shall have the right to propose additional amendments to a Research Plan in connection with the progress of the applicable Research Program for the JSC to review, discuss and determine whether to approve. Any proposed amendments to a Research Plan will become effective only upon approval by the JSC. During the applicable Research Term for each Research Program, each Party shall not, and shall procure that its Affiliates, Sublicensees and Permitted Subcontractors shall not, perform any pre-clinical or clinical Development activities with respect to any Research Molecules or Research Products under such Research Program other than the activities expressly set forth in applicable Research Plan.

5.3    Performance Standards. During the Research Term for each Research Program, each Party shall use Commercially Reasonable Efforts to conduct the activities allocated to such Party in the applicable Research Plan and in compliance with all Applicable Laws and Regulations, including applicable national and international (e.g., ICH, GCP, GLP and cGMP) guidelines, and the JSC shall oversee and facilitate the conduct of such activities. Additionally, each Party shall use Commercially Reasonable Efforts to provide any assistance required by the other Party to address or complete activities for which such other Party is responsible pursuant to the Research Plans, or as otherwise mutually agreed upon by the Parties.

5.4    Research Plan Costs. [***] conduct of activities under each Research Program. [***] in connection with the conduct of Research Program activities allocated to [***] under the applicable Research Plan, to the extent such costs are [***] Research Budget, [***]. If MacroGenics [***] in performing the Research Program activities allocated to MacroGenics under the applicable Research Plan that [***] Research Budget, [***] (including in connection with the performance of Regulatory Activities pursuant to Section 7.2 (Research Molecules and Research Products)) [***] Research Program activities that is [***] the JSC and the JSC shall promptly discuss in good faith and approve an amendment to the Research Plan or Research Budget in accordance with Section 2.1 (Joint Steering Committee) that [***] Research Budget or [***] applicable Research Plan). For clarity, in the absence of the JSC approving an amendment to the Research Plan or Research Budget, [***].

5.5    Research Term. On a Research Program-by-Research Program basis, the term of a Research Program shall commence on the Research Target Combination License Date for the applicable Research Target Combination to which such Research Program is directed and continue until the earlier of
(a) the end of the Research Program Opt-In Term for such Research Program, in the event that Gilead does not exercise its Research Program Opt-In for such Research Program, (b) the Research Program Opt-In Effective Date for such Research Program and (c) [***] of the Research Target Combination License Date for the Licensed Research Target Combination that is the subject of such Research Program (the “Research Term” for such Research Program). On a Research Program-by-

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Research Program basis, if Gilead exercises the Research Program Opt-In for a Research Program, then MacroGenics will, and will cause its Affiliates and Permitted Subcontractors to, cooperate with Gilead as Gilead may reasonably request to facilitate an orderly transition of the Development of the applicable Research Molecules and Research Products to Gilead or its designee. During the Research Term for a given Research Program, Gilead shall have right, upon reasonable request and at such times mutually agreed upon by the Parties, to conduct a periodic assessment of the intellectual property landscape for the Research Molecules under such Research Program (an “IP Assessment”). MacroGenics shall reasonably cooperate with Gilead in its conduct of such IP Assessment.

5.6    Records; Updates. During the Term and [***], each Party shall maintain complete, current and accurate records of all activities conducted by or on behalf of such Party pursuant to each Research Plan, and all data and other information resulting from the performance of such activities. Such records shall fully and properly reflect all work performed and results achieved in the performance of any Research Program activities in good scientific manner appropriate for regulatory and patent purposes. Additionally, during each JSC meeting, each Party shall provide the JSC with an update on the results and progress of any Research Program activities conducted by or on behalf of such Party since the prior JSC meeting. In addition, on a Calendar Quarter basis during the Research Term for a given Research Program, each performing Party shall provide the other Party with access to all information and data generated by or on behalf of such Party under such Research Program, with such access being provided through a secure dataroom or such other format mutually agreed upon by the Parties.

5.7    Data Ownership. [***].

5.8    Research Program Opt-In.

(a)    Opt-In Grant. On a Research Program-by-Research Program basis, Gilead has an exclusive option to obtain an exclusive, royalty-bearing, non-transferable (except in accordance with Section 19.4 (Assignment; Change of Control)) license under the MacroGenics Research Technology, with the right to grant sublicenses [***], to Exploit Research Molecules and Research Products that are directed to the applicable Licensed Research Target Combination that is the subject of such Research Program in the Field in the Territory (the “Research Program Opt-In”).

(b)    Research Program Data Package. MacroGenics shall deliver each Research Program Data Package to Gilead [***] Research Program that were required to generate the applicable Research Program Data Package ([***], for purposes of the Research Program Data Package, being deemed [***].

(i)    Deficiency Notice. [***] Research Program Data Package, Gilead may provide MacroGenics with a Deficiency Notice if Gilead believes in good faith that the purported Research Program Data Package provided by MacroGenics does not contain all of the information required to be provided in such Research Program Data Package, which Deficiency Notice will reasonably specify any missing item(s). MacroGenics will modify such Research Program Data Package to reflect such comments and will provide an updated Research Program Data Package that includes the missing information [***] Deficiency Notice; provided that, for clarity, MacroGenics shall not be required to generate any additional data that is not in existence as of the date of delivery of such Research Program Data Package (including re-running any previously performed studies) to the extent such data is supplementary and not required to be set forth in such Research Program Data Package or comply with any requests to modify the presentation or formatting of the then- existing data unless required to be set forth in such Research Program Data Package. If Gilead provides a Deficiency Notice, then the applicable Research Program Opt-In Term will be extended [***].

(ii)    Cooperation. In addition, [***], Gilead may, itself or through the JSC, provide MacroGenics with written notice requesting assistance and cooperation from MacroGenics in analyzing such Research Program Data Package, including a request for a discussion with MacroGenics representative(s) who have relevant knowledge and information regarding such Research Program Data Package, and MacroGenics will use good faith efforts to provide any such assistance and cooperation reasonably requested by Gilead. Additionally, during the applicable Research Program Opt-In Term, Gilead shall use good faith efforts to assist MacroGenics in its efforts to coordinate and compile the

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contents of the Research Program Data Package in advance of completion of the activities under the Research Program and to respond to MacroGenics’ queries regarding the formatting and completeness of such aspects of the Research Program Data Package.

(c)    Option Exercise. On a Research Program-by-Research Program basis, Gilead may exercise the Research Program Opt-In for a Research Program by providing written notification to MacroGenics that it is doing so (“Research Program Opt-In Exercise Notice”) [***] (the “Research Program Opt-In Term”). Upon MacroGenics’ receipt of a Research Program Opt-In Exercise Notice for a Research Program during the Research Program Opt-In Term, the license to Gilead under Section 3.1(b) (Exploitation Licenses for Research Molecules and Research Products) for the Research Molecules and Research Products that are directed to the applicable Licensed Research Target Combination that is the subject of such Research Program [***] (“Research Program Opt-In Date”) [***].

5.9    Technology Transfer. [***] Research Program Opt-In Effective Date for a Research Program, MacroGenics will provide Gilead with copies of all MacroGenics Research Know-How (other than MacroGenics Research Know-How relating to the Manufacture of the applicable Research Molecules and Research Products, the initial transfer of which will be performed in accordance with Section 9.4 (Manufacturing Technology Transfer)) that [***] Research Molecules and Research Products. To facilitate each such transfer, the Parties may mutually agree upon a written technology transfer plan to such MacroGenics Research Know-How (“Research Program Technology Transfer Plan”), which will set forth a process and schedule for the transfer of such MacroGenics Research Know-How, projected levels of support to be provided by each Party, allocation among the Parties of the major activities for such technology transfer and an overall timeline for its progress and completion. Each Party shall complete the activities allocated

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to it under each Research Program Technology Transfer Plan (if any such plan is agreed upon). Thereafter, on a periodic basis [***] MacroGenics Research Know-How (the “Research Program Technology Transfer Period”) as Gilead may reasonably request, MacroGenics will provide to Gilead copies of all MacroGenics Research Know-How that is (a) created, developed, invented or otherwise made in the [***] MacroGenics Research Know-How, [***] Research Molecules and Research Products in accordance with the terms of this Agreement [***] Research Plan. In addition to providing copies of the MacroGenics Research Know-How in accordance with this Section 5.9 (Technology Transfer), MacroGenics will make its personnel reasonably available to Gilead during the Research Program Technology Transfer Period, at Gilead’s expense, so as to enable Gilead to practice under the MacroGenics Technology in connection with the Exploitation of the applicable Research Molecules and Research Products. Other than as set forth in the preceding sentence, [***] MacroGenics Research Know- How in accordance with this Section 5.9 (Technology Transfer).

5.10    Research Program Termination. On a Research Program-by-Research Program basis, in the event that (a) Gilead does not exercise the Research Program Opt-In during the Research Program Opt-In Term for a Research Program or pay the Research Program Opt-In Exercise Fee in accordance with Section 5.8(c) (Option Exercise) or (b) the Outside Date for such Research Program occurs prior to the Research Program Opt-In Effective Date for such Research Program, the following shall occur: (i) such Research Program and all rights and licenses granted by one Party to the other in connection therewith (including pursuant to Sections 3.1(a) (Research Term License), 3.1(b) (Exploitation Licenses for Research Molecules and Research Products) and 3.2(a) (Research Term License)) shall terminate in their entirety,
(ii) this Agreement shall terminate with respect to such Research Program as well as all Research Products and Research Molecules with respect to such Research Program and for clarity, (1) Research Molecules with respect to such Research Program shall not be deemed Licensed Molecules and Research Products with respect to such Research Program shall not be deemed Licensed Products and (2) no Research Product Development Milestone Payments, Commercial Milestone Payments or royalties, in each case, will be due for Research Products with respect to such Research Program, (iii) MacroGenics’ exclusivity obligations pursuant to Section 3.10(b) (Research Program Exclusivity) with respect to the applicable Research Molecules and Research Products shall terminate immediately and (iv) Gilead shall promptly return to MacroGenics or destroy (at MacroGenics’ election) any and all MacroGenics Research Know-How and any other Confidential Information of MacroGenics or its Affiliates solely related to the applicable Research Molecules, Research Products or such Research Program, in accordance with Section 12.1(e) (Obligations Upon Termination). For the avoidance of doubt, upon the early termination of a given Research Program in accordance with this Section 5.10 (Research Program Termination), MacroGenics shall have no further obligations to Gilead with respect to the applicable Research Target Combination and any Research Molecule or Research Product and shall have the right to Exploit (or to not Exploit) in any manner whatsoever any Research Molecule or Research Product, in MacroGenics’ sole discretion, without provision or disclosure of any related information or other Know-How to Gilead in connection therewith.

6.    Gilead Development.

6.1    Antitrust Filings.

(a)    Filings. If Gilead determines, in its sole discretion, that any filings, notices, applications or other submissions under Antitrust Law are necessary or advisable in connection with Gilead’s exercise of the CD123 Option or a Research Program Opt-In (“Antitrust Filing”), then Gilead and MacroGenics will submit such Antitrust Filings (in draft form where applicable) as soon as reasonably practicable. MacroGenics will furnish in a timely manner all information, documents and assistance as

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[***], in connection with the antitrust assessment and, if applicable, with the preparation of any such Antitrust Filings, provided that such information may be redacted as necessary to address legal privilege or confidentiality concerns, or to comply with Applicable Laws and Regulations, and that any information that is considered competitively sensitive may be designated as for “outside antitrust counsel only”. In connection with any such Antitrust Filing, the Parties will furnish promptly to the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice and any other applicable Governmental Entity any additional information requested within their authority under the HSR Act or other Antitrust Law, use reasonable efforts to obtain antitrust clearance for the transactions contemplated hereunder as soon as practicable and otherwise cooperate with each other in any such governmental antitrust clearance process. [***]. Notwithstanding the foregoing, nothing in this Section 6.1(a) (Filings) or otherwise in this Agreement will require Gilead or its Affiliates to, in connection with obtaining antitrust clearance for any of the transactions contemplated hereunder, (i) propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any assets or businesses of Gilead or any of its Affiliates or otherwise take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Gilead or any of its Affiliates, or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Entity seeking to impose any of the restrictions referenced in clause (ii) above.

(b)    Effectiveness.

(i)    CD123 Development Program Effectiveness. Following the CD123 Option Exercise Date, the license set forth in Section 3.1(d) (Exploitation License for CD123 Molecules and CD123 Products) [***], the “CD123 Option Effective Date.” In addition, [***] CD123 Option Exercise Notice, the CD123 Development Term [***].

(ii)    Research Programs Effectiveness. On a Research Program-by-Research Program basis, following the Research Program Opt-In Date for a Research Program, the license set forth in Section 3.1(b) (Exploitation Licenses for Research Molecules and Research Products) for the Research Molecules and Research Products that are directed to the applicable Licensed Research Target Combination [***], the “Research Program Opt-In Effective Date.” [***] Research Program Opt-In Exercise Notice for a Research Program, the Research Term for such Research Program [***].

(c)    Outside Date. If (i) Gilead determines any Antitrust Filings are necessary or advisable in connection with Gilead’s exercise of the CD123 Option or a Research Program Opt-In and (ii) the CD123 Option Effective Date or applicable Research Program Opt-In Effective Date does not occur on or before [***] after the CD123 Option Exercise Date or applicable Research Program Opt-In Date (the “Initial Outside Date”), then Gilead [***] provide written notice to MacroGenics on or prior to the applicable Initial Outside Date to extend such Initial Outside Date by [***] (the Initial Outside Date, as it may be extended, if applicable, the “Outside Date”);

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provided, however, that the Parties may mutually agree to extend the Outside Date if such extension is necessary for Gilead to litigate, defend against, or otherwise contest any challenge, claim, lawsuit or other cause of action in connection with the Gilead’s exercise of the CD123 Option Effective Date or applicable Research Program Opt-In Effective Date pursuant to or under any Antitrust Law.

(d)    Further Assurances. Without limiting the foregoing obligations in this Section
6.1    (Antitrust Filings), each Party will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection with Gilead’s exercise of the CD123 Option or a Research Program Opt-In and keep the other apprised on a prompt basis of the status of any such inquiry or request. Each Party will promptly inform the other Party of any oral communication with, and provide copies of written communications with, any Governmental Entity regarding Gilead’s exercise of the CD123 Option or a Research Program Opt-In. Except as prohibited by Applicable Law and Regulations, no Party will independently participate in any meeting or conference call with any Governmental Entity in respect of any such filings, investigation or other such inquiry without giving the other Party prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

6.2    CD123 Molecules and CD123 Products. After the CD123 Option Effective Date, Gilead shall [***], for the Development of the CD123 Molecules and CD123 Products. Gilead shall use Commercially Reasonable Efforts to Develop [***]. After the CD123 Option Effective Date, Gilead [***] Development or obtaining Regulatory Approval of any CD123 Molecules or CD123 Products other than as set forth in this Section
6.2    (CD123 Molecules and CD123 Products).

6.3    Research Molecules and Research Products. On a Research Program-by-Research Program basis, after the applicable Research Program Opt-In Effective Date, Gilead [***] Development of each Research Molecule and Research Product. Gilead shall use Commercially Reasonable Efforts to Develop [***]. After the Research Program Opt-In Effective Date for a Research Program, Gilead will have no other diligence obligations with respect to the Development or obtaining Regulatory Approval of any Research Molecules or Research Products for such Research Program other than as set forth in this Section 6.3 (Research Molecules and Research Products).

6.4    Performance Standards. Each Party shall conduct all Development activities with respect to the Licensed Molecules and Licensed Products in compliance with all Applicable Laws and Regulations, including applicable national and international (e.g., ICH, GCP, GLP and cGMP) guidelines.

6.5    Records. [***] shall maintain complete, current and accurate records of all activities conducted by or on behalf of Gilead in furtherance of the Development of the Licensed Molecules and Licensed Products after the CD123 Option Effective Date and each Research Program Opt-In Effective Date, as applicable. Such records shall fully and properly reflect all work performed and results achieved in the performance of such Development activities in good scientific manner appropriate for regulatory and patent purposes.

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6.6    Development Reporting. On a Program-by-Program basis, [***] Licensed Product for a Program in the Field in the Territory, Gilead shall provide MacroGenics [***] Development of Licensed Molecules and Licensed Products under such Program during [***], describing, among other matters, those: [***].

6.7    Data Ownership. [***].
7.    Regulatory.

7.1    CD123 Molecules and CD123 Products.

(a)    CD123 Development Term. During the CD123 Development Term, MacroGenics shall be solely responsible, [***], for all Regulatory Activities related to the CD123 Molecules and CD123 Products in the Field in the Territory, and shall own all Regulatory Submissions (including Regulatory Approvals) generated with respect to CD123 Molecules or CD123 Products during the CD123 Development Term. Gilead shall have the right, but not the obligation, to review and comment on all Regulatory Submissions for CD123 Molecules and CD123 Products and MacroGenics shall reasonably incorporate any such comments in such Regulatory Submissions prior to filing thereof and shall promptly provide copies of any Regulatory Submissions (including all material updates thereof) to Gilead. Gilead (or its designee) shall have a right to participate (and MacroGenics may otherwise request Gilead to participate) in meetings and interactions with the Regulatory Authorities that solely relate to any CD123 Molecule or CD123 Product. Gilead shall assist MacroGenics, as reasonably requested by MacroGenics, in connection with the preparation and filing of Regulatory Submissions related to the combination of the [***] with the CD123 Product, including by providing MacroGenics with all necessary data or other information in Gilead’s possession related to (i) [***] Gilead or (ii) the Required Regulatory Activities if Gilead elects to conduct such activities pursuant to Section 4.2(b) (Required Regulatory Activities).

(b)    After the CD123 Development Term. After the expiration (but not early termination) of the CD123 Development Term (with Gilead having exercised the CD123 Option during such time), Gilead shall have the sole right and sole control over [***], all Regulatory Activities related to the CD123 Molecules and CD123 Products, except for any Regulatory Activities relating to the MacroGenics Manufacturing Facilities, including any Regulatory Authority inspections with respect thereto (for which matters MacroGenics shall have responsibility for in accordance with the Clinical Supply Agreement). MacroGenics will support Gilead as may be reasonably requested by Gilead from time to time in connection with Gilead’s preparation, submission to Regulatory Authorities and maintenance of Regulatory Submissions for CD123 Products, including, upon Gilead’s reasonable request, attending meetings with Regulatory Authorities regarding any CD123 Product. [***] Regulatory Activities [***] related to the CD123 Molecules or CD123 Products. Gilead shall [***] Regulatory Activities requested by Gilead after the CD123 Option Effective Date, in accordance with Section 11.1 (Development Costs, Plan Costs and Manufacturing Costs).

7.2    Research Molecules and Research Products. Gilead shall have the sole right and sole control over all Regulatory Activities to be undertaken with respect to Research Molecules and Research Products in connection with any Research Program for which Gilead has exercised the Research Program Opt-In. MacroGenics will support Gilead as may be reasonably requested by Gilead from time to time in connection with Gilead’s preparation, submission to Regulatory Authorities and maintenance of Regulatory Submissions for Research Products, including, upon Gilead’s reasonable request, attending meetings with Regulatory Authorities regarding any Research Product. [***] related to the Research Molecules or Research Products; provided that, with respect to MacroGenics, (a) prior to the Research Program Opt-In Effective Date, subject to Section 5.4 (Research Plan Costs), [***] or (b) after the applicable Research Program Opt-In Effective Date, [***] Gilead. Gilead shall [***].

7.3    Transfer of Regulatory Materials.

(a)    Regulatory Transfer. Promptly after the CD123 Option Effective Date, MacroGenics will, or will cause its designee to, transfer and assign (and hereby does assign and transfer) to Gilead all rights, title and interests in and to all INDs and all other Regulatory Submissions that solely relate to MGD024 and the MGD024 Product (the “Assigned Regulatory Materials”), including copies of

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all such Assigned Regulatory Materials in electronic format, to the extent the same have not been previously made available to Gilead, which transfer will [***] the CD123 Option Effective Date.

(b)    Cooperation. Upon a Party’s written request, the other Party will execute and deliver, or will cause to be executed and delivered, to the requesting Party such endorsements, assignments, commitments, acknowledgements and other documents as may be necessary (a) to assign, convey, transfer and deliver to Gilead all of MacroGenics’ or its applicable Affiliate’s or designee’s rights, title and interests in and to the applicable Assigned Regulatory Materials, or (b) as a result of the transfer to Gilead of the Assigned Regulatory Materials, including submitting to each applicable Regulatory Authority or other governmental authority in the Territory a letter or other necessary documentation (with copy to the other Party) notifying such Regulatory Authority or other governmental authority of, or otherwise giving effect to, the transfer of ownership to Gilead of the Assigned Regulatory Materials in the Field in the Territory as provided in Section 7.3(a) (Regulatory Transfer).

7.4    Right of Reference. MacroGenics will grant, and hereby does grant, to Gilead, effective upon the CD123 Option Effective Date, a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor rule or analogous Applicable Laws and Regulations recognized outside of the United States), to all Regulatory Submissions pertaining to the CD123 Products in the Field submitted by or on behalf of MacroGenics or its Affiliates. Gilead and its Sublicensees may use such right of reference solely for the purpose of seeking, obtaining, supporting and maintaining Regulatory Approval and any Pricing and Reimbursement Approvals, as applicable, for the CD123 Products in the Field in the Territory. MacroGenics will take such actions as may be reasonably requested by Gilead to give effect to the intent of this Section 7.4 (Right of Reference), including, if requested by Gilead, (a) providing a signed statement that Gilead may rely on, and that the applicable Regulatory Authority may access, MacroGenics’ Regulatory Submissions in support of Gilead’s application for Regulatory Approval for any CD123 Product, and (b) providing Gilead with any underlying raw data or information submitted by MacroGenics

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to the Regulatory Authority with respect to any Regulatory Submissions Controlled by MacroGenics or any of its Affiliates that solely relates to any CD123 Product.

7.5    Adverse Event Reporting; Global Safety Database. During the CD123 Development Term, MacroGenics shall establish and maintain a drug safety database for MGD024 and the MGD024 Product, and shall be responsible for monitoring of all related clinical experiences, safety monitoring, pharmacovigilance surveillance and compliance and filing of all required safety reports to all Regulatory Authorities in connection therewith (collectively, “Safety/AE Matters”). MacroGenics will use reasonable efforts to complete the transfer to Gilead of such drug safety database for MGD024 and the MGD024 Product promptly following the CD123 Option Effective Date and, following such transfer, Gilead will have the sole right and responsibility for holding and maintaining such drug safety database. On a Research Program-by-Research Program basis, Gilead shall have the sole right and sole control over, at its sole cost and expense, all Safety/AE Matters in connection with the Research Molecules or Research Products for a given Research Program from and after the Research Program Opt-In Effective Date for such Research Program.

7.6    Recalls. On a Program-by-Program basis, during the Collaboration Term for a Program, MacroGenics will be responsible for any recalls, market suspensions or market withdrawals (collectively, “Recalls”) for the Licensed Products for such Program. On a Program-by-Program basis, after completion of the Collaboration Term for a Program, Gilead shall have the sole right and sole control over any Recalls for the Licensed Products for such Program and MacroGenics will reasonably cooperate in any such Recall efforts. Gilead shall promptly notify MacroGenics in writing of any decision or obligation to undertake a Recall of any Licensed Product and to the extent such Recall is with respect to the MGD024 Product, Gilead shall include in such notice the reasoning behind such determination and any supporting facts. Subject to Article 15 (Indemnification), (a) if a Recall resulted from a Party’s or its Affiliate’s breach of its obligations under this Agreement or the Clinical Supply Agreement, or from such Party’s or its Affiliate’s gross negligence or willful misconduct, then such Party shall bear the expense of such Recall and (b) with respect to any Recall not covered by clause (a), Gilead shall be responsible for all costs of such Recall.

7.7    Conflict. If the Parties rights and obligations in this Article 7 (Regulatory) conflict with the Parties rights and obligations with respect to Development or Commercialization activities under this Agreement, then this Article 7 (Regulatory) will control solely with respect to any such conflict.

8.    Commercialization.

8.1    Responsibility/Diligence. Effective upon the CD123 Option Effective Date, Gilead shall have the sole right and sole control over, [***] Commercialization of the CD123 Products in the Territory and shall [***] Gilead has received Regulatory Approval for a CD123 Product. Effective upon the Research Program Opt-In Effective Date for a Research Program, Gilead shall have the sole right and sole control over, [***] Commercialization of the Research Products for such Research Program in the Territory and shall use Commercially Reasonable Efforts to [***]. Gilead will have no other diligence obligations with respect to the Commercialization of any Licensed Products other than as set forth in this Section 8.1 (Responsibility/Diligence).

8.2    Trademarks. Gilead shall have the sole right and sole control over, at its own expense, all matters relating to the use of, and shall own, all Trademarks used in the Commercialization of Licensed Products, which may vary by country or within a country, but excluding the MacroGenics Platform Trademarks, including the selection, filing, prosecution, maintenance, defense and enforcement thereof.

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9.    Manufacture and Supply.

9.1    MGD024 and MGD024 Products.

(a)    Clinical Supply.

(i)    Prior to the CD123 Option Effective Date. Commencing on the Effective Date and continuing until the CD123 Option Effective Date, MacroGenics shall be solely responsible, [***] Manufacture, either by itself or through one or more Third Parties selected by MacroGenics in accordance with Section 3.4 (Subcontractors), of MGD024 Products for use in connection with any Development activities conducted by or on behalf of the Parties under the CD123 Development Plan (including, for clarity, the Phase 1 Clinical Trial of MGD024 Product). [***] CD123 Development Term, subject to the terms of MacroGenics’ agreements with its Third Party CMOs responsible for the Manufacture of MGD024 Product (or any component thereof) as of the Effective Date, which agreements are set forth on Schedule 9.1(a)(i) (Existing CMO Agreements) (collectively, the “Existing CMO Agreements”), MacroGenics will use Commercially Reasonable Efforts to [***] MGD024 Drug Products [***]; provided that, Gilead [***] Manufacturing and supplying to Gilead any such quantities of MGD024 Product in excess of the quantities [***] for such quantities of MGD024 Drug Product. Notwithstanding the foregoing, upon the expiration (solely in the event that Gilead does not exercise the CD123 Option during such time) or termination of the CD123 Development Term, Gilead shall, upon MacroGenics’ request, transfer to MacroGenics, [***], any MGD024 Drug Product that has not been used by Gilead as of such date.

(ii)    During the Clinical Supply Term. Subject to Section 9.1(a)(v) (Failure to Supply), [***] (the “Clinical Supply Term”), MacroGenics shall use Commercially Reasonable Efforts to Manufacture or have Manufactured, itself or through its Permitted Subcontractors in accordance with Section 3.4 (Subcontractors), all clinical supply of MGD024 Drug Product for Gilead pursuant to the terms of the Clinical Supply Agreement entered into between the Parties; provided that [***], MacroGenics will supply Gilead with all clinical supply of MGD024 Drug Product required for Gilead’s Development activities on and after the CD123 Option Effective Date and Gilead shall [***] in accordance with Section 11.1 (Development Costs, Plan Costs and Manufacturing Costs).

(iii)    Clinical Supply Agreement. [***] (the “Clinical Supply Agreement”) that will set forth the terms and conditions for MacroGenics’ provision, during the Clinical Supply Term, of clinical supplies of the MGD024 Drug Product to Gilead for use in Clinical Trials to be conducted by Gilead using MGD024 Products. The Clinical Supply Agreement will include [***]. Under the Clinical Supply Agreement, MacroGenics shall provide batches of MGD024 Drug Product [***] (the “MGD024 Transfer Price”). The Clinical Supply Agreement will also include [***]. The Parties shall [***] that shall further address and govern issues related to the quality of the MGD024 Drug Product to be supplied by MacroGenics pursuant to the Clinical Supply Agreement (the “Clinical Quality Agreement”). MacroGenics will supply, or cause to be supplied, to Gilead the MGD024 Drug Product, in accordance with the provisions of this Agreement, and once executed, the Parties shall comply with their respective obligations to supply, or cause to be supplied, the MGD024 Drug Product, in accordance with the provisions of the Clinical Supply Agreement and the Clinical Quality Agreement.

(iv)    Gilead Responsibilities. For clarity, during the Clinical Supply Term, Gilead will have the sole right and control over the Packaging and Labeling, either by itself or through one or more Third Parties, of the MGD024 Drug Product for Gilead’s use in Clinical Trials in the Field in the Territory. Subject to completion of the Manufacturing Technology Transfer of all relevant MacroGenics CD123 Know-How in accordance with Section 9.4 (Manufacturing Technology Transfer), following the expiration of the Clinical Supply Term, Gilead shall have the sole right and control over the Manufacture, either by itself or through one or more Third Parties, of MGD024 Products and any other CD123 Products for Development activities conducted by or on behalf of Gilead in the Field in the Territory.

(v)    Failure to Supply. If, (1) in any given [***] of the [***] of MGD024 Drug Product ordered by Gilead for delivery with respect to such period is not delivered or is delivered more than [***] of MGD024 Drug Product ordered by Gilead for delivery for each [***] Gilead will have the right to terminate the Clinical Supply Term after providing written notice to MacroGenics of such

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failure to supply. For clarity, non-conforming MGD024 Drug Product will be deemed not to have been delivered unless and until MacroGenics supplies conforming replacement MGD024 Drug Product. Notwithstanding anything to the contrary herein, the existence of a supply failure pursuant to this Section 9.1(a)(v) (Failure to Supply) shall not, in itself, constitute a breach of this Agreement by MacroGenics (although, for clarity, the underlying cause of such supply failure may be a breach of this Agreement).

(b)    Commercial Supply. Gilead shall have the sole right and control over the Manufacture, either by itself or through one or more Third Parties, of MGD024 Products and any other CD123 Products for Commercialization activities conducted by or on behalf of Gilead in the Field in the Territory.

9.2    Research Molecules and Research Products. Gilead shall have the sole right and sole control over the Manufacture of clinical and commercial supply of Research Molecules and Research Products, [***] Gilead shall ensure that all clinical and commercial supplies of Research Molecules and Research Products are Manufactured in accordance with all Applicable Laws and Regulations.

9.3    Observation by Gilead. On a Program-by-Program basis, after (a) with respect to the CD123 Development Program, the CD123 Option Exercise Date and (b) with respect to a Research Program, the Research Program Opt-In Date for such Research Program, MacroGenics will provide Gilead with the opportunity, upon Gilead’s reasonable request, [***] the Manufacturing processes and procedures for the Licensed Molecules and Licensed Products related to such Program (e.g., review assays, batch records, and release processes and procedures) for the purpose of enabling Gilead (or a Third Party contract manufacturer (“CMO”) designated by Gilead) to Manufacture such Licensed Molecules and Licensed Products pursuant to Section 9.4 (Manufacturing Technology Transfer). If MacroGenics utilizes a CMO for the Manufacture of any Licensed Molecules or Licensed Products, then MacroGenics will use Commercially Reasonable Efforts, including entering into a three- party confidentiality agreement with Gilead and such CMO, to enable Gilead to exercise its observational rights under this Section 9.3 (Observation by Gilead) with respect to any Manufacturing activities for the Licensed Molecules and Licensed Products being conducted by such CMO.

9.4    Manufacturing Technology Transfer. On a Program-by-Program basis, [***] (a) with respect to the CD123 Development Program, the CD123 Option Effective Date and (b) with respect to a Research Program, the Research Program Opt-In Effective Date for such Research Program, MacroGenics will work with Gilead to transfer to Gilead (or its designee) all MacroGenics Licensed Know-How [***] for the applicable Program, to the extent not previously transferred to Gilead under this Agreement, including by providing copies or samples of relevant documentation, materials, and other embodiments of any such MacroGenics Licensed Know-How, and by making available its qualified technical personnel on a reasonable basis to consult with Gilead with respect to such Know-How (for each Program, a “Manufacturing Technology Transfer”). Each Manufacturing Technology Transfer [***] Manufacturing Processes and Manufacture the applicable Licensed Product, and shall be subject to a written plan developed and approved by the Parties through the JSC in good faith with respect to the Manufacturing Technology Transfer (the “Manufacturing Transition Plan”). Each Manufacturing Transition Plan [***] performance of the activities set forth in the applicable Manufacturing Transition Plan (each, a “Manufacturing Transition Budget”). The Parties shall use Commercially Reasonable Efforts to implement each Manufacturing Technology Transfer to Gilead or its designee in accordance with the applicable Manufacturing Transition Plan. [***] Manufacturing Technology Transfer for the relevant Program(s). [***] MacroGenics to conduct activities under the Manufacturing Transition Plan for such Program(s) in accordance [***] MacroGenics shall provide notice to the JSC and the JSC shall promptly discuss in good faith and consider whether to implement any amendments to the Manufacturing Transition Plan [***].

9.5    MacroGenics Manufacturing Support. The Parties understand and agree following the Manufacturing Technology Transfer contemplated by Section 9.4 (Manufacturing Technology Transfer) it may be necessary for Gilead from time to time to seek assistance and cooperation from MacroGenics in connection with the Manufacture of Licensed Products, including with respect to activities performed to increase production quantities of the Licensed Products. MacroGenics will use reasonable efforts to provide any such assistance and cooperation reasonably requested by Gilead [***].

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10.    Payments.

10.1    Upfront Payment. Within [***] after the Effective Date, Gilead shall pay to MacroGenics Sixty Million US Dollars (US$60,000,000), which shall be non-creditable and non- refundable against any other payments due under this Agreement.

10.2    Development and Regulatory Milestone Payments.

(a)    CD123 Products. Subject to the terms and conditions of this Agreement, Gilead shall pay to MacroGenics the one-time, non-creditable, non-refundable milestone payments set forth in the table below in this Section 10.2(a) (CD123 Products) after the first achievement of the applicable milestone events by a CD123 Product, whether such achievement is by or on behalf of Gilead, its Affiliate or any Sublicensee of Gilead (each event, a “CD123 Development Milestone Event” and each payment, a “CD123 Development Milestone Payment”). For clarity, each of the CD123 Development Milestone Payments shall be payable only once, regardless of the number of times the corresponding CD123 Development Milestone Event is achieved. Gilead will promptly notify MacroGenics upon the achievement of each CD123 Development Milestone Event and will pay the corresponding CD123 Development Milestone Payment within [***] following receipt of an invoice from MacroGenics for such CD123 Development Milestone Payment. If Gilead or its Affiliates or Sublicensees achieve all of the CD123 Development Milestone Events (regardless of the number of times such events occur or the number of CD123 Products that trigger such event), then the CD123 Development Milestone Payments payable by Gilead under this Section 10.2(a) (CD123 Products) will not exceed [***].

CD123 Development Milestones
[***]	[***]	[***]
		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

(b)    Research Products. Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, Gilead shall pay to MacroGenics the one-time, non- creditable, non-refundable milestone payments set forth in the table below in this Section 10.2(b) (Research

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Products) within [***] after the first achievement of the applicable milestone events by an Research Product for a Research Program, whether by or on behalf of Gilead, its Affiliate or any Sublicensee of Gilead (each event, a “Research Product Development Milestone Event” and each payment, a “Research Product Development Milestone Payment”). For clarity, each of the Research Product Development Milestone Payments shall be payable only once for each Research Program, regardless of the number of times the corresponding Research Product Development Milestone Event is achieved for such Research Program. If Gilead or its Affiliates or Sublicensees achieve all of the Research Product Development Milestone Events for a Research Program (regardless of the number of times such events occur or the number of Research Products that trigger such event for such Research Program), then the Research Product Development Milestone Payments payable by Gilead under this Section 10.2(b) (Research Products) for a Research Program will not exceed [***].

Research Milestones
[***]	[***]	[***]
		[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

(c)    Skipped Milestones. The milestone events in Section 10.2(a) (CD123 Products) and Section 10.2(b) (Research Products) are intended to be successive with respect to each Licensed Product, such that if a particular milestone event set forth in the table above for a Licensed Product is not achieved prior to the achievement of the next milestone event set forth in the table above for such Licensed Product in such Indication (such non-achieved milestone event, a “Skipped Milestone”), then such Skipped Milestone shall be deemed to have been achieved upon the achievement of such next milestone event to occur, and the milestone payment for such Skipped Milestone shall be due and payable by Gilead to MacroGenics at the time the milestone payment is due and payable for such next milestone event. [***] shall be due and payable by Gilead to MacroGenics at the time the milestone payment for [***] is due and payable under this Section 10.2 (Development and Regulatory Milestone Payments).

10.3    Commercial Milestone Payments. Subject to the terms and conditions of this Agreement, Gilead shall pay to MacroGenics the one-time, non-creditable, non-refundable milestone payments set forth in the table below in this Section 10.3 (Commercial Milestone Payments) within [***] after the end of the Calendar Quarter after the first achievement of the applicable sales milestone event (each event, a “Commercial Milestone Event” and each payment, a “Commercial Milestone Payment”). For clarity: (a) the Commercial Milestone Payments in this Section 10.3 (Commercial Milestone Payments) shall be additive such that if multiple Commercial Milestone Events are achieved in the same Calendar Year, then the Commercial Milestone Payments for all such Commercial Milestone Events shall be payable with respect to such Calendar Year; (b) each of the Commercial Milestone Payments applicable to the CD123 Products shall be payable only once regardless of the number of times the corresponding Commercial Milestone Event is achieved; and (c) each of the Commercial Milestone Payments applicable to Research Products shall be payable only once for each Research Program (i.e., upon achievement of the applicable Commercial Milestone Event by Research Products in each such Research Program). If Gilead or its Affiliates or Sublicensees achieve all of the Commercial Milestone Events (regardless of the number of times such events occur), then the Commercial Milestone Payments payable by Gilead under this Section
10.3 (Commercial Milestone Payments) will not exceed [***].

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Commercial Milestone Event	Milestone Payment
The aggregate Net Sales of all CD123 Products in the Territory in a Calendar Year [***]	[***]
The aggregate Net Sales of all CD123 Products in the Territory in a Calendar Year [***]	[***]
The aggregate Net Sales of all CD123 Products in the Territory in a Calendar Year [***]	[***]
The aggregate Net Sales of all Research Products for a Research Program in the Territory in a Calendar Year [***]	[***]
The aggregate Net Sales of all Research Products for a Research Program in the Territory in a Calendar Year [***]	[***]
The aggregate Net Sales of all Research Products for a Research Program in the Territory in a Calendar Year [***]	[***]

10.4    Royalties on Net Sales.

(a)    Royalty Rate. Subject to the terms and conditions of this Section 10.4 (Royalties on Net Sales), Gilead shall pay to MacroGenics, on a Research Product-by-Research Product and country- by-country basis in the Territory, an [***] royalty on Net Sales for each Research Product in

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the Territory during the applicable Royalty Term for such Research Product in a country in the Territory. Additionally, subject to the terms and conditions of this Section 10.4 (Royalties on Net Sales), Gilead shall pay to MacroGenics on a CD123 Product-by-CD123 Product and country-by-country basis in the Territory, royalties at following percentages of Net Sales for all CD123 Product in the Territory during the applicable Royalty Term for a CD123 Product in a country in the Territory:

Annual Aggregate Net Sales of CD123 Products in the Territory	Royalty Rate

For that portion of aggregate annual Net Sales of all CD123 Products less than or equal to [***]	[***]
For that portion of aggregate annual Net Sales of all CD123 Products greater than [***]	[***]
For that portion of aggregate annual Net Sales of all CD123 Products greater than [***]	[***]

(b)    Expiration of the Royalty Term. Upon expiration of the Royalty Term for a given Licensed Product in a given country (i) no further royalties will be payable in respect of sales of such Licensed Product in such country and no further Net Sales in such country will accrue toward the achievement of the Commercial Milestone Events by Gilead, and (ii) the licenses granted to Gilead under Section 3.1(b) (Exploitation Licenses for Research Molecules and Research Programs) and Section 3.1(d) (Exploitation License for CD123 Molecules and CD123 Products) with respect to the Exploitation of such Licensed Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty free. For clarity, only a single royalty will be payable as a result of one or more Valid Claims claiming a Licensed Product during the Royalty Term.

(c)    Royalty Reduction.

(i)    Lack of Valid Claims. On a Licensed Product-by-Licensed Product and country-by-country basis, if the composition of matter or method of use of a Licensed Product is no longer Covered by a Valid Claim within the Royalty Bearing Patents in a given country, then the royalties payable with respect to such Licensed Product in such country pursuant to Section 10.4(a) (Royalty Rate) will be [***].

(ii)    Biosimilar Product Market Effect. If one or more Biosimilar Products with respect to a Licensed Product are on the market in a country and the volume of sales of such Biosimilar Products in such country constitute [***] or more of the total sales for such Biosimilar Products and Licensed Products in such country in a Calendar Quarter, then Gilead may reduce the royalty payments due for Net Sales for such Licensed Product in such country pursuant to Section 10.4(a) (Royalty Rate) by [***] in such Calendar Quarter and in each Calendar Quarter thereafter during the Royalty Term in which such market reduction exists.

(iii)    [***] the royalties payable by Gilead to MacroGenics with respect to Net Sales of such Licensed Product pursuant to Section 10.4(a) (Royalty Rate) shall be reduced, on a Licensed Product-by-Licensed Product basis, by [***] of the amounts paid by Gilead or its Affiliates or Sublicensees [***] respect to such Licensed Product [***]; provided that the terms of [***] the Licensed Molecules or Licensed Products. In addition, subject to the terms of [***], Gilead will have the right to reduce the royalties payable by Gilead to MacroGenics with respect to Net Sales of a Licensed Product pursuant to Section 10.4(a) (Royalty Rate), on a Licensed Product-by-Licensed Product basis, [***].

(d)    Royalty Floor. Subject to Schedule 10.4(c)(c)(iii) (Special Offset and Indemnification), in no event shall the royalty reductions available to Gilead under Section 10.4(c) (Royalty Reduction), collectively or individually, reduce the royalties payable to MacroGenics for a given Calendar Quarter to less than [***] of the amount otherwise payable under Section 10.4 (Royalties on Net Sales) with respect to an applicable Licensed Product. [***].

11.    Payments; Reports; Records; Audits.

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11.1    Development Costs, Plan Costs and Manufacturing Costs.

(a)    Within [***] Calendar Quarter during the Term, MacroGenics shall submit an invoice to Gilead detailing the FTE Costs and Out-of-Pocket Costs incurred by MacroGenics during such Calendar Quarter to conduct the following activities and Gilead shall pay MacroGenics the full undisputed amount of each such invoice within [***] after its receipt:

(i)    Research Program activities to the extent [***], as further described in and subject to Section 5.4 (Research Plan Costs);

(ii)    [***] CD123 Molecules and CD123 Products [***], as further described in Section 7.1(b) (After the CD123 Development Term);

(iii)    [***] Research Molecules and Research Products [***], as further described in Section 7.2 (Research Molecules and Research Products);

(iv)    [***] the Manufacturing Transition Budget, plus any Allowable Overruns, [***], as further described in and subject to Section 9.4 (Manufacturing Technology Transfer); and

(v)    [***] CD123 Development Plan and within the amount budgeted in the [***], as further described in and subject to Section 4.6 (CD123 Development Program Costs).

(b)    [***], as further described in Section 9.1(a)(ii) (During the Clinical Supply Term), then MacroGenics will invoice Gilead for such MGD024 Drug Product at the MGD024 Transfer Price and Gilead will pay MacroGenics the full undisputed amount of each such invoice within [***]of its receipt.

(c)    Subject to Section 3.6 (Sublicense under the MacroGenics Manufacturing In- Licenses), [***] Licensed Molecules or Licensed Products, shall be invoiced by MacroGenics and such undisputed invoices paid by Gilead within [***] after receipt thereof.

11.2    Royalty Payments.

(a)    During the Term, for each Calendar Quarter following the First Commercial Sale of a Licensed Product in the Territory, Gilead shall furnish to MacroGenics:

(i)    a quarterly written report for the Calendar Quarter showing, on a country- by-country basis, the gross sales of all Licensed Products subject to royalty payments sold by Gilead and its Related Parties in the Territory during the reporting period, a calculation of Net Sales showing the deductions provided for in the definition of “Net Sales” and a calculation of the royalties payable under this Agreement; and

(ii)    a quarterly written report for the Calendar Quarter showing, on a country- by-country basis, Gilead’s royalties payable to Third Parties on Net Sales made during such Calendar Quarter and any royalty adjustments taken by Gilead pursuant to Section 10.4(c) (Royalty Reduction), with such detail as shall reasonably allow MacroGenics to determine the basis for such quarterly costs.

(b)    Reports under this Section 11.2 (Royalty Payments) shall be due within [***] following the close of each Calendar Quarter.

(c)    Royalties shown to have accrued by each report shall, unless otherwise specified under this Agreement, be due and payable [***] after the date such report is due.

11.3    Payment Exchange Rate. All payments to be made by Gilead to MacroGenics under this Agreement shall be made in US Dollars by bank wire transfer in immediately available funds to a bank account in the United States designated in writing by MacroGenics. For invoices that Gilead shall forward

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to MacroGenics, Gilead shall use an exchange rate as published [***] or such other source as the Parties may agree in writing.

11.4    Taxes. Each Party shall be solely responsible for the payment of all taxes, fees, duties, levies or similar amounts imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement. Gilead will make all payments to MacroGenics under this Agreement without deduction or withholding for taxes, except to the extent that any such deduction or withholding is required by Applicable Laws and Regulations in effect at the time of payment. To the extent that Gilead is required by Applicable Laws and Regulations to deduct and withhold taxes on any payment to MacroGenics, Gilead shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to MacroGenics an official tax certificate or other evidence of such payment sufficient to enable MacroGenics to claim such payment of taxes, and in such case, Gilead’s remittance of such withheld taxes, together with payment to MacroGenics of the remaining payment, will constitute Gilead’s full satisfaction of payments due under this Agreement. The Parties agree to cooperate with one another and use reasonable efforts to mitigate tax withholding or similar obligations in respect of the payments made under this Agreement, as permitted by Applicable Laws and Regulations. Notwithstanding the foregoing, if Gilead assigns its rights and obligations hereunder to an Affiliate or Third Party in compliance with Section 19.4 (Assignment; Change of Control) and if such Affiliate or Third Party shall be required by Applicable Laws and Regulations to withhold any additional taxes from or in respect of any amount payable under this Agreement as a result of such assignment, then any such amount payable under this Agreement shall be increased to take into account the additional taxes withheld as may be necessary so that, after making all required withholdings, MacroGenics receives an amount equal to the sum it would have received had no such assignment been made.

11.5    Records.

(a)    Gilead Financial Records. [***], Gilead shall keep complete and accurate records in sufficient detail (i) to allow MacroGenics to determine the basis for the reimbursement amounts payable to MacroGenics under this Article 11 (Payments; Reports; Records; Audits) and (ii) to ensure that MacroGenics receives the full amount of payments for Commercial Milestone Events under Section 10.3 (Commercial Milestone Payments) and royalties payable to it under Section 10.4 (Royalties on Net Sales).

(b)    MacroGenics Financial Records[***], MacroGenics shall keep complete and accurate records in sufficient detail to allow Gilead to determine the basis for the amounts payable to MacroGenics under (i) Section 11.1 (Development Costs, Plan Costs and Manufacturing Costs), including for the Manufacture of MGD024 and MGD024 Products during the Clinical Supply Term or (ii) the Clinical Supply Agreement.

11.6    Audit Rights. Upon the written request of a Party (“Requesting Party”) with reasonable advance notice [***], the other Party shall permit an independent certified public accounting firm of internationally recognized standing selected by Requesting Party and reasonably acceptable to the other Party, at its own expense, to have access during normal business hours to such of the records as may be reasonably necessary to verify the relevant records required to be maintained by the other Party pursuant to Section 11.5 (Records) or that the correct amounts were paid by or to the Requesting Party under this Agreement as a result during any Calendar Year [***]. The accounting firm shall disclose to the Requesting Party only whether the reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Requesting Party in connection with this audit right. [***]. If such accounting firm identifies a discrepancy, the other Party shall pay Requesting Party the amount of the discrepancy [***] of the date Requesting Party delivers to the other Party such accounting firm’s written report so concluding, or as otherwise agreed upon by the Parties. [***].

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11.7    Confidentiality. Each Party shall treat all information of the other Party subject to review under this Article 11 (Payments; Reports; Records; Audits) in accordance with the confidentiality and non- use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the audited Party and any applicable Related Parties, obligating it or them to retain all such information in confidence pursuant to such confidentiality agreement.

12.    Confidentiality; Publication.

12.1    Nondisclosure Obligation.

(a)    Definition and Restrictions. All Confidential Information disclosed by one Party or any of its Affiliates (the “Disclosing Party”) to the other Party or any of its Affiliates (the “Receiving Party”) at any time, including before the Effective Date (to the extent related to the subject matter of this Agreement, including pursuant to the Existing CDA), shall: (1) be maintained in confidence by the Receiving Party, using no less than the efforts that Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, but in any case no less than reasonable care, and (2) not be disclosed by the Receiving Party to any Third Party or used by the Receiving Party for any purpose except as set forth herein or in connection with the exercise of such Party’s rights and performance of its obligations under this Agreement without the prior written consent of the Disclosing Party, in each case ((1) and (2)), [***]. In addition, MacroGenics will keep confidential, and will cause its Affiliates and its and their employees, consultants, licensees, Permitted Subcontractors, professional advisors and Affiliates to keep confidential, the Know- How comprising MacroGenics Licensed Technology and Jointly Owned IP, in each case to the extent specifically related to the Licensed Molecules or Licensed Products on confidentiality terms at least as protective as the confidentiality provisions of this Agreement. The following shall not be deemed Confidential Information for purposes of the restrictions set forth in this Section 12.1(a) (Definition and Restrictions):

(i)    information that is known by the Receiving Party at the time of its receipt without any obligation to keep it confidential or restriction on its use, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s written records;

(ii)    information that is or becomes part of the public domain through no wrongful act or fault on the part of the Receiving Party;

(iii)    information that is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality or any restriction on use with respect to such information; and

(iv)    information that is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s written records.

(b)    Combinations. Any combination of features or disclosures shall not be deemed to fall within the exclusions set forth in Section 12.1(a) (Definition and Restrictions) merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

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(c)    Permitted Disclosures. Notwithstanding the restrictions set forth in Section 12.1(a) (Definition and Restrictions), the Receiving Party may disclose Confidential Information of the other Party (including the existence and terms of this Agreement):

(i)    to any Governmental Entity in order to obtain Patents or to gain or maintain approval to conduct Clinical Trials or to market Licensed Products, provided that such disclosure is only to the extent reasonably necessary to obtain such Patents or authorizations and reasonable steps are taken to ensure confidential treatment of such Confidential Information to the extent available, and for any such disclosure that may be subject to a public disclosure law or regulation, such as the Freedom of Information Act (FOIA) or EU Clinical Trial Regulation, Gilead shall have the obligations as the publishing Party and MacroGenics shall have the rights as the reviewing Party according to the procedure set forth under Section 12.2 (Publication) for review of such disclosure; or

(ii)    subject to Section 12.1(d) (Securities Filings; Disclosures under Applicable Law), to the extent required in the reasonable opinion of such Party’s legal counsel, in connection with complying with Applicable Laws and Regulations (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any other national securities exchange in any jurisdiction in the Territory (each, a “Securities Regulator”));

(iii)    to the extent the Receiving Party deems such disclosure necessary to be disclosed (1) to its Related Parties, or its or their respective employees, agents, representatives, consultants and Permitted Subcontractors (“Representatives”) on a need-to-know basis for the Development, Manufacture or Commercialization of Licensed Molecules and Licensed Products, (2) its attorneys, accountants and advisors, (3) in connection with a prospective or actual licensing transaction or other business agreement or contractual obligation related to Licensed Molecules and Licensed Products, (4) to existing or bona fide prospective acquirers, merger partners, lenders or investors of the Receiving Party in connection with transactions or bona fide prospective transactions with the foregoing, including loans, financings or investments, acquisitions, mergers, consolidations, sale of assets or similar transactions (or for such entities to determine their interest in performing such activities or to determine their rights and obligations as a result of completing such transactions) or (5) in order to perform its obligations or exercise its rights under this Agreement, in each case on the condition that any Third Parties, other than Regulatory Authorities, to whom such disclosures are made agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; [***].

(iv)    if a Party is required by judicial or administrative process to disclose Confidential Information of the other Party that is subject to the non-disclosure provisions of this Section 12.1 (Nondisclosure Obligation), in which case, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 12.1 (Nondisclosure Obligation), and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information, including, by using not less than the same level of efforts to secure such confidential treatment of such information as it would to protect its own Confidential Information of like nature from disclosure.

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(d)    Securities Filings; Disclosure under Applicable Law. Each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the Securities Regulators or to other Persons as may be required by Applicable Law and Regulations, and if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person as may be required by Applicable Law and Regulations, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party is required by any Securities Regulator or other Person as may be required by Applicable Law and Regulations to make a disclosure of the terms of this Agreement in a filing or other submission as required by such Securities Regulator or such other Person, and such Party has: (i) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such filing or other disclosure; (ii) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (iii) given the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by the Securities Regulator or the other Person. Notwithstanding the foregoing, if a Party seeks to make a disclosure as required by a Securities Regulator or other Person as may be required by Applicable Law and Regulations as set forth in this Section 12.1(d) (Securities Filings; Disclosure under Applicable Law) and the other Party provides comments in accordance with this Section 12.1(d) (Securities Filings; Disclosure under Applicable Law), the Party seeking to make such disclosure or its counsel, as the case may be, will use good faith efforts to incorporate such comments.

(e)    Obligations Upon Termination. Upon the earlier of termination or expiration of the Agreement (or in the case of Confidential Information received pursuant to an Upstream License Agreement, upon the expiration or earlier termination of such agreement), except to the extent prohibited by Applicable Laws and Regulations, the Receiving Party shall, and shall promptly require all of its Representatives, to securely return to the Disclosing Party or securely dispose of all Confidential Information of the Disclosing Party (at the Disclosing Party’s election), whether such Confidential Information is in written, electronic or other form of media. If the Receiving Party is not reasonably able to return or securely dispose of the Disclosing Party’s Confidential Information, including, such Confidential Information stored on backup media, then the Receiving Party will continue to protect such Confidential Information in accordance with the terms of this Agreement until such time that it can reasonably return or securely dispose of such Confidential Information. Notwithstanding the foregoing, the Receiving Party may retain: (i) Confidential Information of the Disclosing Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement and (ii) solely for the purpose of determining the scope of its obligations under this Agreement, one (1) copy of Confidential Information received hereunder, and provided further, that a Receiving Party shall not be required to destroy electronic files containing such Confidential Information of the Disclosing Party that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information, and any such retained copies shall continue to be subject to the confidentiality and non-use obligations in accordance with this Agreement.

(f)    Third Party Confidential Information. Notwithstanding any provision to the contrary in this Agreement, with respect to Confidential Information that [***].

12.2    Publication.

(a)    Publication of Results During the Collaboration Period. Except for disclosures permitted pursuant to Section 12.1 (Nondisclosure Obligation), on a Program-by-Program basis, during the Collaboration Term for a Program, if a Party and its employees wish to publish, publicly present or otherwise publicly disclose any paper, publication, oral presentation, abstract, poster, manuscript or other presentation relating to any activity or other matter under this Agreement, then the publishing Party will provide the other Party with, (i) a copy of any proposed written publication at least [***] for an abstract) prior to submission for publication; and (ii) a copy of the graphics and written outline of material to be presented for the proposed oral disclosure (to the extent not included in the graphics) at least [***] prior to submission.

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(b)    Review of Publications and Presentations During the Collaboration Period.

(i)    The reviewing Party shall have the right (1) to propose modifications to the publication or presentation presented for review under Section 12.2(a) (Publication of Results During the Collaboration Period) for patent reasons, trade secret reasons, or for purposes of removing the Confidential Information of the reviewing Party, or (2) to request a reasonable delay in publication or submission for presentation in order to protect trade secret or patentable information.

(ii)    If the reviewing Party requests the removal of the reviewing Party’s Confidential Information or a delay, the publishing Party shall remove such Confidential Information and if requested by the reviewing Party delay submission for publication or submission for presentation for a period of [***] to enable patent applications protecting each Party’s rights in such Confidential Information to be filed in accordance with Article 16 (Intellectual Property) below.

(iii)    Upon expiration of such [***] and satisfaction of any other conditions requested by the reviewing Party, the publishing Party shall be free to proceed with the publication or submission for presentation.

(iv)    Upon request of the Party seeking publication, the reviewing Party shall consider expediting the time frames set forth in this Section 12.2 (Publication).

(v)    If the reviewing Party requests modifications to the publication or submission for presentation, the publishing Party shall edit such publication to prevent disclosure of the Confidential Information of the reviewing Party.

(c)    Publication of Results After the Collaboration Period. On a Program-by- Program basis, following the expiration of the Collaboration Term for a Program, (i) any proposed public disclosure (whether written, electronic, oral or otherwise) by MacroGenics or any of its Affiliates related to activities under this Agreement or the Licensed Molecules or the Licensed Products, in each case, for such Program will require the prior written consent of Gilead and (ii) Gilead or any of its Affiliates will have the right, without any required consents from MacroGenics, to publish, publicly present or otherwise publicly disclose any paper, publication, oral presentation, abstract, poster, manuscript or other presentation relating to any activity or other matter under this Agreement related to such Program, including the results of any Clinical Trial for such Program, or other activities under this Agreement for such Program. Gilead will provide MacroGenics with, (i) a copy of any proposed written publication at least [***] days for an abstract) prior to submission for publication; and (ii) a copy of the graphics and

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written outline of material to be presented for the proposed oral disclosure (to the extent not included in the graphics) at least [***] prior to submission. At MacroGenics’ request, Gilead will remove any Confidential Information of MacroGenics from the proposed publication and reasonably delay submission for publication for a period of [***] in order to enable MacroGenics to seek patent protection of MacroGenics’ patentable information disclosed therein.

12.3    Publicity; Use of Names.

(a)    Press Releases. On such date and time as may be agreed by the Parties after the Effective Date, the Parties shall issue a joint press release announcing the execution of this Agreement in the form attached hereto as Schedule 12.3(a) (Press Release). A Party may issue any subsequent press release relating to this Agreement or activities conducted hereunder [***] of the preceding sentence, the Disclosing Party shall provide the other Party a copy of such proposed disclosures at least [***] prior to the proposed release and consider in good faith any comments the other Party may make, where practicable, and in light of any reporting obligations of such Disclosing Party under Applicable Laws and Regulations, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any other governmental agency.

(b)    No Other Use of Company Names. Neither Party shall use the name, Trademark, trade name or logo of the other Party, its Affiliates or its or their employees in any publicity or news release relating to this Agreement or its subject matter without the prior express written permission of the other Party.

(c)    Approved Press Releases. In addition and notwithstanding anything to the contrary herein, (i) if the relevant text of a proposed press release has already previously been reviewed and approved for disclosure by the other Party then such text may be disclosed or republished in such proposed press release, provided that the information in such press release remains true, correct and the most current information with respect to the subject matters set forth therein and, where practicable, the Party issuing such press release provides notice to the other Party of such press release [***] prior to the issuance of such press release, and (ii) if the relevant text of a proposed public announcement such as a corporate presentation or comments to analysts or investors has already previously been reviewed and approved for disclosure by the other Party (whether in the form of an approved press release or prior approved presentation materials, Q&A script or the like) then such text may be included in such proposed public announcement (but not a press release) without resubmission and review by the other Party so long as the information in such materials remains true, correct and the most current information with respect to the subject matters set forth therein.

13.    Compliance.

13.1    General. Each Party shall comply with the terms of this Agreement and all Applicable Laws and Regulations relating to activities performed or to be performed by such Party (or its Affiliates, Permitted Subcontractor(s) or Sublicensee(s)) under or in relation to the Development, Manufacturing,

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Commercialization, or other Exploitation of Licensed Molecules and Licensed Products pursuant to this Agreement (each such Party, a “Subject Party”).

13.2    Covenants, Representations and Warranties For Compliance with Laws. Without limiting the generality of Section 13.1 (General), each Subject Party agrees, on behalf of itself, its Affiliates, and its and their officers, directors, employees, agents, representatives, consultants, and Permitted Subcontractors (together with such Party, the “Obligants”) that for the performance of its obligations hereunder:

(a)    Anti-Corruption Laws.

(i)    Its Obligants shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to: (1) any Government Official in order to influence official action; (2) any Person (whether or not a Government Official) (x) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“Acting Improperly”), (y) to reward such Person for Acting Improperly, or (z) where such Person would be Acting Improperly by receiving the money or other thing of value; (3) any other Person while knowing or having reason to know that all or any portion of the money or other thing of value shall be paid, offered, promised or given to, or shall otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (4) any Person to reward that Person for Acting Improperly or to induce that Person to Act Improperly.

(ii)    Its Obligants shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(iii)    The Subject Party and its Obligants shall comply with the Anti-Corruption Laws and shall not take or perform any action that constitutes, or would reasonably be expected to constitute, a violation of any such laws or cause either Party (or its Affiliates) to be in violation of any such laws. In furtherance of the foregoing, each acknowledges and confirms the following:

(1)    Each Subject Party has reviewed its internal programs in relation to the Anti-Corruption Laws and the ability of its Obligants to adhere to such laws in performance of its obligations hereunder in advance of the signing of this Agreement and warrants that it and its Obligants can and shall continue to comply with such Anti-Corruption Laws in performance of its obligations hereunder and further represents and warrants that should either Party identify in writing to the other Party any measures that should be reasonably taken to improve its Obligants’ compliance with such Anti-Corruption Laws for the performance of its obligations hereunder (the “Improvement Plan”), the Subject Party shall use Commercially Reasonable Efforts to implement such Improvement Plan within an agreed reasonable timeframe (which shall in any event not be in [***]) from the [***]. In the absence of such Party using Commercially Reasonable Efforts to achieve the full implementation by such of such Improvement Plan within the aforesaid [***], the other Party shall be entitled to terminate this Agreement, upon written notice to the Subject Party with immediate effect, to be relieved of any obligations, and to seek compensation from the Subject Party;

(2)    To the best of the Subject Party’s and its Affiliates’ knowledge after reasonable diligence, none of its Obligants that will participate in or support the Subject Party’s performance of its obligations hereunder has, directly or indirectly, (x) paid, offered or promised to pay, or authorized the payment of any money; (y) given, offered or promised to give, or authorized the giving of anything else of value; or (z) solicited, received or agreed to accept any payment of money or anything else

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of value, in each case ((x), (y) and (z)), in violation of the Anti-Corruption Laws during the three (3) years preceding the date of this Agreement.

(3)    To the best of the Subject Party’s and its Affiliates’ knowledge, none of its intellectual property rights, technology, contracts, materials, or licenses or other assets that are the subject of this Agreement, other than those provided by or on behalf of the other Party, were procured in violation of any Anti-Corruption Laws.

(4)    The Subject Party, on behalf of itself and its Obligants, represents and warrants to the other Party that all information provided by the Subject Party and its Obligants to the other Party in any anti-bribery and corruption due diligence checklist, similar due diligence process performed by the other Party or its Affiliates or inquiry by the other Party related to the Subject Party’s or its Obligants compliance with Anti-Corruption Laws is true, complete and correct in all material respects at the date it was provided and that any material changes in circumstances relevant to the answers provided in such exercise shall be promptly disclosed to the other Party.

(5)    The Subject Party shall promptly provide the other Party with written notice of any of the following events: (i) upon becoming aware of any actual, alleged, or potential breach or violation by the Subject Party or any of its Obligant of any representation, warranty or undertaking set forth in this Section 13.2 (Covenants, Representations and Warranties For Compliance with Laws); (ii) upon receiving a notification that it is the target or subject of an investigation, formal or informal inquiry or enforcement proceedings by a government authority for violation of any Anti-Corruption Laws; (iii) upon receiving any notice, request, subpoena or citation from a government authority for any violation of any Anti-Corruption Law; or (iv) upon receipt of information that any of the Subject Party’s Obligants is the target or subject of an investigation, formal or inform enquiry or enforcement proceedings by a government authority for a violation of any Anti-Corruption Law.

(6)    [***], the Subject Party shall for the purpose of auditing and monitoring the performance of its compliance with this Agreement and particularly this Section 13.2 (Covenants, Representations and Warranties For Compliance with Laws) permit the other Party, its Affiliates, any auditors of any of them and any government authority to have reasonable access to any premises of the Subject Party or its Obligants used in connection with this Agreement, together with a right to reasonably access personnel and records that relate to this Agreement (“Subject Party Audit”). The Subject Party shall provide or procure that its Obligants shall provide all co-operation as reasonably requested by the other Party for the purposes of the Subject Party Audit, with the understanding that the other Party shall be responsible for all costs and fees of any Subject Party Audit and the other Party shall procure that any auditor enters into a confidentiality agreement consistent with the confidentiality provisions elsewhere in this Agreement in all material respects.

(7)    If (A) the other Party becomes aware of, whether or not through a Subject Party Audit, that the Subject Party (or any of its Obligants) is in breach or violation of any representation, warranty or undertaking in Section 13.1 (General) or of the Anti-Corruption Laws; or (B) the other Party receives notification that a suspected or actual violation of an Anti-Corruption Law has occurred by the Subject Party or any of its Obligants, in each case of (A)-(B), the other Party shall have the right, in addition to any other rights or remedies under this Agreement or to which the other Party may be entitled in law or equity, to take such steps as are reasonably necessary in order to avoid a potential violation or continuing violation by the other Party or any of its Affiliates of the Anti-Corruption Laws, including by requiring that the Subject Party agrees to and uses Commercially Reasonable Efforts to implement any curative actions requested by the other Party. In the event that the Subject Party refuses to agree to use Commercially Reasonable Efforts to achieve all of the curative actions requested by the other Party (and

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provided that the other Party has (x) provided the Subject Party with an explanation in reasonable detail as to why the other Party considers such actions necessary, (y) given the Subject Party a reasonable opportunity to review and comment upon the proposed actions and to provide its view as to the necessity or usefulness of these to address the event concerned, and (z) considered such comments in good faith), the other Party shall be entitled to terminate this Agreement in its entirety with immediate effect. Any termination of this Agreement pursuant to this Section 13.2 (Covenants, Representations and Warranties For Compliance with Laws) shall be treated as a termination for breach by the Subject Party of this Agreement and the consequences of termination shall apply and additionally: (1) subject to the accrued rights of the Parties prior to termination, the other Party shall have no liability to the Subject Party for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination; and (2) any amounts that would otherwise be payable to the Subject Party pursuant to this Agreement in its entirety, as applicable, including any then outstanding and unpaid claims for payment shall be null and void to the extent permissible under Applicable Laws and Regulations.

(8)    The Subject Party shall be responsible for any breach of any representation, warranty or undertaking in this Section 13.2 (Covenants, Representations and Warranties For Compliance with Laws) or of the Anti-Corruption Laws by any of its Obligants.

(b)    Data Protection Laws. From time to time during the Term, either Party may provide the other Party with personal information that falls under the protection of Data Protection Laws (“Protected Personal Information”). Each Party agrees to comply with all Data Protection Laws relating to Processing of such Protected Personal Information. The Parties agree to use good-faith efforts to agree upon and implement any security protocols and information handling guidelines that such Party’s legal advisors recommend in connection with such Party’s compliance with Data Protection Laws.

(c)    Information Security.

(i)    Each Party will comply with Applicable Laws and Regulations in its storage, maintenance, use and dissemination of the other Party’s Confidential Information which it receives or to which it obtains access (such Confidential Information “Secured Information”).

(ii)    Each Party will employ commercially reasonable security measures to protect Secured Information in accordance with accepted applicable industry standards and such Party’s information security policy as amended from time to time. As necessary, each Party will employ additional security measures to protect Secured Information.

(iii)    Each Party agrees and warrants that it will implement administrative, physical and technical safeguards to protect Secured Information that are no less rigorous than accepted industry practices and standards for information security and shall ensure that all such safeguards comply with Applicable Laws and Regulations.

(iv)    Each Party will notify the other Party by email immediately, [***] of becoming aware of (1) any act or omission that materially compromises the security, confidentiality, or integrity of the physical, technical, administrative, or organizational safeguards put in place by or on behalf of a Party, that relate to the protection of the security, confidentiality, or integrity of Secured Information or Protected Personal Information, or (2) receipt of a notification in relation to Protected Personal Information or the privacy and data security practices of such Party or any actual or suspected accidental or unlawful destruction, loss, alteration, disclosure of, or access to, Protected Personal Information transmitted, stored or otherwise Processed; (each of (1) and (2) individually and collectively a “Security Incident”).

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(v)    Other than as required by Applicable Laws and Regulations or a contractual obligation to a Third Party, each Party agrees that it will not inform any Third Party of an actual or potential Security Incident related to the other Party’s Confidential Information (including but not limited to work product under the Agreement and such other Party’s intellectual property) without first obtaining such other Party’s prior consent.

(d)    Export Control Laws. Each Party will comply with all Applicable Laws and Regulations relating to (i) economic and trade sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (ii) the export or re-export of commodities, technologies or services (“Export Control Laws”). Each Party acknowledges and expressly agrees that certain laws of the United States and other countries, including, without limitation, the Export Control Laws, the United States Anti-Money Laundering laws, the United States Anti-Terrorism laws and the FCPA, and U.S. sanctions programs administered by the Office of Foreign Assets Control (“OFAC”) and the Bureau of Industry and Security, among others, may result in the imposition of sanctions on the other Party or its Affiliates in the event that, directly or indirectly, products are exported to or imported from, or payments are sent to or received from various countries or regions. Each Party warrants that it has searched OFAC’s Consolidated Sanctions List, available at https://sdnsearch.ofac.treas.gov, in order to ensure compliance with all applicable sanctions regulations.

(e)    Compliance Event Reporting. The other Party may disclose the terms of this Agreement or any action taken under this Section 13.2 (Covenants, Representations and Warranties For Compliance with Laws) to prevent a potential violation or continuing violation of applicable Anti- Corruption Laws, Data Protection Laws or Export Control Laws, including the identity of the Subject Party and the payment terms, to any government authority if the other Party determines, upon advice of counsel, that such disclosure is necessary.

14.    Representations and Warranties.

14.1    Representations and Warranties of MacroGenics. Except as set forth on Schedule 14.1 (Exceptions to the Representations and Warranties of MacroGenics) (which schedule may be updated by MacroGenics immediately prior to the CD123 Option Effective Date and each Research Program Opt-In Effective Date), MacroGenics represents and warrants to Gilead that, as of the Effective Date the CD123 Option Effective Date and each Research Program Opt-In Effective Date:

(a)    it is duly organized, validly existing and in good standing under the Applicable Law and Regulations of the jurisdiction of its formation;

(b)    this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to: (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(c)    it has the full right, power and authority to enter into this Agreement, to grant the licenses contemplated hereunder, and the fulfillment of its obligations and performance of its activities hereunder do not conflict with, violate, or breach or constitute a default under any contractual obligation or court or administrative order by which MacroGenics is bound;

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(d)    all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by MacroGenics as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained;

(e)    it Controls the right, title and interest in and to the MacroGenics Licensed Patents and MacroGenics Licensed Know-How, and has the right to grant to Gilead the licenses under such MacroGenics Licensed Patents and MacroGenics Licensed Know-How and the sublicenses under the Existing Upstream License Agreements that it purports to grant and may grant hereunder and has not granted any Third Party rights under such MacroGenics Licensed Patents, MacroGenics Licensed Know- How and Existing Upstream License Agreements that would interfere or be inconsistent with Gilead’s rights hereunder;

(f)    as of the Effective Date, Schedule 1.80 (MacroGenics Licensed Patents) sets forth a complete and accurate list of all MacroGenics Licensed Patents issued or pending, and all such Patents have been prosecuted and maintained by or on behalf of MacroGenics in good faith and if issued, are in full force and effect and to its MacroGenics’ Knowledge, are valid and enforceable. All application, registration, maintenance and renewal fees due as of the Effective Date with respect to all MacroGenics Licensed Patents set forth on Schedule 1.80 (MacroGenics Licensed Patents) have been paid and all necessary documents and certificates have been filed with the relevant patent registries for the purpose of maintaining such MacroGenics Licensed Patents;

(g)    Except with respect to any MacroGenics Licensed Technology that is licensed under the Upstream License Agreements, the MacroGenics Licensed Patents and MacroGenics Licensed Know-How are not subject to any other Third Party agreements or existing royalty or other payment obligations to any Third Party;

(h)    Except with respect to any MacroGenics Licensed Technology that is licensed under the Existing Upstream License Agreements, MacroGenics is the sole and exclusive owner of the MacroGenics Licensed Patents and MacroGenics Licensed Know-How, in each case, free and clear of all liens and encumbrances;

(i)    MacroGenics and its Affiliates have obtained from all individuals who participated in any respect in the invention or authorship of any MacroGenics Licensed Technology effective assignments of all ownership rights of such individuals in such MacroGenics Licensed Technology, either pursuant to written agreement or by operation of law; and to the Knowledge of MacroGenics, no Person who claims to be an inventor of an invention claimed in a MacroGenics Licensed Patent is not identified as an inventor of such invention in the filed patent documents for such MacroGenics Licensed Patent;

(j)    all of MacroGenics and its Affiliates’ employees, officers and consultants: (1) have executed agreements or have existing obligations under Applicable Law and Regulations requiring assignment to MacroGenics or its Affiliates of all inventions made during the course of and as the result of their association with MacroGenics or its Affiliates, as applicable, and obligating the individual to assign to MacroGenics or its Affiliates, as applicable, all inventions made during the course of performance under this Agreement; (2) are not subject to any agreement with any other Third Party that requires such officer or employee or consultant to assign any interest in any MacroGenics Licensed Technology to such Third Party; and (3) have executed agreements or have existing obligations under Applicable Law and Regulations obligating the individual to maintain as confidential MacroGenics’ Confidential Information as well as confidential information of other parties (including of Gilead and its Affiliates) that such individual may receive in its performance under this Agreement, to the extent required to support MacroGenics’ obligations under this Agreement;

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(k)    there is no action, suit, inquiry, investigation or other proceeding threatened in writing, pending, or ongoing by any Third Party that challenges or threatens the validity or enforceability of any of the MacroGenics Licensed Patents or MacroGenics Licensed Know-How. In the event that MacroGenics receives written notice of any such action or proceeding, it shall notify Gilead in writing;

(l)    to the Knowledge of MacroGenics, the use of the MacroGenics Licensed Technology in the performance of the activities under the CD123 Development Plan and the Exploitation of any CD123 Molecule or CD123 Product, in each case, as contemplated to be conducted under this Agreement, does not infringe, misappropriate or otherwise violate any intellectual property owned or controlled by any Third Party;

(m)    there is no action, suit, inquiry, investigation or other proceeding threatened in writing, pending, or ongoing by any Third Party (and it is not aware of any grounds therefor) that alleges the use of the MacroGenics Licensed Patents or the MacroGenics Licensed Know-How or the Exploitation of any Licensed Molecule or Licensed Product would infringe, misappropriate or otherwise violate any intellectual property rights of any Third Party (and it has not received any written notice alleging such an infringement). In the event that MacroGenics receives written notice of any such action or proceeding, it shall notify Gilead in writing;

(n)    Schedule 1.151 (Upstream License Agreements) sets forth a complete and accurate list of the Upstream License Agreements in effect as of the Effective Date, the CD123 Option Effective Date or the Research Program Opt-In Effective Date (as applicable). MacroGenics has provided Gilead true, correct and complete copies of each such Upstream License Agreement (in reasonably redacted form). Each such Upstream License Agreement is in full force and effect, and there has been no default of or under (or notice of default of or under) any such Upstream License Agreement, in each case, that could give the relevant Third Party licensor to such Upstream License Agreement the right to terminate such agreement as a result of any action or omission or alleged act or omission of MacroGenics or its Affiliates or, to the Knowledge of MacroGenics, the actions or omissions of any Third Party. MacroGenics has not waived any of its rights under any such Upstream License Agreement to which it is party. Immediately following the Effective Date, the CD123 Option Effective Date or the Research Program Opt-In Effective Date (as applicable), MacroGenics will continue to be permitted to exercise all of its rights under each such Upstream License Agreement to which it is party pursuant to the terms thereof without the payment of any additional amounts of consideration beyond ongoing fees, royalties or payments that MacroGenics would otherwise be required to pay in accordance with the terms of such Upstream License Agreement had the transactions contemplated by this Agreement not occurred;

(o)    Schedule 9.1(a)(i) (Existing CMO Agreements) sets forth a complete and accurate list of the Existing CMO Agreements. MacroGenics has provided Gilead true, correct and complete copies of each such Existing CMO Agreement (in reasonably redacted form). Each such Existing CMO Agreement is in full force and effect, and there has been no default of or under (or notice of default of or under) any such Existing CMO Agreement, in each case, that could give the relevant Third Party CMO under such Existing CMO Agreement the right to terminate such agreement as a result of any action or omission or alleged act or omission of MacroGenics or its Affiliates or, to the Knowledge of MacroGenics, the actions or omissions of any Third Party;

(p)    MacroGenics has disclosed to Gilead (i) all safety data and other material information and data related to MGD024, including all safety data from the ongoing clinical trial for MGD024, with the study number CP-MGD024-01; and (ii) all material correspondences sent to or received from any Regulatory Authority related to MGD024, in each case ((i) and (ii)), in the possession or control of MacroGenics or its Affiliates;

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(q)    Other than as permitted under the CD123 Development Plan or Research Plan, (i) the Development or Commercialization of the MacroGenics Platform by Gilead is not necessary (1) for Gilead to conduct the activities contemplated under the CD123 Development Plan or the Research Plans hereunder or (2) to MacroGenics’ Knowledge, for the Exploitation of any Licensed Molecule or Licensed Product by Gilead in accordance with this Agreement to the extent known to MacroGenics and (ii) MacroGenics is not, and has not, Developed or Commercialized the MacroGenics Platform in the Exploitation of any Licensed Molecule or Licensed Product;

(r)    Except as set forth in Schedule 14.1, no government funding, facilities of a university, college, or other educational institution or research center was used in the development of any of the MacroGenics Licensed Patents that are owned or jointly owned by MacroGenics. No individual who was involved in, or who contributed to, the creation or development of any MacroGenics Licensed Patent that is owned or jointly owned by MacroGenics has performed services for the government, a university, a college, or other educational institution or research center in a manner that would affect Gilead’s rights to such MacroGenics Licensed Patent; and

(s)    Solely as of the Effective Date, to the Knowledge of MacroGenics, MacroGenics has not intentionally failed to furnish Gilead with any material information specifically requested by Gilead in writing, or intentionally concealed from Gilead any material information in its possessions, in each case, relating to the MacroGenics Licensed Technology, that MacroGenics reasonably believes would be material to Gilead’s decision to enter into this Agreement and undertake the commitments and obligations set forth herein as anticipated to be conducted hereunder.

14.2    Representations and Warranties of Gilead. Gilead represents and warrants to MacroGenics that, as of the Effective Date, the CD123 Option Effective Date and each Research Program Opt-In Effective Date:

(a)    it is duly organized, validly existing and in good standing under the Applicable Law and Regulations of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)    this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to: (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; or (ii) laws governing specific performance, injunctive relief and other equitable remedies;

(c)    it has the full right, power and authority to enter into this Agreement, to grant the licenses granted hereunder, and the fulfillment of its obligations and performance of its activities hereunder do not conflict with, violate, or breach or constitute a default under any contractual obligation or court or administrative order by which Gilead is bound;

(d)    all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by Gilead as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained; and

(e)    solely as of the Effective Date, neither it nor its Affiliates is, directly or indirectly, researching, developing, manufacturing or commercializing any bi-specific molecule that is directed to CD3 and CD123.

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14.3    Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date, such Party is not debarred under the United States Federal Food, Drug and Cosmetic Act or comparable laws in any other country or jurisdiction, and it does not, and will not during the Term, employ or use the services of any person or entity who is debarred, in connection with the Development, Manufacture or Commercialization of the Licensed Products. In the event that either Party becomes aware of the debarment or threatened debarment of any person or entity providing services to such Party, including the Party itself and its Affiliates or (Sub)licensees, which directly or indirectly relate to activities under this Agreement, the other Party shall be immediately notified in writing.

14.4    Covenant.

(a)    Mutual Covenant. Each Party hereby covenants to the other Party that it will not, and will not permit its Affiliates, (Sub)licensees or anyone acting on its or their behalf to, grant or otherwise convey to any Third Party any rights that would interfere or be inconsistent with such other Party’s rights hereunder.

(b)    Additional Covenants of MacroGenics.

(i)    Neither MacroGenics nor its Affiliates will grant any option, right or license to any Third Party relating to any of the intellectual property rights it Controls (including the MacroGenics Licensed Technology), or otherwise with respect to any Licensed Product, which (1) conflict with any of the options, rights or licenses granted to Gilead hereunder or (2) has an adverse effect on MacroGenics’ ability to grant the options, rights or licenses granted to Gilead hereunder or to perform its obligations under this Agreement.

(ii)    Except as otherwise expressly permitted under this Agreement, MacroGenics will not, and will cause its Affiliates not to: (1) assign, transfer, convey, encumber (through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, any assets related to the MacroGenics Licensed Technology or any Licensed Product, except to the extent that such assignment, transfer, conveyance, encumbrance or disposition would not conflict with, be inconsistent with or adversely affect in any respect any of the options, rights or licenses granted to Gilead hereunder; or (2) license or grant to any Third Party, or agree to license or grant to any Third Party, any rights under the MacroGenics Licensed Technology the Exploitation of any Licensed Product.

(iii)    MacroGenics will: (1) maintain Control of all MacroGenics Licensed Technology licensed or sublicensed to Gilead under each Upstream License Agreement; and (2) not terminate, intentionally breach or otherwise materially default under any Upstream License Agreement or Existing CMO Agreement in a manner that would permit the counterparty thereto to terminate such Upstream License Agreement or Existing CMO Agreement (as applicable) or otherwise diminish the scope or exclusivity of the licenses granted to Gilead under any MacroGenics Licensed Technology.

(iv)    MacroGenics will not (1) modify, amend, or terminate any Upstream License Agreement, or exercise, waive, release, or assign any rights or claims thereunder, in each case in a manner that would adversely affect Gilead’s rights or MacroGenics’ ability to perform its obligations under this Agreement or (2) modify or amend any Upstream License Agreement in a manner that would impose additional obligations on Gilead as a sublicensee under such Upstream License Agreement, in each case ((1) and (2)), without first obtaining Gilead’s prior written consent.

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(v)    If MacroGenics receives notice of an alleged default by MacroGenics or its Affiliates under any Upstream License Agreement, where termination of such Upstream License Agreement or any diminishment of the scope or exclusivity of the licenses granted to Gilead under the MacroGenics Licensed Technology is being or could be sought by the counterparty or result from such default, then MacroGenics will provide written notice thereof to Gilead within [***] thereafter, which notice may be redacted to protect commercially sensitive information or information related to products that are not Licensed Products. Within [***] after receipt of such notice (or such other time period as is reasonably necessary to allow Gilead to meaningfully cure the alleged breach) and, solely in the event MacroGenics determines not to contest such alleged default and otherwise fails to cure such alleged default within such period, MacroGenics hereby grants to Gilead the right (but not the obligation) to: (1) cure such alleged breach; and (2) offset any costs or expenses incurred in connection therewith against any payments due or that may become due under this Agreement.

(c)    Additional Covenants of Gilead.

(i)    Gilead and its Affiliates shall comply with, and will contractually require its Sublicensees and Permitted Subcontractors to comply with, all applicable terms of any Upstream License Agreement with respect to a sublicensee that are disclosed to Gilead; and

(ii)    If MacroGenics receives notice of an alleged breach by Gilead or any of its Affiliates, Sublicensees or Permitted Subcontractors of an Upstream License Agreement, then MacroGenics may notify Gilead of such breach and Gilead will use Commercially Reasonable Efforts to cooperate with and assist MacroGenics in curing such breach (which may include, at Gilead’s election, terminating Gilead’s sublicense under the applicable Upstream License Agreement).

14.5    No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD- PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. WITHOUT LIMITING THE FOREGOING, THE PARTIES AGREE THAT THE CD123 DEVELOPMENT MILESTONE EVENTS, RESEARCH PRODUCT DEVELOPMENT MILESTONE EVENTS, COMMERCIAL MILESTONE EVENTS AND NET SALES LEVELS SET FORTH IN THIS AGREEMENT OR THAT HAVE OTHERWISE BEEN DISCUSSED BY THE PARTIES ARE MERELY INTENDED TO DEFINE THE MILESTONE PAYMENTS AND ROYALTY OBLIGATIONS IF SUCH CD123 DEVELOPMENT MILESTONE EVENTS, RESEARCH PRODUCT DEVELOPMENT MILESTONE EVENTS, COMMERCIAL MILESTONE EVENTS OR NET SALES LEVELS ARE ACHIEVED. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP, MANUFACTURE OR COMMERCIALIZE ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OR PROFIT (LOSS) OF SUCH LICENSED PRODUCT WILL BE ACHIEVED.

15.    Indemnification.

15.1    By Gilead. Gilead agrees to indemnify and hold harmless MacroGenics, its Affiliates, and its and their directors, officers, employees and agents (individually and collectively, the “MacroGenics Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred in connection with any Third

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Party Claims to the extent arising from: (a) activities by Gilead or any of its Related Parties or their respective Representatives with respect to the Programs and any other Development, use, Manufacture, Commercialization, import, distribution, sale or other Exploitation of Licensed Molecules or Licensed Products or the exercise of their rights or performance of their obligations related thereto except those actions for which MacroGenics has an indemnification obligation to a Gilead Indemnitee under Schedule 10.4(c)(iii) (Special Offset and Indemnification), (b) the gross negligence, illegal conduct or willful misconduct of Gilead or any of its Related Parties or their respective Representatives in connection with this Agreement, or (c) Gilead’s breach of this Agreement or the Clinical Supply Agreement, except, in each case of (a)-(c), to the extent such Third Party Claims arise from any action for which MacroGenics has an indemnification obligation to a Gilead Indemnitee under Section 15.2 (By MacroGenics) or Schedule 10.4(c)(iii) (Special Offset and Indemnification).

15.2    By MacroGenics. In addition to Schedule 10.4(c)(iii) (Special Offset and Indemnification), MacroGenics agrees to indemnify and hold harmless Gilead, its Affiliates, and its and their directors, officers, employees and agents (individually and collectively, the “Gilead Indemnitee(s)”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from:
(a) activities by MacroGenics or any of its Related Parties or their respective Representatives with respect to (i) the Programs and any other Development, use, or Manufacture of Licensed Molecules or Licensed Products or the exercise of their rights or performance of their obligations related thereto, (ii) any Exploitation of any CD123 Molecule or CD123 Product prior to the Effective Date or after the effective date of termination of this Agreement and (iii) any Exploitation of any Research Molecule or Research Product after the effective date of termination of this Agreement, (b) the gross negligence, illegal conduct or willful misconduct of or any of MacroGenics or its Related Parties or their respective Representatives in connection with this Agreement, or (c) MacroGenics’ breach of this Agreement or the Clinical Supply Agreement, except, in each case of (a)-(c), to the extent such Third Party Claims arise from any action for which Gilead has an indemnification obligation to a MacroGenics Indemnitee under Section 15.1 (By Gilead).

15.3    Indemnification Procedure. The Party that is seeking indemnification under Section 15.1 (By Gilead) or Section 15.2 (By MacroGenics) (the “Indemnified Party”) will inform the other Party (the “Indemnifying Party”) of the Third Party Claim giving rise to such indemnification obligations promptly after receiving written notice of the Third Party Claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Third Party Claim will not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party will have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnifying Party will have the right, at its option, to assume the defense of any such Third Party Claim for which it is obligated to indemnify the Indemnified Party by giving written notice to the Indemnified Party within [***] after receipt of the notice of the Third Party Claim. The assumption of defense of a Third Party Claim will not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. The Indemnified Party will cooperate with the Indemnifying Party and the Indemnifying Party’s agents and representatives (including insurers) as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, then (a) the Indemnified Party may defend against such Third Party Claim (and the Indemnified Party need not consult with the Indemnifying Party in connection therewith) and (b) the Indemnified Party reserves any rights it may have under this Article 15 (Indemnification) to obtain indemnification from the Indemnifying Party with respect to such Third Party Claim. If the Parties cannot agree as to the application of Section 15.1 (By Gilead) or Section 15.2 (By

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MacroGenics) as to any Third Party Claim, pending resolution of the Dispute pursuant to Article 17 (Dispute Resolution), then the Parties may conduct separate defenses of such Third Party Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 15.1 (By Gilead) or Section 15.2 (By MacroGenics), as applicable, upon resolution of the underlying Third Party Claim; provided that the Parties will engage in good faith discussions regarding such Dispute before conducting separate defenses.

15.4    Settlement. The Indemnifying Party will not settle any Third Party Claim without first obtaining the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the Indemnifying Party will not be required to obtain such consent if the settlement: (a) involves only the payment of money and will not result in the Indemnified Party (or other MacroGenics Indemnitee(s) or Gilead Indemnitee(s), as applicable) becoming subject to injunctive or other similar type of relief; (b) does not require an admission by the Indemnified Party (or other MacroGenics Indemnitee(s) or Gilead Indemnitee(s), as applicable); and (c) does not adversely affect the rights or licenses granted to the Indemnified Party (or its Affiliates) under this Agreement. The Indemnified Party will not settle or compromise any such claim without first obtaining the prior written consent of the Indemnifying Party.

15.5    Insurance. Each Party will, [***] insurance policies, including product liability insurance when applicable, adequate to cover its obligations hereunder and that are consistent with normal business practices of prudent companies similarly situated. Such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 15 (Indemnification). Each Party will provide the other Party with written evidence of such insurance upon request from the other Party. Notwithstanding any provision to the contrary set forth in this Agreement, Gilead may self-insure, in whole or in part, the insurance requirements described above.

15.6    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.6 (LIMITATION OF LIABILITY) IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THIS ARTICLE 15 (INDEMNIFICATION),
(B) DAMAGES AVAILABLE FOR MACROGENICS BREACH OF ITS OBLIGATIONS UNDER SECTION 3.10 (EXCLUSIVITY) OR (C) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD OR FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 12 (CONFIDENTIALITY; PUBLICATION).

16.    Intellectual Property.

16.1    Ownership of Intellectual Property.

(a)    Ownership of Current MacroGenics IP. As between MacroGenics and Gilead, MacroGenics shall remain the sole and exclusive owner of all MacroGenics Licensed Patents, MacroGenics Platform Trademarks and MacroGenics Licensed Know-How that exist as of the Effective Date, and shall be the sole and exclusive owner of all Patents and Trademarks filed after the Effective Date that claim priority to such MacroGenics Licensed Patents and MacroGenics Platform Trademarks.

(b)    Ownership of Current Gilead IP. As between Gilead and MacroGenics, Gilead shall remain the sole and exclusive owner of all Gilead Licensed Patents and Gilead Licensed Know-How

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that exist as of the Effective Date and shall be the sole and exclusive owner of all Patents filed after the Effective Date that claim priority to such Gilead Licensed Patents or any Trademarks that are registered by or on behalf of Gilead for a Licensed Molecule or Licensed Product.

(c)    MacroGenics Platform Improvement IP. MacroGenics shall own all Know- How, whether patentable or not, conceived or reduced to practice by MacroGenics or Gilead in the course of conducting activities under this Agreement, in each case, that constitutes an improvement, modification or enhancement of the MacroGenics Platform, which Know-How arises from and only relates to the use of such MacroGenics Platform under this Agreement (“MacroGenics Platform Improvement Know- How”). Gilead shall, and hereby does (and shall cause its Related Parties and its and their respective Representatives to), assign to MacroGenics all of its and their right, title and interest in and to MacroGenics Platform Improvement Know-How. Upon MacroGenics’ written request, Gilead shall, and shall cause its Related Parties and its and their respective Representatives to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as MacroGenics may reasonably request, to effectuate and confirm the vesting of all right, title and interest in and to the MacroGenics Platform Improvement Know-How in MacroGenics.

(d)    Gilead Agent Improvement IP. Gilead shall own all Know-How, whether patentable or not, conceived or reduced to practice by MacroGenics or Gilead in the course of conducting activities under this Agreement, [***], which Know-How arises from [***] under this Agreement (“Gilead Agent Improvement Know-How”), together with all Patents that Cover such Gilead Agent Improvement Know-How (“Gilead Agent Improvement Patents”). MacroGenics shall, and hereby does (and shall cause its Related Parties and its and their respective Representatives to), assign to Gilead all of its and their right, title and interest in and to Gilead Agent Improvement IP. Upon Gilead’s written request, MacroGenics shall, and shall cause its Related Parties and its and their respective Representatives to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as Gilead may reasonably request, to effectuate and confirm the vesting of all right, title and interest in and to the Gilead Agent Improvement IP in Gilead.

(e)    Jointly Owned IP. Other than MacroGenics Platform Improvement Know-How and Gilead Agent Improvement Know-How, MacroGenics and Gilead shall jointly own all Know-How, whether patentable or not, jointly conceived or reduced to practice in the course of conducting activities under this Agreement (“Jointly Owned Know-How”), together with all Patents that Cover such Jointly Owned Know-How (“Jointly Owned Patents”), with each Party owning an undivided half interest, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement, and the right to exploit without the duty of accounting or seeking consent from the other Party to the extent permitted under Applicable Laws and Regulations. Each Party shall, and hereby does (and shall cause its Related Parties and its and their respective Representatives to), assign to the other Party an undivided half interest of its and their right, title and interest in and to Jointly Owned IP. Upon either Party’s written request, the other Party shall, and shall cause its Related Parties and its and their respective Representatives to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as the requesting Party may reasonably request to effectuate and confirm the vesting of such right, title and interest in and to the Jointly Owned IP.

(f)    Ownership of All Other IP. Other than MacroGenics Platform Improvement Know-How, Gilead Agent Improvement Know-How and Jointly Owned Know-How, ownership of all Know-How, whether patentable or not, conceived or reduced to practice in the course of conducting activities under this Agreement shall be based upon inventorship, as determined in accordance with U.S. patent law.

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16.2    Patent and Trademark Filing, Prosecution and Maintenance.

(a)    Prosecution.

(i)    Trademarks. MacroGenics shall have the sole right to conduct any and all Trademark Prosecution for the MacroGenics Platform Trademarks listed in Schedule 1.87 (MacroGenics Platform Trademarks) and Gilead shall have the sole right to conduct any and all Trademark Prosecution for all Trademarks that are registered by or on behalf of Gilead for a Licensed Molecule or Licensed Product.

(ii)    Gilead Licensed Patents. As between the Parties, the responsibility for Patent Prosecution related to a Patent that is within the Gilead Licensed Patents shall be the responsibility of Gilead.

(iii)    MacroGenics Platform Patents or Other MacroGenics Licensed Patents. As between the Parties, the responsibility for Patent Prosecution related to a Patent that is within the MacroGenics Platform Patents or Other MacroGenics Licensed Patents shall be the responsibility of MacroGenics. MacroGenics will provide Gilead with a copy of all material communications from any patent authority regarding the MacroGenics Platform Patents or the Other MacroGenics Licensed Patents and copies of any material filings or responses made to such patent authorities (excluding for clarity, any draft responses) promptly after submission thereof.

(iv)    MacroGenics Multi-Product Patents. As between the Parties, the responsibility for Patent Prosecution related to a Patent that is within the MacroGenics Multi-Product Patents shall be the responsibility of MacroGenics. MacroGenics shall provide Gilead with a reasonable opportunity, [***] in advance of any relevant deadline, to review and comment on its efforts to prepare, file, prosecute and maintain the MacroGenics Multi-Product Patents, including by providing Gilead with a copy of all material communications from any patent authority regarding any MacroGenics Multi-Product Patent, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. MacroGenics shall consider Gilead’s comments regarding such communications and drafts in good faith. In the event that MacroGenics elects not to undertake the Patent Prosecution for any MacroGenics Multi-Product Patents, MacroGenics shall notify Gilead at least [***] before any such patent rights would become abandoned or otherwise forfeited, and the Parties will discuss in good faith whether to continue the prosecution and maintenance of such MacroGenics Multi-Product Patent. If the Parties are unable to agree in good faith whether to continue the prosecution and maintenance of such MacroGenics Multi-Product Patent, then MacroGenics shall, at Gilead’s reasonable request, continue prosecution or maintenance of such MacroGenics Multi-Product Patent.

(v)    MacroGenics Product-Specific Patents.

(1)    Prior to Option Exercise. Prior to the applicable Option Effective Date for a Licensed Product, MacroGenics shall have the first right (but not the obligation), at its election and cost and expense, to file, prosecute and maintain the MacroGenics Product-Specific Patents for such Licensed Product. MacroGenics shall provide Gilead with a reasonable opportunity, [***] in advance of any relevant deadline, to review and comment on its efforts to prepare, file, prosecute and maintain such MacroGenics Product-Specific Patents, including by providing Gilead with a copy of all material communications from any patent authority regarding any such MacroGenics Product- Specific Patent, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. MacroGenics shall consider Gilead’s comments regarding such communications and drafts in good faith. In the event that MacroGenics elects

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not to undertake the Patent Prosecution for any such MacroGenics Product-Specific Patents, MacroGenics shall notify Gilead [***] before any such patent rights would become abandoned or otherwise forfeited, and Gilead shall have the right (but not the obligation), at its sole cost and expense, to undertake the Patent Prosecution of such MacroGenics Product-Specific Patent.

(2)    After Option Exercise. From and after the applicable Option Effective Date for a Licensed Product, Gilead shall have the first right (but not the obligation), at its election and cost and expense, to file, prosecute and maintain the MacroGenics Product-Specific Patents for such Licensed Product and Gilead shall do so using a patent prosecution firm that is (x) reasonably acceptable to both Parties or (y) at Gilead’s election, selected by MacroGenics from a list of firms proposed by Gilead. Gilead shall provide MacroGenics with a reasonable opportunity to review and comment on its efforts to prepare, file, prosecute and maintain such MacroGenics Product-Specific Patents, including by providing MacroGenics with a copy of all material communications from any patent authority regarding any such MacroGenics Product-Specific Patent, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Gilead shall consider MacroGenics’ comments regarding such communications and drafts in good faith. In the event that Gilead elects not to undertake the Patent Prosecution for any such MacroGenics Product-Specific Patent, Gilead shall notify MacroGenics [***] before any such patent rights would become abandoned or otherwise forfeited, and MacroGenics shall have the right (but not the obligation), at its sole cost and expense, to undertake the Patent Prosecution of such MacroGenics Product-Specific Patent. Notwithstanding the foregoing, MacroGenics’ [***] Patent Prosecution of a MacroGenics Licensed Patent under this Section 16.2(a)(v)(2) (After Option Exercise) shall [***] MacroGenics Licensed Patent or Jointly Owned Patent. For clarity, [***].

(vi)    Jointly Owned Patents. Gilead shall have the first right (but not the obligation), at its election, to file, prosecute and maintain the Jointly Owned Patents. Gilead shall provide MacroGenics with a reasonable opportunity to review and comment on its efforts to prepare, file, prosecute and maintain the Jointly Owned Patents, including by providing MacroGenics with a copy of all material communications from any patent authority regarding any Jointly Owned Patent, and by providing drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Gilead shall consider MacroGenics’ comments regarding such communications and drafts in good faith. In the event that Gilead elects not to undertake the Patent Prosecution for a Jointly Owned Patent, Gilead shall notify MacroGenics [***] before any such patent rights would become abandoned or otherwise forfeited, and MacroGenics shall have the right (but not the obligation), to undertake the Patent Prosecution of such Jointly Owned Patent and become the prosecuting Party therefor. Notwithstanding the foregoing, MacroGenics’ right to assume Patent Prosecution of a Jointly Owned Patent shall not apply in the event such patent application was abandoned or otherwise forfeited by Gilead for strategic reasons.

(b)    Patent and Trademark Invalidations. If either Party desires to undertake activities intended to invalidate a pending or issued Patent or Trademark owned or controlled by a Third Party and having one or more claims that Cover a Licensed Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 16.5 (Defense), in which case the provisions of Section 16.5 (Defense) will govern), such Party will so notify the other Party, and the Parties will promptly confer to determine whether

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to bring such action, the strategy to be employed in connection with any such action, or the manner in which to settle such action. [***] Third Party Patents in the Territory that Cover the Licensed Product. [***] MacroGenics and MacroGenics will have [***]. The Party not bringing an action under this Section 16.2(b) (Patent and Trademark Invalidations) will be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense and will cooperate fully with the Party bringing such action.

(c)    Costs of Patent and Trademark Prosecution. All Out-of-Pocket Costs for Patent Prosecution and Trademark Prosecution of any Patent (other than the Jointly Owned Patents) or Trademark shall be solely incurred by and the sole responsibility of the prosecuting Party. The Parties shall equally share the Out-of-Pocket Costs to prosecute Jointly Owned Patents.

(d)    Patent Strategy. Notwithstanding MacroGenics’ right to file, prosecute and maintain the MacroGenics Multi-Product Patents: (1) the Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent filing and prosecution strategies (including filing divisionals, continuations or otherwise) so that, to the extent reasonably feasible, the MacroGenics Product-Specific Patents, MacroGenics Platform Patents and MacroGenics Multi-Product Patents are pursued in mutually exclusive patent applications; (2) at Gilead’s request and expense, MacroGenics will file any new MacroGenics Product-Specific Patents in a separate patent application from the existing MacroGenics Platform Patents and MacroGenics Multi-Product Patents, in each case to the extent reasonably feasible and in a manner that does not materially prejudice the prosecution of other MacroGenics Licensed Patents; and (3) for any MacroGenics Licensed Patents for which MacroGenics is responsible for filing, to the extent legally permitted by the applicable patent authority, MacroGenics will segregate claims to CD123 Products from products directed to other targets into separate Patents.

16.3    Patent Prosecution Cooperation. With respect to all Patent Prosecution related to pending or issued Patents that are Jointly Owned Patents, MacroGenics Licensed Patents or Gilead Licensed Patents, each Party shall:

(a)    execute all further instruments to document their respective ownership consistent with this Agreement as reasonably requested by the other Party;

(b)    make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the appropriate Party hereunder to undertake its Patent Prosecution responsibilities;

(c)    cooperate, if necessary and appropriate, with the other Party in gaining Patent term extensions; and

(d)    endeavor in good faith to coordinate its efforts under this Agreement with the other Party to minimize or avoid interference with the Patent Prosecution of the other Party’s Patents.

16.4    Enforcement.

(a)    Notice. Each Party shall promptly provide, but in no event [***], the other Party with written notice reasonably detailing any known or alleged infringement, misappropriation or other violation of any MacroGenics Licensed Technology, Jointly Owned IP or Gilead

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Licensed Technology. The notifying Party will provide the other Party with all evidence available to it supporting its belief of such infringement.

(b)    Enforcement of Intellectual Property Rights.

(i)    MacroGenics Platform Patents and Other MacroGenics Licensed Patents. MacroGenics shall have the sole right to initiate and direct any infringement, misappropriation or other appropriate suit with respect to any Competing Activity (“Enforcement Effort”) under the MacroGenics Platform Patents, the Other MacroGenics Licensed Patents or the MacroGenics Platform Trademarks; provided that at Gilead’s request from and after the applicable Option Effective Date for a Licensed Product, [***]. With respect to any Enforcement Effort requested by Gilead after MacroGenics’ decision not to so initiate or prosecute, MacroGenics will consult with Gilead regarding such Enforcement Effort and will consider, reasonably and in good faith, all input received from Gilead regarding such Enforcement Efforts. For purposes of this Section 16.4(b) (Enforcement of Intellectual Property Rights), a [***] Enforcement Effort, shall mean the following: [***].

(ii)    MacroGenics Multi-Product Patents. MacroGenics shall have the first right (but not the obligation) to institute and direct Enforcement Efforts under the MacroGenics Multi- Product Patents. If MacroGenics (1) does not initiate any Enforcement Effort against a Third Party alleged to be conducting a Competing Activity, including by commencement of a legal action under the applicable MacroGenics Multi-Product Patents or obtaining a settlement thereof (in accordance with this Agreement), within [***] after receiving notice of such Competing Activity, (2) initiates such Enforcement Efforts within such period, and subsequently ceases to pursue or withdraws from such Enforcement Effort, or (3) provides written notice to Gilead that it does not intend to initiate such Enforcement Effort, then in each case ((1) through (3)) Gilead shall have the right (but shall not be obligated) to take all actions reasonably necessary to abate and seek damages resulting from such Competing Activity, including commencement of a lawsuit against the accused Third Party if necessary.

(iii)    MacroGenics Product-Specific Patents.

(1)    Prior to Option Exercise. Prior to the applicable Option Effective Date for a Licensed Product, MacroGenics shall have the first right (but not the obligation) to institute and direct Enforcement Efforts under the MacroGenics Product-Specific Patents. If MacroGenics
(x) does not initiate any Enforcement Effort against a Third Party alleged to be conducting a Competing Activity, including by commencement of a legal action under the applicable MacroGenics Product-Specific Patents or obtaining a settlement thereof (in accordance with this Agreement), within [***] after receiving notice of such Competing Activity, (y) initiates such Enforcement Efforts within such period, and subsequently ceases to pursue or withdraws from such Enforcement Effort, or (z) provides written notice to Gilead that it does not intend to initiate such Enforcement Effort, then in each case ((x) through (z)) Gilead shall have the right (but shall not be obligated) to take all actions reasonably necessary to abate and seek damages resulting from such Competing Activity, including commencement of a lawsuit against the accused Third Party if necessary; [***].

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(2)    After Option Exercise. From and after the applicable Option Effective Date for a Licensed Product, Gilead shall have the first right (but not the obligation) to institute and direct Enforcement Efforts under the MacroGenics Product-Specific Patents. If Gilead (x) does not initiate any Enforcement Effort against a Third Party alleged to be conducting a Competing Activity, including by commencement of a legal action under the applicable MacroGenics Product-Specific Patents or obtaining a settlement thereof (in accordance with this Agreement), within [***] after receiving notice of such Competing Activity, (y) initiates such Enforcement Efforts within such period, and subsequently ceases to pursue or withdraws from such Enforcement Effort, or (z) provides written notice to MacroGenics that it does not intend to initiate such Enforcement Effort, then in each case ((x) through (z)) MacroGenics shall have the right (but shall not be obligated) to take all actions reasonably necessary to abate and seek damages resulting from such Competing Activity, including commencement of a lawsuit against the accused Third Party if necessary; [***].
(iv)    Jointly Owned IP. Gilead shall have the first right (but not the obligation) to institute and direct Enforcement Efforts under the Jointly Owned Patents. If Gilead (x) does not initiate any Enforcement Effort against a Third Party alleged to be conducting a Competing Activity, including by commencement of a legal action under the applicable Jointly Owned Patents or obtaining a settlement thereof (in accordance with this Agreement), within [***] after receiving notice of such Competing Activity, (y) initiates such Enforcement Effort within such period, and subsequently ceases to pursue or withdraws from such Enforcement Effort, or (z) provides written notice to MacroGenics that it does not intend to initiate such Enforcement Effort, then in each case ((x) through (z)) MacroGenics shall have the right (but shall not be obligated) to take all actions reasonably necessary to abate and seek damages resulting from such Competing Activity, including commencement of a lawsuit against the accused Third Party if necessary; [***].
(v)    Cooperation. Each Party shall discuss in good faith with the other Party, and shall keep the other Party updated with respect to, the progress of each Enforcement Effort being undertaken by such Party pursuant to this Section 16.4 (Enforcement).

(c)    Recovery Allocations.

(i)    All amounts recovered by either Party in the Territory relating to an Enforcement Effort (“Recovery”) shall be first used to reimburse each Party’s Out-of-Pocket Costs incurred in connection with such Enforcement Effort.

(ii)    After reimbursement of all amounts under Section 16.4(c)(i) (Recovery Allocations), any remainder of a Recovery that is obtained by Gilead from an Enforcement Effort or by MacroGenics from an Enforcement Effort shall be [***].

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(d)    Cooperation in Enforcement Proceedings. For any action by a Party pursuant to Section 16.4(b) (Enforcement of Intellectual Property Rights), in the event that such Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents necessary for such Party to initiate, prosecute and maintain such action. If either Gilead or MacroGenics initiates an enforcement action pursuant to Section 16.4(b) (Enforcement of Intellectual Property Rights), then the other Party shall cooperate to the extent reasonably necessary and at the first Party’s sole expense (except for the expenses of the non-controlling Party’s counsel, if any). Upon the reasonable request of the Party instituting any such action, such other Party shall join the suit and can be represented in any such legal proceedings using counsel of its own choice. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof.

(e)    Status; Settlement. The Parties shall keep each other reasonably informed of the status of and of their respective activities regarding any enforcement action pursuant to Section 16.4(b) (Enforcement of Intellectual Property Rights). In no event may the Party who has the right to initiate an Enforcement Effort pursuant to Section 16.4(b) (Enforcement of Intellectual Property Rights) settle such Enforcement Effort in a manner that would limit the rights of the other Party or impose any obligation on the other Party, in each case, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.

16.5    Defense.

(a)    Notice of Allegations. Each Party shall notify the other in writing of any allegations it receives from a Third Party that the manufacture, production, use, development, sale, offer for sale, import or distribution of a Licensed Molecule or Licensed Product or practice of any MacroGenics Licensed Technology or Jointly Owned IP infringes, misappropriates or otherwise violates the intellectual property rights of such Third Party (“Third Party Allegation”). Such notice shall be provided promptly, but in no event after more than [***], following receipt of such allegations.

(b)    Notice of Suit. In the event that a Party receives notice that it or any of its Affiliates have been individually or collectively named as a defendant (or defendants) in a legal proceeding by a Third Party alleging infringement, misappropriation or any other violation of a Third Party’s intellectual property right as a result of the Development, Manufacture, or Commercialization of a Licensed Molecule or Licensed Product or any of MacroGenics Licensed Technology or Jointly Owned IP (“Third Party Suit”), such Party shall promptly notify the other Party in writing and in no event notify such other Party later than [***] after the receipt of such notice. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof.

(c)    Right to Defend.

(i)    Prior to Option Exercise. Prior to the Option Effective Date for a Licensed Product, the Parties will meet and discuss any Third Party Allegation or Third Party Suit and determine in good faith how to defend such claim.

(ii)    After Option Exercise. From and after the applicable Option Effective Date for a Licensed Product, Gilead will have the first right, but not the obligation, to defend any Third Party Allegation or Third Party Suit related to such Licensed Product or the applicable Licensed Molecule at its cost and expense. MacroGenics may participate in any such claim, suit or proceeding with counsel of its choice at its own cost and expense. Without limitation of the foregoing, if Gilead finds it necessary for

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MacroGenics to join Gilead as a party to any such action, then the Parties shall cooperate to execute all papers and perform such acts as shall be reasonably required for MacroGenics to join such action. If Gilead
(x) does not initiate any defense of any Third Party Allegation or Third Party Suit related to such Licensed Product or the applicable Licensed Molecule within [***] after receiving notice of such Third Party Allegation or Third Party Suit, (y) if such defense is initiated within such period, and Gilead ceases to pursue or withdraws from such defense, or (z) provides written notice to MacroGenics that it does not intend to defend against such Third Party Allegation or Third Party Suit, then in each case ((x) through (z)) MacroGenics shall have the right (but shall not be obligated) to take all actions reasonably necessary to defend such Third Party Allegation or Third Party Suit, including commencement of a lawsuit against the accused Third Party if necessary.

(d)    Status; Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof initiated by a Third Party as contemplated under Section 16.5(c) (Right to Defend); provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section 16.5(d) (Status; Settlement) that affects the other Party’s rights or interests may be undertaken by a Party without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

16.6    Patent Listing. From and after the applicable Option Effective Date for a Licensed Product, [***] in the then-current edition of the FDA’s Purple Book in connection with the Regulatory Approval of such Licensed Product, or in equivalent patent listings in any other country within the Territory.

16.7    Patent Term Extensions. From and after the applicable Option Effective Date for a Licensed Product, [***] for patent term extensions, supplementary protection certificates, or equivalents thereto in any country in the Territory, in each case, where applicable to such Licensed Product (hereinafter “Patent Term Extensions”), including for any MacroGenics Licensed Patents or Jointly Owned Patents (but excluding any MacroGenics Platform Patent). [***] will provide support, assistance, and all necessary documents, in full, executed form if needed, to Gilead for the purpose of supporting, filing, obtaining and maintaining Patent Term Extensions.

17.    Dispute Resolution.

17.1    Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 17 (Dispute Resolution) shall be the exclusive mechanism for resolving any Dispute between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder that is not resolved through good faith negotiation between the Parties. For the avoidance of doubt, this Article 17 (Dispute Resolution) shall not apply to any decision with respect to which a Party has final decision-making authority hereunder. Any Dispute, including Disputes that may involve the parent company, subsidiaries, or Affiliates under common control of any Party, shall be resolved in accordance with this Article 17 (Dispute Resolution).

17.2    Resolution by Executive Officers. Except as otherwise provided in this Article 17 (Dispute Resolution), in the event of any Dispute, the Parties will refer the Dispute to the Executive Officer of each Party for attempted resolution by good faith negotiation within [***] after such notice is received. Each Party may, in its discretion, seek resolution of [***] hereunder (“Incidental

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Payment Disputes”) that remains unresolved after escalation to Executive Officers in accordance with this Section 17.2 (Resolution by Execution Officers) through expedited arbitration in accordance with Section
17.3    (Expedited Arbitration for Incidental Payment Disputes) and (b) any other Disputes (other than Incidental Payment Disputes) that are not resolved within such [***] through litigation in accordance with the remainder of this Article 17 (Dispute Resolution).

17.3    Expedited Arbitration for Incidental Payment Disputes. Notwithstanding Section 17.4 (Jurisdiction; Venue; Service of Process), any unresolved Incidental Payment Disputes will be submitted to the International Court of Arbitration of the International Chamber of Commerce (the “ICC”) and will be finally settled under the Rules of the Arbitration of the ICC as then in effect, except as modified herein. The seat, or legal place, of arbitration will be San Francisco, California and the Parties agree not to contest such seat of arbitration. The arbitration will be conducted by a [***] arbitrators, which will be constituted as follows: each Party will nominate an arbitrator within [***]. Each arbitrator will have expertise and significant experience with respect to licensing and partnering agreements in the pharmaceutical and biotechnology industries, including expertise in the applicable subject matter of the Incidental Payment Dispute. An arbitrator will be deemed to meet these qualifications unless a Party objects [***] after the arbitrator is nominated. If any of the arbitrators are not nominated within the time prescribed above, then the arbitrator(s) will be appointed by the ICC in accordance with ICC rules. The Parties agree not to contest the jurisdiction of the arbitral tribunal. The arbitral tribunal will submit its award to the International Court of Arbitration of the ICC within [***] of the final arbitration hearing or the final post-hearing submission, whichever is later, subject to extension by the Parties’ mutual agreement. The Parties will in good faith facilitate an expedited arbitration process such that the arbitration will conclude within [***]. No arbitrator (nor the arbitral tribunal) will have the power to award punitive damages or to award costs and expenses of the proceeding or reasonable attorney’s fees to any Party under this Agreement and such award is expressly prohibited. The award will be final and binding on the Parties and the Parties undertake to carry out any award without delay. Judgment on the award so rendered may be entered in any court of competent jurisdiction. No award or procedural order made in the arbitration will be published. The Parties acknowledge that this Agreement evidences a transaction involving interstate and international commerce. Notwithstanding the provision in Section 17.5 (Governing Law) with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Agreement will be governed by the U.S. Federal Arbitration Act.

17.4    Jurisdiction; Venue; Service of Process. Except with respect to Incidental Payment Disputes, each Party irrevocably submits to the exclusive jurisdiction of [***]. Each Party agrees to commence any Action either in the [***] or if such Action may not be brought in such court for jurisdictional reasons, in the courts of the [***] Each Party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such Party’s respective address set forth in Section 19.6 (Notices) will be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 17.3. (Jurisdiction; Venue; Service of Process). Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement in [***], and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

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17.5    Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort, statute, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement, or the breach thereof (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced in accordance with, [***], including its statutes of limitations, without giving effect to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The provisions of the United Nations Convention on Contracts for the International Sale of Goods are expressly excluded.

17.6    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT, AND THE PARTIES WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

17.7    Equitable Relief. Notwithstanding anything to the contrary, either Party may at any time seek to obtain preliminary injunctive relief or other applicable provisional relief from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief.

18.    Term and Termination.

18.1    Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to this Article 18 (Term and Termination), shall continue in full force and effect until, on a Licensed Product-by-Licensed Product and country-by-country basis, the expiration of the last Royalty Term for a Licensed Product in a country (“Term”).

18.2    Termination for Material Breach.

(a)    Material Breach. This Agreement may be terminated in its entirety or with respect to a Program at any time during the Term upon written notice by a Party (the “Non-Breaching Party”) if the other Party (the “Breaching Party”) is in material breach of this Agreement (or in connection with the applicable Program, as applicable) and, in each case, has not cured such breach within the applicable cure period after written notice requesting cure of the breach, which notice will describe such material breach in reasonable detail and will state the Non-Breaching Party’s intention to terminate this Agreement, in its entirety or in part. For any breach arising from a failure to make a payment set forth in this Agreement, the Breaching Party will have [***] notification to cure such breach. For all breaches other than a failure to make a payment as set forth in this Agreement, the Breaching Party will have [***] to cure such breach; provided that, if [***], then such [***]. For clarity, if a material breach is limited to one or more (but not all) Programs, then the Non-Breaching Party will have the right to terminate solely with respect to such Program(s).

(b)    Disagreement as to Material Breach. Notwithstanding Section 18.2(a) (Material Breach), if the Parties in good faith disagree as to whether there has been a material breach of this Agreement, then: (i) the Breaching Party may contest the allegation by referring such matter, within [***]. following its receipt of notice of the alleged material breach, for resolution in accordance with Article 17 (Dispute Resolution); (ii) the relevant cure period with respect to such alleged material breach will be tolled from the date on which the Breaching Party notifies the Non-Breaching Party of the Dispute and through the resolution of such Dispute in accordance with the applicable provisions of this Agreement; (iii) during the pendency of such Dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; and (iv) if it is ultimately determined that the Breaching Party committed such material breach, then the

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Breaching Party will have the right to cure such material breach, after such determination, within the applicable cure period set forth in Section 18.2(a) (Material Breach), which cure period will commence as of the date of such determination.

18.3    Termination for Convenience. At any time after the [***] of the Effective Date, Gilead may, in its sole discretion, terminate this Agreement in its entirety upon (a) [***] notice to MacroGenics prior to the CD123 Option Effective Date or (b) [***] notice to MacroGenics after the CD123 Option Effective Date. In addition, at any time after the [***] of the Effective Date, Gilead may, at its sole discretion, terminate this Agreement on a Program-by-Program basis upon (i) [***] notice to MacroGenics if such notice is provided [***], or (ii) [***] notice to MacroGenics [***].

18.4    Termination for Force Majeure. This Agreement may be terminated in its entirety or in part on a Program-by-Program basis at any time during the Term upon written notice by either Party in accordance with Section 19.1 (Force Majeure).

18.5    Termination for Bankruptcy. This Agreement may be terminated in its entirety, to the extent permitted by the Applicable Laws and Regulations, by a Party (the “Non-Bankrupt Party”) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors, in each case, of the other Party (the “Bankrupt Party”); provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding, such right to terminate will only become effective if the Bankrupt Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof (such bankruptcy and related events described in this Section 18.5 (Termination for Bankruptcy), collectively, “Bankruptcy Events”).

18.6    Termination for Patent Challenge. Except to the extent the following is unenforceable under the Applicable Laws and Regulations of a particular jurisdiction in the Territory, on a MacroGenics Licensed Patent-by-MacroGenics Licensed Patent basis, MacroGenics may terminate the licenses granted to Gilead under Section 3.1 (Licenses to Gilead) for a MacroGenics Licensed Patent (and such Patent will cease to be a MacroGenics Licensed Patent for all purposes under this Agreement) upon written notice to Gilead if Gilead, its Affiliates, or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of such MacroGenics Licensed Patent in a court or other governmental agency of competent jurisdiction, including a reexamination or opposition proceeding (a “Patent Challenge”) and does not withdraw such Patent Challenge within [***] after receipt of notice from MacroGenics requesting

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a withdrawal; provided that with respect to any Patent Challenge by any Sublicensee, MacroGenics will not have the right to terminate this Agreement under this Section 18.6 (Termination for Patent Challenge) if, within [***] of MacroGenics’ notice to Gilead under this Section 18.6 (Termination for Patent Challenge), Gilead (a) causes such Patent Challenge to be terminated or dismissed or (b) terminates the sublicense granted to such Sublicensee under this Agreement. Notwithstanding the foregoing, MacroGenics will not have the right to terminate under this Section 18.6 (Termination for Patent Challenge) as a result of (i) any claim or proceeding that would otherwise be a Patent Challenge hereunder to the extent commenced by a Third Party that after the Effective Date acquires or is acquired by Gilead or its Affiliates or its other business assets, whether by stock purchase, merger, asset purchase or otherwise, provided that such proceeding was commenced prior to the closing of such acquisition; (ii) any claim or proceeding by a licensor of a product licensed by Gilead for which the licensor has an existing challenge, whether in a court or administrative proceeding against a MacroGenics Licensed Patent; (iii) any Patent Challenge required to be commenced pursuant to an order of a governmental authority or Applicable Laws and Regulations; (iv) any proceeding not initiated, directed or controlled by or on behalf of Gilead or one of its Affiliates (or any of their respective Sublicensees), for which Gilead or the Affiliate, as the case may be, opposes, or assists any Third Party to oppose, the grant of a MacroGenics Licensed Patent pursuant to any application in relation thereto in an administrative proceeding, such as a patent reexamination, inter partes review, or other post grant proceeding or opposition; (v) challenges by an open forum entity or other industry group in which Gilead or its Affiliates or Sublicensees do not direct or control the action of such entity; (vi) general activities not specifically directed to a particular Patent, such as amicus briefs on cases not involving a MacroGenics Licensed Patent; (vii) lobbying or other efforts directed to patent issues generally and not to any specific MacroGenics Licensed Patent; or (viii) providing documents or testimony in response to any discovery requests or court order in a valid legal process not directed to a Patent Challenge of a MacroGenics Licensed Patent.

18.7    [***]. Gilead shall have the right, on a Program- by-Program basis, to terminate this Agreement at any time upon providing [***] prior written notice to MacroGenics: [***].

18.8    Alternative Remedy in Lieu of Termination. MacroGenics agrees that Gilead’s decision to enter into this Agreement and invest in the Development of the Programs is premised upon the assumption that MacroGenics will perform its obligations under this Agreement, and that a material breach of the Agreement by MacroGenics could undermine the economic fundamentals of the transaction for Gilead, and that in such event Gilead’s damages arising from MacroGenics’ breach would be of an uncertain amount and difficult to prove. Accordingly, if it has been conclusively determined that Gilead has the right to terminate this Agreement pursuant to Section 18.2 (Termination for Material Breach) or Section 18.5 (Termination for Bankruptcy) (for clarity, (i) based upon MacroGenics’s acknowledgment of or failure to dispute, as applicable, under Section 18.2(b) (Disagreement as to Material Breach) such material breach or bankruptcy or (ii) pursuant to the procedures set forth in Section 18.2(b) (Disagreement as to Material Breach)), then in lieu of terminating this Agreement due to such material breach or suing MacroGenics for damages arising from such material breach, Gilead may, in its sole discretion, exercise the following remedy (which MacroGenics stipulates and agrees would be a reasonable remedy in such circumstance and not a penalty):

(a)    Gilead may retain all of its licenses and other rights granted under this Agreement, subject to all of its payment and other obligations; except that, [***] (which for clarity, shall remain payable in its full amount in accordance with the terms of [***]; and

(b)    any Gilead Confidential Information provided to MacroGenics pursuant to this Agreement will be promptly returned to Gilead or destroyed (at MacroGenics’ election), and Gilead will be released from its ongoing disclosure and information exchange obligations with respect to activities after the date of such election.

For the avoidance of doubt, except as set forth in this Section 18.8 (Alternative Remedy in Lieu of Termination), if Gilead exercises the alternative remedy set forth above in this Section 18.8 (Alternative Remedy in Lieu of Termination), then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to this Article 18 (Term and Termination); provided that in the event that Gilead exercises the alternative

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remedy set forth in this Section 18.8 (Alternative Remedy in Lieu of Termination) in the event of a material breach by MacroGenics (as described in Section 18.2 (Termination for Material Breach)) or upon the occurrence of a bankruptcy event of MacroGenics (as described in Section 18.4 (Termination for Bankruptcy)), Gilead will not have the right to terminate this Agreement or to seek monetary damages from MacroGenics for such material breach or, as it relates to this Agreement, bankruptcy, in each case for which the alternative remedy was exercised.

18.9    Effects of Termination.

(a)    In General. Upon any termination of this Agreement in its entirety or with respect to a Program:

(i)    Gilead shall pay any amounts accrued pursuant to Section 11.1 (Development Costs, Plan Costs and Manufacturing Costs) and Article 10 (Payments) for this Agreement or the Terminated Programs, as applicable, as of the effective date of termination to the extent not previously paid prior to the date of termination;

(ii)    The licenses and sublicenses granted to each Party under this Agreement (or with respect to the Terminated Programs, as applicable) including pursuant to Sections 3.1 (Licenses to Gilead) and 3.2 (Licenses to MacroGenics), shall terminate and Gilead will cease any and all Exploitation of the Terminated Products as soon as is reasonably practicable under Applicable Laws and Regulations; provided that such licenses will continue as necessary for the Parties to complete the orderly wind-down of their activities under this Agreement in accordance with Applicable Laws and Regulations and as otherwise required in accordance with Section 18.9(a)(iii) (In General) [***];

(iii)    Gilead shall cease all Development and Commercialization under each Terminated Program, including, to the extent permitted by any applicable Regulatory Authority or Applicable Laws and Regulations, halting enrollment of subjects (unless otherwise directed in writing by MacroGenics) into any Clinical Trial being conducted by the Gilead for the Terminated Programs and at MacroGenics’ sole election shall either (1) wind-down (including to cease administering the Terminated Products to Clinical Trial subjects and conducting Clinical Trial procedures on such Clinical Trial subjects, to the extent medically advisable and permitted by any applicable Regulatory Authority or Applicable Laws and Regulations) or (2) if a [***] any such Clinical Trial then being conducted by Gilead [***] but in all cases in a timely manner and in accordance with all Applicable Laws and Regulations;

(iv)    All sublicenses under the rights granted pursuant to Sections 3.1 (Licenses to Gilead) and 3.2 (Licenses to MacroGenics) shall terminate with respect to the Terminated Products, unless converted to a direct license under Section 3.3(c) (Survival of Gilead Sublicenses) subject to terms and conditions to be agreed between MacroGenics and such Sublicensee; and

(v)    MacroGenics shall revoke (and Gilead shall allow revocation of) any powers of attorney for any MacroGenics Licensed Patents that Gilead holds as of the time of such termination.

(vi)    MacroGenics shall have the right to assume all preparation, filing, prosecution, maintenance and enforcement activities under Article 16 (Intellectual Property) with respect to MacroGenics Licensed Patents as to which Gilead has assumed the right and authority to prepare, file, prosecute, maintain or enforce. Gilead will cooperate with MacroGenics and provide MacroGenics with reasonable assistance with the preparation, filing, prosecution, maintenance, and enforcement activities with respect to such MacroGenics Licensed Patents. The step-in rights granted to MacroGenics with respect to Jointly Owned Patents under Section 16.2(a)(vi) (Jointly Owned Patents) and Section 16.4(b)(iv) (Jointly Owned IP) shall remain in effect.

(b)    Additional Effects of Certain Terminations. If (A) MacroGenics terminates this Agreement in its entirety or with respect to the CD123 Development Program pursuant to (1) Section 18.2 (Termination for Material Breach), (2) Section 18.5 (Termination for Bankruptcy) or (3) Section 18.6 ((Termination for Patent Challenge), solely to the extent the relevant Patent that is the subject of such Patent Challenge is the last MacroGenics Licensed Patent for which there exists a Valid Claim that Covers the composition of matter or method of use of a Licensed Product) or (B) if Gilead terminates this

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Agreement in its entirety or with respect to the CD123 Development Program pursuant to Section 18.3 (Termination for Convenience), then, in addition to those general effects set forth in Section 18.9(a) (In General), upon such termination the following terms of this Section 18.9(b) (Additional Effects of Certain Terminations) will apply solely with respect to any CD123 Products that are not Combination Products (“Reverted CD123 Products”):

(i)    Gilead shall [***] MacroGenics, at [***] MacroGenics, [***] and to (1) [***] for the Reverted CD123 Products, to the extent that MacroGenics [***] CD123 Development Program; and (2) [***] of the CD123 Molecules and Reverted CD123 Products), in [***] Related Parties or its or their respective agents solely related to such Reverted CD123 Products; and

(ii)    Upon written request from MacroGenics to Gilead provided within [***]
following MacroGenics’ receipt or delivery, as applicable, of the notice of termination, the Parties [***] regarding the transition by Gilead to MacroGenics of assets and rights and the provision of assistance by each Party to the other Party as reasonably necessary, subject to agreement of the Parties, to enable the continued Development, Manufacture and Commercialization of the Reverted CD123 Products [***], among other things, the following matters: (i) [***] for the Reverted CD123 Products; (ii) [***] of the Reverted CD123 Products [***]; (iii) [***] applicable Reverted CD123 Products; (iv) [***] of CD123 Molecules and Reverted CD123 Products [***]; (v) [***] Gilead at the time of termination to [***] the Reverted CD123 Products; (vi) the [***] the Reverted CD123 Products; (vii) the [***] the Reverted CD123 Products; (viii) any [***] Reverted CD123 Products [***]; and (ix) [***] transition and assistance to MacroGenics; provided that [***] to MacroGenics under subsection [***] if such termination is [***] for a CD123 Product.

18.10    Surviving Provisions.

(a)    Accrued Rights; Remedies. The expiration or termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such expiration or termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which will survive expiration or termination of this Agreement. Such expiration or termination will not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 18 (Term and Termination) are in addition to any other relief and remedies available to either Party under this Agreement, at law or in equity.

(b)    Survival. Without limiting the provisions of Section 18.10(a) (Accrued Rights; Remedies), the following provisions, as well as any other provisions which by their nature are intended to survive termination or expiration, shall survive the termination or expiration of this Agreement for any reason: Articles 1 (Definitions) (as applicable), 12 (Confidentiality; Publication), 15 (Indemnification) (except that with respect to Section 15.5 (Insurance)), [***] following termination or expiration), 17 (Dispute Resolution), and Sections 3.3(c) (Survival of Gilead Sublicenses), 3.5 (Retained Rights) (solely with respect to the second and third sentences), 3.8(c)(ii) [***] Upstream Licenses) (solely with respect to any surviving provisions of sublicensed Upstream License Agreements), 3.9 (Materials Transfer) (solely with respect to the ownership of Materials and the last sentence), 4.7 (Records; Updates) (solely with respect to the obligation to maintain records for [***] following termination or expiration), 4.8 (Data Ownership), 4.13 (CD123 Development Program Termination), 5.4 (Research Plan Costs) (solely with respect to activities conducted prior to the effective date of termination or expiration of this Agreement), 5.6 (Records; Updates) (solely with respect to the obligation to maintain records for [***] following termination or expiration), 5.7 (Data Ownership), 5.10 (Research Program Termination), 6.5 (Records) (solely with respect to the obligation to maintain records for [***] following termination or expiration), 6.7 (Data Ownership), 9.1(a)(i) (Prior to the CD123 Option Effective Date) (solely with respect to the last sentence), 10.2 (Development and Regulatory Milestone Payments) through 10.4 (Royalties on Net Sales) (solely with respect to obligations accrued, but not yet paid, as of the effective date of expiration or termination of this Agreement), 11.1 (Development Costs, Plan Costs and Manufacturing Costs) and 11.2 (Royalty Payments) (solely with respect to obligations accrued, but not yet paid, as of the effective date of expiration or termination of this Agreement), 11.3 (Payment Exchange Rate), 11.4 (Taxes), 11.5 (Records) and 11.6 (Audit Rights) (solely for [***] following termination or expiration), 11.7 (Confidentiality), 13.2(a)(iii)(6) (Anti- Corruption Laws) (solely for [***] following expiration of termination), 13.2(a)(iii)(7) (solely with respect to the last sentence), 14.5 (No Other Representations or Warranties), 16.1 (Ownership of Intellectual Property), 16.2(a)(vi) (Jointly Owned Patents), 16.3 (Patent

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Prosecution Cooperation) (solely with respect to Jointly Owned Patents), 16.4(a) (Notice) (solely with respect to Jointly Owned IP), 16.4(b)(iv) (Jointly Owned IP), 16.4(b)(v) (Cooperation) (solely with respect to Jointly Owned Patents), 16.4(c) (Recovery Allocations) (solely with respect to Jointly Owned Patents), 16.4(d) (Cooperation in Enforcement Proceedings) (solely with respect to Jointly Owned Patents), 18.9 (Effects of Termination), 18.10 (Surviving Provisions), 19.2 (Standstill) (solely for twelve (12) months after the Effective Date if the Agreement is terminated prior to such time), 19.3 (Section 365(n) of the Bankruptcy Code), 19.4(a) (Assignment), 19.5 (Severability) through 19.18 (Construction), and Schedule 10.4(c)(iii) (Special Offset and Indemnification).

19.    Miscellaneous.

19.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party (“Force Majeure”); provided that the affected Party (a) notify the other Party of such Force Majeure circumstances as soon as reasonably practical and (b) promptly undertakes all reasonable efforts necessary to cure such Force Majeure circumstances, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. For the avoidance of doubt, the inability to expend or access financial resources in itself shall not be a Force Majeure. In the event a Party is unable to perform its obligations under this Agreement due to Force Majeure for a period of [***], the other Party shall have the option of unilaterally terminating this Agreement upon providing [***] written notice.

19.2    Standstill.

(a)    Gilead agrees that neither it nor any of its subsidiaries (but excluding any Acquirer of Gilead or any Affiliates of such Acquirer following a Change of Control of Gilead), officers or directors acting at Gilead’s direction and on its behalf, alone or as part of any 13D Group (as defined below), shall, directly or indirectly, for [***](the “Standstill Period”), [***]:
(i)    acquire, offer or publicly propose to acquire or agree to acquire or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of more than [***] of the voting equity securities of MacroGenics, or any rights or options to acquire more than [***] of the voting equity securities of MacroGenics;

(ii)    make or participate in any “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of MacroGenics;

(iii)    form or join a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (“13D Group”) with respect to any voting securities of MacroGenics;

(iv)    otherwise act to seek to publicly propose to MacroGenics any merger, business combination, restructuring, recapitalization or similar transaction with respect to or with MacroGenics or otherwise act to seek the removal of any member of the Board of Directors of MacroGenics, or nominate any person as a director of MacroGenics who is not nominated by a then incumbent director; or

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(v)    publicly announce its intentions to enter into any discussion, negotiations, arrangements or understandings with any Third Party with respect to, any of the foregoing.

(b)    The restrictions set forth in this Section 19.2 (Standstill) shall be inoperative and of no force in effect and shall automatically terminate immediately if: (i) a Person or 13D Group (not including Gilead or its Affiliates) (1) commences or publicly announces its intent to commence a tender or exchange offer to acquire voting securities of MacroGenics representing more than twenty percent (20%) of the then-outstanding voting power of the voting securities of MacroGenics or (2) publicly announces a bona fide proposal to enter into a transaction described in, or of a similar nature to those described in, clause (ii)(1) or (ii)(2) below and either (x) MacroGenics publicly announces a willingness to consider such proposal or alternative proposals for a transaction described in, or of a similar nature as those described in, clause (ii)(1) or (ii)(2) below, (y) the Board of Directors of MacroGenics determines to engage in negotiations with such Person or 13D Group or any other Party (other than Gilead or its Affiliates) with respect to a transaction described in, or of a similar nature as those described in, clause (ii)(1) or (ii)(2) below, or (z) such offer or proposal is not publicly rejected or recommended against by the MacroGenics’ Board of Directors within [***] after such offer or proposal becomes public or the MacroGenics’ Board of Directors withdraws such recommendation of rejection or recommends acceptance of such tender or exchange offer, (ii) MacroGenics or its Affiliates publicly initiates a process to consider, or enters into a transaction described in clause (1) or (2) below, or enters into a letter of intent or definitive agreement with any Third Party regarding (1) any merger, consolidation, sale, reorganization, recapitalization, tender or exchange offer, restructuring, sale, equity issuance, dual listing structure, joint venture, liquidation, dissolution or other business combination or extraordinary transaction pursuant to which the stockholders or equity holders of MacroGenics immediately prior to such transaction would own, immediately after consummation of such a transaction, less than [***] of the total voting power of MacroGenics, any successor entity, parent entity or other entity surviving such transaction; or (2) any transaction or series of transactions that would result, directly or indirectly, in the sale or transfer to a Third Party of (A) all or a majority of MacroGenics’ consolidated assets; or (B) a majority of MacroGenics’ consolidated assets which relate to this Agreement, whether, in the case of clause (1) or (2), by way of a merger, consolidation, sale, reorganization, recapitalization, tender or exchange offer, restructuring, sale, equity issuance, dual listing structure, joint venture, liquidation, dissolution or other business combination or extraordinary transaction, (iii) any person (other than any person that is eligible to file a Schedule 13G under the Exchange Act with respect to such ownership) or 13D group becomes the beneficial owner of twenty percent (20%) or more of the outstanding voting power of MacroGenics or (iv) MacroGenics enters into a voluntary or involuntary bankruptcy or insolvency proceeding under Applicable Laws and Regulations.

(c)    Nothing in this Agreement, including this Section 19.2 (Standstill), shall prohibit:
(i) Gilead or its Affiliates or its or their Representatives from acquiring or offering to acquire any securities of MacroGenics in connection with any mutual fund, pension plan or employee benefit plan managed on behalf of employees or former employees of Gilead or its Affiliates; or (ii) Gilead or any of its Affiliates or its or their Representatives from making a private proposal to, or engaging in discussions or confidentially communicating with the Board of Directors of MacroGenics or any officer or member of senior management of MacroGenics, on a confidential, non-public basis regarding, any of the transactions contemplated under this Section 19.2 (Standstill) in such a manner that would not reasonably be expected to require Gilead or MacroGenics to make any public disclosure with respect thereto under Applicable Laws and Regulations.

19.3    Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights

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and elections under the U.S. Bankruptcy Code. The Parties agree that a Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing Party (such Party, the “Involved Party”) under the U.S. Bankruptcy Code, the other Party (such Party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full. Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by Noninvolved Party. The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other Applicable Laws and Regulations.

19.4    Assignment; Change of Control.

(a)    Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, provided that each Party may assign its rights and obligations under this Agreement, without such consent from the other Party, to its Affiliate or any successor in interest in connection with the sale of all or substantially all of its assets or a sale of all or substantially of the business related to a Program, or a merger, acquisition or other similar transactions. For the avoidance of doubt, the terms and conditions of this Agreement shall be binding on the permitted successors and assignees of each Party.

(b)    If MacroGenics undergoes a Change of Control, then

(i)    MacroGenics will notify Gilead thereof within [***] upon the closing of the Change of Control; provided that a public announcement within such period by or through a nationally recognized news organization recognized pharma/biotech industry news organization or forum of such closing shall be sufficient to provide such notification;

(ii)    If the MacroGenics Acquirer is Exploiting any Competitive Product, then MacroGenics will comply with the terms of Section 3.10(c) (Business Combinations);

(iii)    Notwithstanding anything to the contrary in this Agreement, Gilead will have the right, at its sole discretion, by written notice delivered to MacroGenics (or its successor) at any time within [***] following the written notice contemplated by the foregoing Section 19.4(b)(i) (Assignment; Change of Control), to (1) terminate any or all provisions of this Agreement providing for any delivery by Gilead to MacroGenics of Confidential Information of Gilead relating to activities contemplated by this Agreement, save only for the provisions of Article 10 (Payments), and (2) require MacroGenics and its Acquirer to adopt reasonable procedures, to be agreed upon by the Parties in writing, to prevent disclosure of Confidential Information of Gilead to MacroGenics’ Acquirer. For clarity this clause 19.4(b)(iii) (Assignment; Change of Control) does not limit any reporting obligations of Gilead that are financial in nature; and

(iv)    MacroGenics covenants that there will be no material change in the level or nature of efforts or resources expended by MacroGenics and its Affiliates, which material change would reasonably be expected to adversely impact MacroGenics’ ability to perform its obligations under this Agreement.

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19.5    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

19.6    Notices. All notices which are required or permitted hereunder shall be in a medium that has the capability to confirm the exact content, the times of transmission and receipt, and the identities or each sender and recipient of each communication sent through such medium. A communication to an intended recipient Party shall be deemed to be received by the intended recipient Party by the existence of documentation that clearly evidences such communication was sent through a medium permitted under this Agreement to an individual who was specifically designated by the recipient Party to receive such communication or, if no such designation was made, an individual who has routinely received communications with similar content under this Agreement on behalf of the recipient Party.

(a)    For notices to be communicated in writing, such notices shall be delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to MacroGenics, to:    9704 Medical Center Drive
Rockville, MD 20850
Attention: Chief Executive Officer Facsimile: (301) 251-5321

with copy to:
(which shall not constitute notice)

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if to Gilead, to:

with a copy to:

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 United States
Attention: Alliance Manager

Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 United States
Attention: General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given upon receipt.

19.7    Applicable Intellectual Property Law/Governing Law. All questions of inventorship shall be determined in accordance with U.S. patent laws. In respect to all other Patent issues related to the enforceability or validity of a Patent, the laws of the jurisdiction in which the applicable Patent is filed or granted shall govern.

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19.8    Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, including the Programs and licenses granted hereunder. All express or implied prior or contemporaneous agreements and understandings, either oral or written, with regard to the subject matter hereof, including with respect to the Programs and the licenses granted hereunder, are superseded by the terms of this Agreement, including the Existing CDA. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto. Any confidential information disclosed by the Parties pursuant to the Existing CDA shall be deemed to constitute Confidential Information under this Agreement.

19.9    Headings. The captions to the several Sections hereof are not a part of the Agreement, but are merely for convenience to assist in locating and reading the several Sections and Sections of this Agreement.

19.10    Independent Contractors. It is expressly agreed that MacroGenics and Gilead shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither MacroGenics nor Gilead shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

19.11    No Third Party Beneficiary Rights. Except as expressly set forth in this Agreement, this Agreement is not intended to and will not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

19.12    Performance by Affiliates. Each Party will have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

19.13    Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

19.14    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

19.15    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

19.16    Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

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19.17    Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

19.18    Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The words “include”, “includes,” “including” and “such as” shall be deemed to be followed by the phrase “without limitation”. The word “will” will be construed to have the same meaning and effect as the word “shall”. Any reference to any person or entity will be construed to include the person’s or entity’s successor and assigns. The words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not any particular provision. The word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement. Provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent,” “approve,” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging). References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise. All dollars are United States Dollars. Unless the context otherwise requires, countries shall include territories. References to any specific law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement law thereto. Except as otherwise expressly set forth in this Agreement, when applied to Gilead, the phrases “at its own cost and expense,” “at its sole cost and expense,” “at its cost and expense,” and similar phrases used in this Agreement do not preclude the possibility that Gilead may share such costs or expenses with a Third Party.

(Remainder of page intentionally left blank)

95

The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Gilead Sciences, Inc.	MacroGenics, Inc.
[***]	By:
[***]	Name:
[***]	Title:
[***]

[Signature Page to Collaboration Agreement]

DocuSign Envelope ID: 1F54EEC9-CC02-4CC7-B458-268EC436A598

The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Gilead Sciences, Inc.	MacroGenics, Inc.
[***]	[***]
[***]	[***]
[***]	[***]

[Signature Page to Collaboration Agreement]

Schedule 1.72

Knowledge Parties

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Schedule 1.80

MacroGenics Licensed Patents

[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]		[***]
[***]	[***]			[***]
[***]	[***]			[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]
[***]	[***]	[***]		[***]

[***]	[***]	[***]	[***]	[***]
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[***]	[***]	[***]	[***]	[***]
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Schedule 1.86

MacroGenics Platform

[***].

Schedule 1.88

MacroGenics Platform Trademarks

[***].

Schedule 1.114
[***].

[***].

Schedule 1.118
[***].

[***].

Schedule 1.151
Existing Upstream License Agreements

[***]

Schedule 3.7
Existing Upstream License Agreements Amendments

[***]:

Schedule 4.1(a)

CD123 Development Plan

[***]

Schedule 4.1(b)

Clinical Protocol Synopsis

[***]	[***]
[***]
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Schedule 5.2

Research Plan

Schedule 9.1(a)(i)

Existing CMO Agreements

[***]

127837668_29

Schedule 9.1(a)(iii)

Clinical Supply Agreement Key Terms

This term sheet outlines certain key terms that will be included in the Clinical Supply Agreement (“Clinical Supply Agreement”) to be entered into pursuant to Section 9.1(a)(iii) of the Collaboration and License Agreement between the Parties (the “Agreement”). Capitalized terms used but not defined in this term sheet will have the meaning attributed to them in the Agreement.

1. Purpose and Scope	Pursuant to the Clinical Supply Agreement, MacroGenics will Manufacture and supply exclusively to Gilead MGD024 Drug Products for use in Clinical Trials to be conducted by Gilead under the Agreement.
2. Products
MacroGenics will supply the MGD024 Drug Product [***], in accordance with the applicable specifications for such MGD024 Drug Product set forth in an exhibit to the Clinical Supply Agreement, as the same may be updated from time to time by agreement of the Parties (the “Specifications”). Unless otherwise agreed by the Parties, Gilead will be responsible for [***] MGD024 Drug Products.

3. Term	[***], unless otherwise mutually agreed by the Parties in writing or terminated earlier in accordance with its terms (“Supply Term”).
4. Purchase Orders
[***] MGD024 Drug Products for use in Clinical Trials as well as to [***] (“Purchase Orders”). Each Purchase Order will specify the quantities of the applicable MGD024 Drug Products being ordered [***] after MacroGenics’ receipt of a Purchase Order, MacroGenics will confirm the [***] MGD024 Drug Product ordered under such Purchase Order [***] Purchase Order provided by Gilead; provided that the [***]. From time to time, Gilead will discuss at the JSC its requirements of MGD024 Drug Products for Clinical Trials under the Agreement.

5. Supply Price; Invoicing and Delivery
MacroGenics will supply MGD024 Drug Products to Gilead at a supply price equal to [***] (as defined in the Agreement) incurred by MacroGenics to Manufacture a batch of MGD024 Drug Product for clinical supply purposes (the “MGD024 Transfer Price”).

[***] to have an independent public accounting firm audit MacroGenics’ books and records to verify the accuracy of the [***]. Any overcharges shall be reimbursed to Gilead.
MacroGenics will invoice Gilead for [***] MGD024 Transfer Price of MGD024 Drug Products ordered pursuant to a Purchase Order [***] for such MGD024 Drug Products (the “Delivery Date”). Gilead will pay all undisputed invoiced amounts within [***] after the date of the invoice.
All MGD024 Drug Products will be delivered to Gilead [***] to be defined in the Clinical Supply Agreement.

6. Applicable Laws and Regulations	The national, federal, regional, state and provincial laws of the United States, EU and any other jurisdictions the Parties may agree on, including cGMP, GCP and GBPS of such jurisdictions.
7. Product Warranty
MacroGenics shall use Commercially Reasonable Efforts to Manufacture and deliver to Gilead MGD024 Drug Products. The MGD024 Drug Product (a) shall be in conformity with the applicable Specifications; (b) shall have been Manufactured in conformance with applicable cGMP and Applicable Laws and Regulations, the Agreement, the Clinical Supply Agreement and the Clinical Quality Agreement; (c) shall have been Manufactured in facilities that are in compliance with Applicable Laws and Regulations at the time of such Manufacture (including applicable inspection requirements of the FDA, its EU counterparts and other Regulatory Authorities agreed to by the Parties); (d) shall not be adulterated under the FFDCA, its EU counterparts, and similar provisions of the laws of other jurisdictions agreed to by the Parties; and (e) shall have a minimum shelf life as agreed upon by the Parties and incorporated into the Clinical Supply Agreement (collectively, the “Product Warranty”). MacroGenics shall be responsible for maintaining all regulatory approvals and compliance of the Manufacturing Facility with cGMP requirements and applicable law.

Prior to shipment of any MGD024 Drug Product to Gilead, MacroGenics will conduct all QC and QA activities necessary to ensure that such MGD024 Drug Product meets the Product Warranty, including all activities set forth under the Clinical Quality Agreement, and will release such MGD024 Drug Product in compliance with the Product Warranty and Clinical Quality Agreement.

8. Product Inspection / Replacement of Failed Batches
Gilead will have [***] after delivery to inspect any MGD024 Drug Products and during such [***], Gilead may reject those lots that do not meet the Specifications. If Gilead identifies any MGD024 Drug Product during such [***] that do not meet Specification or subsequently identifies a latent defect of the MGD024 Drug Product that causes such MGD024 Drug Product to not meet Specifications, MacroGenics will use Commercially Reasonable Efforts to replace such
MGD024 Drug Product as soon as reasonably practicable, at MacroGenics’ sole cost and expense, or if MacroGenics is unable to replace such MGD024

Drug Product, then refund Gilead for the amounts paid for such rejected MGD024 Product.
If the Parties disagree as to whether there is a latent defect, then such dispute will be resolved by a root cause analysis conducted by an independent laboratory (with such process to be further specified in the Clinical Supply Agreement).

9. Subcontracting
MacroGenics may only subcontract fill and finishing of the MGD024 Drug Product [***] other fill and finishing subcontractors agreed to by the Parties. Additionally, MacroGenics may subcontract with testing labs and storage facilities.

10. Ownership of Intellectual Property	Ownership of all Intellectual Property developed by the Parties in the course of the performance of the Clinical Supply Agreement will be governed by the Agreement.
11. Indemnification	The indemnification obligations and limitations on liability set forth in Article 15 of the Agreement will apply, mutatis mutandis.
12. Quality Agreement
In conjunction with the Clinical Supply Agreement, the Parties will enter into a customary clinical quality agreement governing issues related to the quality of the MGD024 Drug Products to be supplied by MacroGenics under the Clinical Supply Agreement (the “Quality Agreement”).
MacroGenics will be responsible for the manufacturer release of a cGMP batch of the MGD024 Drug Product to Gilead according to the Specifications and cGMP requirements, including providing a certificate of analysis and a certificate of compliance.
Either the Clinical Supply Agreement or the Clinical Quality Agreement will provide that [***] MGD024 Drug Products [***].
Gilead will have the right to audit MacroGenics’ Facility with up to [***] participating in any on-site visits and to the extent permitted by the applicable agreement, to the facilities of MacroGenics’ vendors and subcontractors no more than [***] for quality and regulatory purposes unless for cause, as set forth in the Clinical Quality Agreement.

13. Termination; Supply Failure
The Clinical Supply Agreement may be terminated by either Party for the other Party’s uncured material breach, insolvency or by Gilead due to a Supply Failure which is not cured by MacroGenics.
If, (a) in any given [***] of the [***] of MGD024 Drug Product ordered by Gilead for delivery with respect to such period is [***], then in either such case,
Gilead will have the right to terminate the Clinical Supply Agreement after providing written notice to MacroGenics of such failure to supply.

[***].
14. Assignment	The Clinical Supply Agreement may be assigned by either Party in connection with a permitted assignment of the Agreement by such Party in accordance with Section 19.4 of the Agreement.
15. Applicable Law, Dispute Resolution	Article 17 of the Agreement will apply to the Clinical Supply Agreement, mutatis mutandis.
16. Additional Terms	The Clinical Supply Agreement will include additional terms and conditions relating to clinical supply that are customary in clinical supply agreements for biologic products.

Schedule 10.4(c)(iii)

Special Offset and Indemnification

1.    Acquisition of Rights to the Identified Patent.
a.    During the CD123 Development Term. During the CD123 Development Term, MacroGenics will have the [***] Exploit the Licensed Molecules or Licensed Products in the Territory (“Identified Patent Rights” and such agreement, an “Identified Patent Upstream License”) and notwithstanding Section 3.8(d) (Responsibility for Payments under Upstream License Agreements), MacroGenics will be [***] Identified Patent Upstream License. MacroGenics will ensure that the terms of any Identified Patent Upstream License that also grants right for any other molecule or product being Exploited by MacroGenics or a sublicensee of MacroGenics [***] the Licensed Molecules or Licensed Products. Prior [***] Identified Patent Upstream License, MacroGenics will [***] with respect to such agreement, and [***] the Identified Patent such that MacroGenics or its Affiliate [***]. MacroGenics may request, [***] Identified Patent Upstream License [***] Identified Patent Upstream License, and Gilead [***]; provided that, in the event that MacroGenics [***].

b.    After the CD123 Option Effective Date. From and after the CD123 Option Effective Date, Gilead will have the [***] Exploitation of Licensed Molecules or Licensed Products under this Agreement; provided that, prior to the [***]. Notwithstanding Section 10.4(c)(iii) [***] if Gilead or its Affiliates [***] Gilead or its Affiliate is subject to a [***] Exploitation of any Licensed Molecule or Licensed Product in one or more countries in the Territory under this Agreement, then, in each case ((a) and (b)), Gilead will [***] MacroGenics upon or after Initiation of a Pivotal Clinical Trial for a Licensed Product under this Agreement (including, for clarity, [***]

2.    [***]. In no event will [***], collectively with the other [***] MacroGenics for a given Calendar Quarter [***] of the amount otherwise payable under Section 10.2 (Development and Regulatory Milestone Payments), 10.3 (Commercial Milestone Payments) or 10.4 (Royalties on Net Sales), as applicable, with respect to an applicable Licensed Product. Gilead may [***] and this Schedule 10.4(c)(iii) (Special Offset and Indemnification) that are [***] Calendar Quarter but are not [***] MacroGenics in such Calendar Quarter as a result of the [***] MacroGenics in any subsequent Calendar Quarter [***].

3.    Indemnification Obligations. In addition to Section 15.2 (By MacroGenics), MacroGenics agrees to indemnify and hold harmless the Gilead Indemnitee(s) from and against all Losses incurred in connection with any Third Party Claims [***] (a) to the extent [***] Identified Patent Upstream License (by either MacroGenics with Gilead as a sublicensee thereunder or Gilead) or (b) [***] Identified Patent Upstream License, and except in all cases, to the extent such Third Party Claims arise from any action for which Gilead has an indemnification obligation to a MacroGenics Indemnitee under Section 15.1 (By Gilead), subject to the procedures set forth in Section 15.3 (Indemnification Procedures), mutatis mutandis.

Schedule 12.1(f)

Third Party Confidential Information

Notwithstanding any provision to the contrary in Section 12.1 (Nondisclosure Obligation), the following obligations will apply, and to the extent there is any conflict with the obligations in Section 12.1 (Nondisclosure Obligation) will supersede, solely with respect to any [***] that is clearly marked as [***]:

    The confidentiality and non-use obligations will remain in place until the later of (a) [***].

    [***]

    [***] (a) its directors, officers, consultants and employees (i) with a need to know such [***] and (ii) who are bound by written confidentiality obligations at least as stringent as those set forth in this Agreement (including this Schedule) and (b) regulatory or governmental agencies for the purpose of regulatory compliance and for review for registration and use of the Licensed Molecules and Licensed Products.

    The Receiving Party may provide [***] to its Affiliates and its Representatives who have a need to know or are directly concerned with the Receiving Party’s obligations or exercise of rights [***]. The Receiving Party will advise its Representatives receiving [***] of its proprietary nature and have in place a written agreement covering these confidentiality obligations, and use reasonable safeguards to prevent its Representatives unauthorized use or disclosure of [***].

For purposes of this Schedule, “Representatives” means any officers, representatives, agents, subcontractors, employees, service providers, sublicensee or other Third Party under control or direction of the Receiving Party.

Schedule 12.3(a)

Press Release

Gilead Contacts:    MacroGenics Contact:

Jacquie Ross, Investors    Jim Karrels, Senior Vice President, CFO
investor_relations@gilead.com    info@macrogenics.com

Marian Cutler, Media Marian.Cutler1@gilead.com

Confidential Draft –Not for Distribution

GILEAD AND MACROGENICS ANNOUNCE ONCOLOGY COLLABORATION TO DEVELOP BISPECIFIC ANTIBODIES

– Gilead Granted Exclusive Option to License MGD024, a Phase 1 CD123×CD3 DART® Molecule with Potential to Treat Various Hematologic Malignancies –

– Potential for Companies to Collaborate on Two Additional Future Research Programs –

Foster City, Calif., and Rockville, Md. October 17, 2022 – Gilead Sciences, Inc. (Nasdaq: GILD) and MacroGenics (NASDAQ: MGNX) today announced an exclusive option and collaboration agreement to develop MGD024, an investigational, bispecific antibody that binds CD123 and CD3 using MacroGenics’ DART® platform, and two additional bispecific research programs. The collaboration agreement grants Gilead the option to license MGD024, a potential treatment for certain blood cancers, including acute myeloid leukemia (AML) and myelodysplastic syndromes (MDS).

A leader in the bispecific antibody space, MacroGenics has extensive experience applying its proprietary DART platform to develop novel therapeutics. MGD024 is a next-generation, bispecific that incorporates a CD3 component that is designed to minimize cytokine-release syndrome (CRS), a potentially life- threatening toxicity, while increasing the magnitude of antitumor activity with a longer half-life to permit intermittent dosing.

“MacroGenics’ bispecific expertise naturally complements Gilead’s portfolio strengths in immuno- oncology and our growing hematology franchise,” said Bill Grossman, MD, PhD, Senior Vice President, Oncology Clinical Development, Gilead Sciences. “We believe MGD024, with its potential to reduce CRS and permit intermittent dosing through a longer half-life, could translate to more patient-friendly dosing and enhanced clinical outcomes for people living with AML and MDS. This partnership is the latest in our efforts to develop and advance transformative new cancer therapies as we deepen our portfolio across oncology indications.”

Scott Koenig, MD, PhD, President, and CEO, MacroGenics said, “Rapid advances over the last decade have made CD123 a very promising target in oncology research. Advancing our bispecific DART molecule, MGD024, through a strategic collaboration with the team at Gilead will accelerate our ability to drive further development of MGD024 to the potential benefit of people living with blood cancers.”

MacroGenics will be responsible for the ongoing Phase 1 study for MGD024 during which Gilead may elect to exercise its option to license the program at predefined decision points. The Phase 1 study will include a dose escalation segment and an expansion segment that is intended to evaluate MGD024 as monotherapy and in combination with other therapies across multiple indications.

Financial Considerations
As part of the agreement, Gilead will pay MacroGenics an upfront payment of $60 million and MacroGenics will be eligible to receive up to $1.7 billion in target nomination, option fees, and development, regulatory and commercial milestones. MacroGenics will also be eligible to receive tiered, double-digit royalties on worldwide net sales of MGD024 and a flat royalty on worldwide net sales of products under the two research programs.

Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission (SEC), Gilead no longer excludes acquired IPR&D expenses from its non-GAAP financial measures and expects the transaction with MacroGenics to reduce Gilead’s GAAP and non-GAAP 2022 EPS by approximately $0.04.

About MacroGenics, Inc.
MacroGenics is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the company's website at www.macrogenics.com. MacroGenics, the MacroGenics logo, and DART are trademarks or registered trademarks of MacroGenics, Inc.

About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.

Gilead Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties, and other factors, including the ability of the parties to complete the transaction in a timely manner or at all; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that Gilead may not realize the potential benefits of this collaboration with MacroGenics or its other investments in oncology; difficulties or unanticipated expenses in connection with the collaboration and the potential effects on Gilead’s revenues and earnings; Gilead’s ability to achieve its anticipated full year 2022 financial results; the ability of the parties to initiate, progress or complete clinical trials within currently anticipated timelines or at all, and the possibility of unfavorable results from ongoing or additional trials, including those involving MGD024 or future research programs; the ability of the parties to file applications for regulatory approval or receive regulatory approvals in a timely manner or at all, including those involving MGD024 or future research programs, and the risk that any such approvals may be subject to significant limitations on use; the possibility that the parties may make a strategic decision to terminate the collaborations, including the development of MGD024 or future research programs, at any time; and any assumptions underlying any of the foregoing. These and other risks, uncertainties and other factors are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the U.S. Securities and Exchange Commission. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The reader is cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation and disclaims any intent to update any such forward-looking statements.

MacroGenics Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics, including statements about the MacroGenics’ strategy, future operations, clinical development of MGD024, including initiation and enrollment in clinical trials for MGD024, the consummation of the transactions discussed in this press release, milestone or option payments from Gilead and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward- looking statements as a result of various important factors, including: risks that MGD024 may not provide a significant clinical benefit to patients with certain blood cancers; the uncertainties inherent in the initiation and enrollment of clinical trials; the availability of financing to fund the development of MGD024 and MacroGenics’ other product candidates; availability and timing of data from ongoing clinical trials; expectations for developing further programs under the collaboration agreement with Gilead; the possibility that the parties may make a strategic decision to terminate the collaborations, including the development of MGD024 or future research programs, at any time; expectations for the timing and steps required in the regulatory review process for MGD024; expectations for regulatory approvals; expectations of milestone payments; the impact of competitive products; economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict; public health crises such as the COVID-19 pandemic; and other risks described in the MacroGenics’ filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent MacroGenics’ views only as of the date hereof. MacroGenics anticipates that subsequent events and developments will cause MacroGenics’ views to change. However, while MacroGenics may elect to update these forward-looking statements at some point in the future, MacroGenics specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing MacroGenics’ views as of any date subsequent to the date hereof.

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Schedule 14.1

Exceptions to the Representations and Warranties of MacroGenics

Section 14.1(r) (Representations and Warranties of MacroGenics): [***].

    [***].

    [***].